SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                Mountbatten, Inc.
             ------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

             ------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          1)   Title of each class of securities to which transaction applies:
               Common Stock, par value $.001 per share

          2)   Aggregate number of securities to which transaction applies:
               2,533,330 shares outstanding and 718,000 shares subject to options and warrants

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $14.60 for each share outstanding ($36,989,538) and the amount by which $14.60 exceeds the exercise price per share of each option and warrant ($5,493,950)

          4) Proposed maximum aggregate value of transaction: approximately $42,500,000

          5)   Total fee paid: $8,500

[X]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:___________________________
         2)       Form, Schedule or Registration Statement No.:_________________
         3)       Filing Party:__________________
         4)       Date Filed:____________________

                                MOUNTBATTEN, INC.
                                33 Rock Hill Road
                         Bala Cynwyd, Pennsylvania 19004


Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Mountbatten, Inc. (the "Company") to be held at 10:00 a.m., local time, on July 28, 1998 at the Company's offices at 33 Rock Hill Road, Bala Cynwyd, Pennsylvania 19004.

         At the Special Meeting, you will be asked to consider and vote upon the approval and adoption of an Agreement and Plan of Merger (the "Merger Agreement") dated as of May 6, 1998 among the Company, Fidelity and Deposit Company of Maryland ("F&D") and F&D Merger Sub, Inc. ("Merger Sub") and to consider and vote upon an amendment to the Company's Articles of Incorporation (the "Amendment") to create the capital structure for the Company following the Merger (as defined below) contemplated by the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to the Proxy Statement accompanying this letter, and a copy of the Amendment is attached as Appendix B. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger") and the Company will become a wholly owned subsidiary of F&D.

         In summary, the Merger Agreement provides that upon the Merger each share of Common Stock, par value $.001 per share, of the Company (the "Common Stock") that is issued and outstanding at the time the Merger is consummated (the "Effective Time"), other than shares held by shareholders who perfect their statutory dissenters rights, will be canceled and extinguished and converted automatically into the right to receive an amount in cash, without interest, equal to $14.60 per share of Common Stock (the "Merger Price"). The Merger Agreement also provides that the Company will use reasonable efforts to provide that as of the Effective Time, each outstanding option or warrant to purchase Common Stock, whether or not then exercisable, will be canceled and, in consideration thereof, each holder of an option or warrant will receive from the Company an amount in cash, without interest, equal to the excess of the Merger Price over the exercise price per share of the option or warrant multiplied by the number of shares of Common Stock subject to the option or warrant.

         Complete information concerning the Merger, a description of the business of the Company, certain financial information relating to the Company and the complete text of the Merger Agreement and the Amendment are set forth in the accompanying Proxy Statement and the Appendices thereto.

         The Company's Board of Directors and management are enthusiastic about the prospect of the Merger and believe that it offers significant advantages to the Company, its shareholders, its insureds and its employees. The Board also believes that the Merger will strengthen the ability of the Company to compete and enhance its business potential through the expansion of its high quality delivery of innovative financial and construction underwriting services to all 50 states, access to the F&D agency network and insurance licenses and cost efficiencies.

         Following the Merger, the Company's senior management will continue to hold their current positions and the Company will operate as an independently managed wholly owned subsidiary of F&D.

         The Company's Board of Directors has unanimously approved the proposed Merger after considering various factors, including the fairness opinion of Pennsylvania Merchant Group, the Company's financial advisor, and believes that the Merger is in the best interests of the Company and its shareholders. A copy of the fairness opinion is included as an Appendix in the accompanying Proxy Statement. The Company's Board of Directors unanimously recommends that you vote "FOR" approval and adoption of the Merger Agreement and the Amendment.

         Approval and adoption of the Merger Agreement and of the Amendment requires the affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting by the holders of the Common Stock. It is important that your shares be represented at the Special Meeting, regardless of the number of shares you hold. Therefore, please complete, sign and date the enclosed proxy card and return it in the enclosed envelope as soon as possible, whether or not you plan to attend the Special Meeting. Returning the proxy card will not affect your right to revoke your proxy as described in the accompanying Proxy Statement or to attend the Special Meeting.

                                         Sincerely,



                                         Kenneth L. Brier,
                                         President and Chief Executive Officer
July 1, 1998

                                MOUNTBATTEN, INC.


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 28, 1998



To the Shareholders of Mountbatten, Inc.:

         A Special Meeting of Shareholders (the "Special Meeting") of Mountbatten, Inc. (the "Company") will be held at 10:00 a.m., local time, on Tuesday, July 28, 1998, at the Company's offices, 33 Rock Hill Road, Bala Cynwyd, Pennsylvania 19004, for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of May 6, 1998 (the "Merger Agreement") among the Company, Fidelity and Deposit Company of Maryland ("F&D") and F&D Merger Sub, Inc. ("Merger Sub"), a copy of which is attached as Appendix A to the Proxy Statement accompanying this Notice. Pursuant to the Merger Agreement, Merger Sub will merge (the "Merger") with and into the Company, and the Company will become a wholly owned subsidiary of F&D. As a result of the Merger, (i) each share of Common Stock, par value $.001 per share, of the Company (the "Common Stock") that is issued and outstanding at the time the Merger is consummated (the "Effective Time"), other than shares held by shareholders who perfect their statutory dissenters rights, will be canceled and extinguished and converted automatically into the right to receive an amount in cash, without interest, equal to $14.60 per share of Common Stock (the "Merger Price") and
(ii) the Company will use reasonable efforts to provide that each outstanding option or warrant to purchase Common Stock, whether or not then exercisable, will be canceled and the holder of such option or warrant will receive an amount in cash, without interest, equal to the excess of the Merger Price over the exercise price per share of the option or warrant multiplied by the number of shares of Common Stock subject to the option or warrant;

         2. To consider and vote upon a proposal to approve and adopt an amendment to the Company's Articles of Incorporation (the "Amendment"), a copy of which is attached as Appendix B to the Proxy Statement accompanying this Notice, so that, as amended at the Effective Time, the Company's Articles of Incorporation will authorize the issuance of 19,800,000 shares of Class A Common Stock, par value $.001 per share, 200,000 shares of non-voting Class B Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share; and

         3. To transact such other business as may properly come before the Special Meeting and any adjournment, postponement or continuation thereof.

         The Board of Directors has fixed the close of business on June 19, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Approval and adoption of the Merger Agreement and of the Amendment will require the affirmative vote of a majority of the votes cast in person or by proxy by the holders of Common Stock at the Special Meeting, provided a quorum is present.

         Holders of Common Stock have the right to dissent from the Merger and to obtain payment for their shares by following the procedures prescribed in Subchapter 15D of the Pennsylvania Business Corporation Law of 1988 which is attached as Appendix D to, and summarized under "The Merger and the Merger Agreement - Dissenters Appraisal Rights" in, the accompanying Proxy Statement.

         THE BOARD OF DIRECTORS OF THE COMPANY HAS CAREFULLY CONSIDERED THE TERMS OF THE MERGER AGREEMENT AND HAS UNANIMOUSLY CONCLUDED THAT SUCH TERMS ARE FAIR AND THAT THE PROPOSED MERGER IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF COMMON STOCK VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE AMENDMENT.

                                          By Order of the Board of Directors,



                                          Kenneth L. Brier,
                                          President and Chief Executive Officer

July 1, 1998


                                    IMPORTANT

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES THAT YOU HOLD. THEREFORE, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. IF YOU ARE UNABLE TO ATTEND, YOUR SHARES WILL BE VOTED AS SPECIFIED IN ANY COMPLETED PROXY CARD RETURNED BY YOU. RETURNING THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT OR TO ATTEND THE SPECIAL MEETING PERSON.

                                MOUNTBATTEN, INC.
                                33 Rock Hill Road
                         Bala Cynwyd, Pennsylvania 19004

                              --------------------

                                 PROXY STATEMENT
                              --------------------


        SPECIAL MEETING OF SHAREHOLDERS TO BE HELD TUESDAY, JULY 28, 1998



         This Proxy Statement is being furnished to shareholders of Mountbatten, Inc., a Pennsylvania corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at a special meeting of the Company's shareholders and any adjournment, postponement or continuation thereof (the "Special Meeting") to be held on Tuesday, July 28, 1998 at 10:00 a.m., local time, at the Company's offices at 33 Rock Hill Road, Bala Cynwyd, Pennsylvania. This Proxy Statement, the accompanying letter to shareholders, the Notice of Special Meeting and the proxy card enclosed herewith are first being mailed to the Company's shareholders on or about July 1, 1998.

         This Proxy Statement relates to (i) the proposed merger (the "Merger") of F&D Merger Sub, Inc., a Pennsylvania corporation ("Merger Sub") and a wholly owned subsidiary of Fidelity and Deposit Company of Maryland, a Maryland corporation ("F&D"), with and into the Company pursuant to an Agreement and Plan of Merger dated as of May 6, 1998 (the "Merger Agreement") among the Company, F&D and Merger Sub and (ii) an amendment (the "Amendment") to the Company's Articles of Incorporation. See "The Merger and the Merger Agreement," "Amendment to the Company's Articles of Incorporation" and "The Related Agreements."

         At the Special Meeting, the Company's shareholders will consider and vote upon a proposal to approve and adopt the Merger Agreement and a proposal to approve and adopt the Amendment. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, and the Company will become a wholly owned subsidiary of F&D. As a result of the Merger, (i) each share of common stock, par value $.001 per share, of the Company (the "Common Stock") that is issued and outstanding at the time the Merger is consummated (the "Effective Time"), other than shares ("Dissenting Shares") held by shareholders who perfect their statutory dissenters rights, will be canceled and extinguished and converted automatically into the right to receive an amount in cash, without interest, equal to $14.60 per share of Common Stock (the "Merger Price") and (ii) the Company will use reasonable efforts to provide that each outstanding option or warrant to purchase Common Stock, whether or not then exercisable, will be canceled and the holder of such option or warrant will receive an amount in cash, without interest, equal to the excess of the Merger Price over the exercise price per share of the option or warrant multiplied by the number of shares of Common Stock subject to the option or warrant. See "The Merger and the Merger Agreement - Payment for Common Stock."

         Shares of Common Stock represented by proxies in the accompanying form, if duly executed and received by the Board of Directors before the Special Meeting, will be voted at the Special Meeting in accordance with the specifications made thereon by the shareholders. Any proxy not specifying to the contrary will be voted in favor of the approval and adoption of the proposals referred to in the Notice of Special Meeting. A shareholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the Special Meeting and voting in person.

         The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company in person or by telephone or telegram by the Company's regular officers and employees, none of whom will receive special compensation for such services. The Company, upon request therefor, will also reimburse brokers or persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

         Only holders of Common Stock of record at the close of business on June 19, 1998 will be entitled to notice of and to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on all matters to come before the Special Meeting.

         As of the close of business on June 19, 1998, the Company had outstanding 2,533,330 shares of Common Stock. The presence in person or by proxy of the holders of a majority of the outstanding shares will constitute a quorum at the Special Meeting.

         Holders of Common Stock have the right to dissent from the Merger and to obtain payment for their shares by following the procedures prescribed in Subchapter 15D of the Pennsylvania Business Corporation Law of 1988 (the "PBCL") which is attached as Appendix D to, and summarized under "The Merger and the Merger Agreement - Dissenters Appraisal Rights" in, the accompanying Proxy Statement. See "The Merger and the Merger Agreement - Dissenters Appraisal Rights."

                                Table of Contents
                                                                            Page
                                                                            ----
SUMMARY..................................................................      1
   Parties to the Merger.................................................      1
   The Special Meeting...................................................      2
   Vote Required; Record Date............................................      2
   The Merger and the Merger Agreement...................................      3
   The Related Agreements................................................      8
   Market Prices and Dividends...........................................     10
INTRODUCTION.............................................................     11
VOTING AND PROXIES.......................................................     11
   Record Date; Solicitation of Proxies..................................     11
   Vote Required.........................................................     12
   Stock Ownership of Management and Certain Beneficial Owners...........     13
THE MERGER AND THE MERGER AGREEMENT......................................     15
   General...............................................................     15
   Background of the Merger..............................................     16
   Recommendation of the Special Committee and of the
     Board of Directors; The Company's Reasons for the
     Merger; Opinion of Financial Advisor................................     18
   Interests of Certain Persons in the Merger............................     24
   Effective Time of the Merger..........................................     26
   Payment for Common Stock..............................................     26
   Certain Other Effects of the Merger...................................     27
   Insurance Department Approval.........................................     27
   Antitrust Matters.....................................................     28
   Accounting Treatment..................................................     28
   Terms of the Merger...................................................     28
   Conditions to Consummation of the Merger; Representations
     and Warranties; Certain Covenants...................................     29
   Management and Operations of the Company after the Merger.............     32
   Termination; Fees and Expenses; Plans of the Company If the
     Merger Is Not Consummated...........................................     33
   Source and Amount of Funds............................................     34
   Federal Income Tax Consequences of the Merger.........................     34
   Dissenters Appraisal Rights...........................................     35
THE RELATED AGREEMENTS...................................................     38
   General...............................................................     38
   The Voting Agreement..................................................     39
   The Contribution Agreement............................................     40
   The Shareholders Agreements...........................................     41
   The Noncompetition Agreements.........................................     43
AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.....................     43
INFORMATION CONCERNING THE COMPANY.......................................     44
   Business..............................................................     44
   Management's Discussion and Analysis of Financial Condition
     and Results of Operations...........................................     50

                                       (i)

ADDITIONAL INFORMATION...................................................     57
   Independent Public Accountants........................................     57
   Available Information.................................................     57
OTHER PROPOSALS..........................................................     58
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS...............................     59


APPENDICES:

   Agreement and Plan of Merger, dated as of May 6, 1998, among Fidelity and Deposit Company of Maryland, F&D Merger Sub, Inc. and
     Mountbatten, Inc....................................................    A-1
   Amendment to the Company's Articles of Incorporation..................    B-1
   Opinion of Pennsylvania Merchant Group................................    C-1
   Subchapter 15D and Section 1930 of the Pennsylvania
     Business Corporation Law............................................    D-1
   The Related Agreements
     Voting Agreement, dated as of May 6, 1998, among Fidelity and Deposit
       Company of Maryland, F&D Merger Sub, Inc., Kenneth L.
       Brier, Ted A. Drauschak and Jack Brier............................   EI-1
     Contribution Agreement, dated as May 6, 1998, among
       Fidelity and Deposit Company of Maryland, F&D Merger Sub,
       Inc., Kenneth L. Brier and Ted A. Drauschak.......................  EII-1
     Form of Shareholders Agreement among Fidelity and Deposit
       Company of Maryland, Mountbatten, Inc., Kenneth L. Brier
       and Ted A. Drauschak.............................................. EIII-1
     Form of Noncompetition and Termination Agreement among
       Mountbatten, Inc., Fidelity and Deposit Company of Maryland,
       Kenneth L. Brier and Ted A. Drauschak.............................  EIV-1



                                      (ii)

                                     SUMMARY


         The following is a summary of certain information contained elsewhere in this Proxy Statement. This Summary does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information appearing elsewhere in this Proxy Statement and the Appendices hereto.

                              Parties to the Merger

Mountbatten, Inc.

         The Company commenced operations in February 1992 and acts as a holding company for The Mountbatten Surety Company, Inc. (the "Surety Company") and HMS Dreadnought, Inc. ("Dreadnought"). The Surety Company has been engaged since October 1992 in the underwriting of surety bonds, primarily contract bonds. Contract bonds constitute a speciality market within the property and casualty insurance industry and are generally posted by contractors or subcontractors to guarantee completion of their work on government and private construction contracts. Dreadnought commenced operations in February 1997. It provides escrow, dispute resolution, claims handling and construction management services to the Company.

         The Company operates from a single location in Bala Cynwyd, Pennsylvania. The mailing address of the Company's principal executive offices is 33 Rock Hill Road, Bala Cynwyd, Pennsylvania 19004, and its telephone number is (610) 664-2259.

Fidelity and Deposit Company of Maryland

         The Fidelity and Deposit Group, led by F&D, offers specialized bonding and insurance products through independent agents. F&D, originally established in 1890 and restructured in 1980, is licensed as a property-casualty insurer in all 50 states plus the District of Columbia, Puerto Rico, the Virgin Islands and Guam. In 1997, its premium volume was spread between surety insurance 47%, fire and casualty insurance 33%, fidelity insurance 14% and credit insurance 6%.

         F&D owns 100% of Colonial American Casualty and Surety Company, a Maryland domestic insurer, which is currently licensed in 44 states. It also owns 100% of 300 Saint Paul Corporation, a Maryland corporation, which is a real estate holding company. It owns 51% of Maryland Netherlands Credit Insurance Company, a Maryland corporation, which engages in writing commercial credit insurance. The remaining 49% of Maryland Netherlands Credit Insurance Company is owned by NCM, a leading European credit insurance company located in Amsterdam, The Netherlands. F&D is 100% owned by Maryland Casualty Company, which is a member of the Zurich Group of Companies. The ultimate controlling person of F&D and the beneficial owner of all of its outstanding capital stock is Zurich Insurance Company.

         The mailing address of F&D's principal executive offices is 300 St. Paul Place, Baltimore, Maryland 21202, and its telephone number is (410) 539-0800.

F&D Merger Sub, Inc.

         Merger Sub, a Pennsylvania corporation, is a wholly owned subsidiary of F&D that was formed by F&D solely for the purpose of effecting the Merger. The mailing address of Merger Sub's principal executive offices is c/o Fidelity and Deposit Company of Maryland, 300 St. Paul Place, Baltimore, Maryland 21202, and its telephone number is (410) 539-0800.

                               The Special Meeting

Purposes of the Meeting; Date, Time and Place

         The Special Meeting will be held on Tuesday, July 28, 1998 at 10:00 a.m., local time, at the Company's principal executive offices, 33 Rock Hill Road, Bala Cynwyd, Pennsylvania for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement, pursuant to which among other things (i) each share of Common Stock that is issued and outstanding at the Effective Time, other than Dissenting Shares, will be canceled and extinguished and converted automatically into the right to receive the Merger Price and (ii) the Company will use reasonable efforts to provide that each outstanding option or warrant to purchase Common Stock, whether or not then exercisable, will be canceled and the holder of such option or warrant will receive an amount in cash, without interest, equal to the excess of the Merger Price over the exercise price per share of the option or warrant multiplied by the number of shares of Common Stock subject to the option or warrant;

         2. To consider and vote upon a proposal to approve and adopt the Amendment, a copy of which is attached as Appendix B to this Proxy Statement; and

         3. To transact such other business as may properly come before the Special Meeting and any adjournment, postponement or continuation thereof.

                           Vote Required; Record Date

         Approval and adoption of each of the Merger Agreement and the Amendment requires the affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting by the holders of the Common Stock, assuming a quorum is present. The Board of Directors has fixed the close of business on June 19, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting. As of the Record Date, 2,533,530 shares of Common Stock were outstanding, each of which is entitled to one vote on each matter to be acted upon at the Special Meeting. See "The Related Agreements - The Voting Agreement."

                       The Merger and the Merger Agreement

General

         At the Effective Time, (i) the separate existence of Merger Sub will cease and Merger Sub will merge with and into the Company, and the Company will be the surviving corporation (the "Surviving Corporation"), (ii) the Company will become a wholly owned subsidiary of F&D, (iii) each issued and outstanding share of Common Stock of the Company, other than any Dissenting Shares, will be canceled and extinguished and be converted into the right to receive $14.60 in cash payable to the holder thereof, without interest and (iv) the Company will use reasonable efforts to provide that each outstanding option or warrant to purchase Common Stock, whether or not exercisable at the Effective Time, will be canceled and the holder of such option or warrant will receive an amount in cash, without interest, equal to the excess of the Merger Price over the exercise price per share of the option or warrant multiplied by the number of shares of Common Stock subject to the option or warrant.

         Pursuant to the Merger Agreement, the Company will amend its Articles of Incorporation prior to the Effective Time as set forth in the Amendment, subject to the approval and adoption thereof by the Company's shareholders. The Articles of Incorporation of the Company, as amended, will be the Articles of Incorporation of the Surviving Corporation and will authorize the issuance of capital shares consisting of 19,800,000 shares of voting Class A Common Stock, par value $.001 per share, 200,000 shares of non-voting Class B Common Stock, par value $.001 per share and 5,000,000 shares of Preferred Stock, par value $.001 per share.

         Following the adoption of the Amendment and the consummation of the Merger, F&D will own all of the outstanding shares of Class A Common Stock of the Company, representing a 94% equity interest in the Company, and Kenneth L. Brier, Chief Executive Officer and a director of the Company, and Ted A. Drauschak, Executive Vice President and a director of the Company, will own in the aggregate 174,578 shares of Class B Common Stock, representing an aggregate 6% equity interest in the Company. See "The Merger and the Merger Agreement - General; Interests of Certain Persons in the Merger," "Amendment to the Company's Articles of Incorporation" and "The Related Agreements."

Background of the Merger

         For information relating to the background and chronology of the Merger and the Merger Agreement, see "The Merger and the Merger Agreement - Background of the Merger."

Recommendation of the Special Committee and of the Company's Board of Directors; Reasons for the Merger

         On April 22, 1998, the Company appointed J. Michael Adams and Thomas P. Garry as the members of a special committee (the "Special Committee") of the Company's Board of Directors to review and approve the Merger Agreement and the Related Agreements (as hereinafter defined). The Special Committee and the Board of Directors, at special meetings thereof held on May 6, 1998, unanimously approved and adopted the Merger Agreement and the Amendment and directed that the Merger Agreement and the Amendment be submitted to the shareholders for their approval and adoption. The Special Committee and the Board of Directors have determined that the Merger Agreement is fair to and in the best interests of the Company and its shareholders, other than Kenneth L. Brier, Chief Executive Officer and a director of the Company and the holder of approximately 11.0% of the outstanding Common Stock, and Ted A. Drauschak, Executive Vice President and a director of the Company and the holder of approximately 1.7% of the outstanding Common Stock (the "Management Shareholders"), and recommend that shareholders vote FOR approval and adoption of the Merger Agreement and the Amendment. Among the factors considered by the Special Committee and the Board of Directors were the prospects of the Company in view of recent and significant developments and consolidations in the property and casualty industry, the $14.60 per share Merger Price and the opinion of Pennsylvania Merchant Group ("PMG") that, as of May 6, 1998, the Merger Price to be received pursuant to the Merger Agreement by the shareholders of the Company is fair to the shareholders of the Company, other than the Management Shareholders, from a financial point of view. See "The Merger and the Merger Agreement - Recommendation of the Special Committee and of the Board of Directors; The Company's Reasons for the Merger; Opinion of Financial Advisor."

Opinion of Financial Advisor

         PMG has acted as the Company's financial advisor in connection with the Merger. PMG has delivered its opinion to the Special Committee and to the Company's Board of Directors to the effect that, as of May 6, 1998, the Merger Price to be received pursuant to the Merger Agreement by the shareholders of the Company is fair to the shareholders of the Company, other than the Management Shareholders, from a financial point of view. The full text of PMG's opinion, dated May 5, 1998, is included in this Proxy Statement as Appendix C. Shareholders are urged to read the opinion in its entirety for the assumptions made, matters considered and limitations on the review undertaken by PMG. PMG's opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote such shareholder's Common Stock. See "The Merger and the Merger Agreement - Recommendation of the Special Committee and of the Board of Directors; The Company's Reasons for the Merger; Opinion of Financial Advisor."

Interests of Certain Persons in the Merger

         In considering the recommendation of the Special Committee and the Board of Directors with respect to the Merger, shareholders should be aware that members of the Company's management and the Board of Directors have certain interests in connection with the Merger. See "The Merger and the Merger Agreement - Interests of Certain Persons in the Merger." Also, the Company has entered into the Related Agreements with the Management Shareholders, which entitle them, among other things, to an aggregate 6% interest in the equity ownership of the Company as the surviving corporation in the Merger (the "Surviving Corporation") as more fully described under "The Related Agreements."

         The Merger Agreement provides that the Company will use reasonable efforts to provide that as of the Effective Time, each option to purchase Common Stock, whether or not then exercisable, will be canceled, and in consideration thereof, each holder of options, including three executive officers of the Company, will receive an amount in cash, without interest, equal to the excess, if any, of the Merger Price over the exercise price per share of the option multiplied by the number of shares of Common Stock subject to the option. See "The Merger and the Merger Agreement - Terms of the Merger."

         F&D, Merger Sub and the Company have agreed that the Surviving Corporation will indemnify the present officers and directors of the Company from liabilities arising out of acts or omissions occurring prior to the Effective Time of the Merger and from all liabilities pertaining to the Merger Agreement, the Related Agreements and any other agreements related thereto or transactions contemplated thereby to the fullest extent permitted or required by applicable law. In connection with this indemnification, F&D has agreed that for a period of five years after the Effective Time, the Articles of Incorporation and Bylaws of the Surviving Corporation shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of the Company's directors, officers or employees otherwise entitled to indemnification under the Company's Articles of Incorporation and Bylaws. See "The Merger and the Merger Agreement - Interests of Certain Persons in the Merger."

Effective Time of the Merger; Payment for Common Stock

         The Merger will become effective upon the filing of Articles of Merger with the Department of State of the Commonwealth of Pennsylvania in accordance with the PBCL. The Articles of Merger will be presented for filing as soon as practicable after the satisfaction or waiver of all conditions to consummation of the Merger set forth in Article VI of the Merger Agreement. See "The Merger and the Merger Agreement - Conditions to Consummation of the Merger; Representations and Warranties; Certain Covenants." Detailed instructions with regard to the surrender of certificates, together with a letter of transmittal, will be forwarded to holders of certificates formerly evidencing Common Stock as promptly as practicable following the Effective Time by a bank or trust company to be designated by Merger Sub (the "Paying Agent"). Payment will be made to such former holders of Common Stock as promptly as practicable following receipt by the Paying Agent of certificates for their Common Stock and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of certificates. See "The Merger and the Merger Agreement - Payment for Common Stock."

Certain Other Effects of the Merger

         If the Merger is consummated, the Company's shareholders, other than the Management Shareholders, will not have the opportunity to continue their equity interest in the Company as an independent entity and therefore will not share in any future earnings and growth of the Company. Moreover, if the Merger is consummated, public trading of the Common Stock will cease, the Common Stock will cease to be listed on the Nasdaq National Market System and the registration of the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated. See "Additional Information - Available Information."

Conditions to Consummation of the Merger

         The obligations of F&D and Merger Sub to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of certain conditions, including approval by the Company's shareholders of the Merger Agreement and the Amendment at the Special Meeting. See "The Merger and the Merger Agreement - Conditions to Consummation of the Merger; Representations and Warranties; Certain Covenants."

         The Merger Agreement may be amended at any time before or after shareholder approval by written agreement of F&D, Merger Sub and the Company, except that after approval and adoption of the Merger Agreement by the shareholders of the Company, no amendment may be made, without the further approval of the shareholders of the Company, which either decreases the amount of cash to which the shareholders of the Company are entitled pursuant to the Merger Agreement or otherwise materially adversely affects the shareholders of the Company.

Termination; Fees and Expenses

         The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, before or after the approval and adoption thereof by the shareholders of the Company: (i) by mutual written consent of the Boards of Directors of the Company and F&D; (ii) by either the Company or F&D if a court of competent jurisdiction or a governmental, regulatory or administrative agency shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement; (iii) by F&D, if without any material breach of its or Merger Sub's obligations under the Merger Agreement, the Closing (as defined in the Merger Agreement) of the Merger shall not have occurred by November 30, 1998, subject to extension by the Company for up to 90 days if the Closing shall not have theretofore occurred solely due to a delay in receiving approvals specified in the Merger Agreement from insurance regulatory authorities (the "Insurance Regulatory Approvals"); (iv) by the Company if, without any material breach of its obligations under the Merger Agreement, the Closing of the Merger shall not have occurred by November 30, 1998, subject to extension by F&D for up to 90 days if the Closing shall not have theretofore occurred solely due to a delay in receiving Insurance Regulatory Approvals; (v) by the Company, if there shall be a material breach of any of F&D or Merger Sub's representations, warranties or covenants in the Merger Agreement, which breach has not been cured or cannot be cured within ten days after the receipt of written notice thereof; (vi) by F&D, if the Company's Board of Directors (a) shall withdraw, modify or change its recommendation or approval in respect of the Merger Agreement in a manner adverse to Merger Sub or (b) shall have recommended any proposal other than by F&D or Merger Sub in respect of a Takeover Proposal (as defined in the Merger Agreement) or (vii) by F&D if (a) the Merger Agreement and the Amendment shall not have been approved and adopted by the requisite vote of the Company's shareholders at the Special Meeting or
(b) any of the conditions precedent to the obligations of F&D and Merger Sub under the Merger Agreement shall not have been satisfied as a result of a breach by Kenneth L. Brier or Ted A. Drauschak of his obligations under the Contribution Agreement.

         If (i) F&D terminates the Merger Agreement because the Company's Board of Directors (a) has withdrawn, modified or changed its recommendation or approval in respect of the Merger Agreement in a manner adverse to Merger Sub or
(b) shall have recommended any proposal other than by F&D or Merger Sub in respect of a Takeover Proposal or (ii) (a) the Merger Agreement shall have been terminated because the Merger Agreement and the Amendment were not approved and adopted by the requisite vote of the Company's shareholders at the Special Meeting and (b) within 18 months after any such termination the Company shall have entered into a definitive agreement with respect to a Takeover Proposal or a Takeover Proposal with respect to the Company shall have been consummated, then the Company is required to pay F&D a termination fee of $2,000,000 within one business day.

         If F&D terminates the Merger Agreement because (a) the Merger Agreement and the Amendment shall not have been approved and adopted by the requisite vote of the Company's shareholders at the Special Meeting or (b) any of the conditions precedent to the obligations of F&D and Merger Sub under the Merger Agreement shall not have been satisfied as a result of a breach by a Management Shareholder of his obligations under the Contribution Agreement, then the Company shall pay F&D, within one business day after the date of such termination, an amount equal to the actual and reasonably documented reasonable out-of-pocket expenses incurred by F&D and Merger Sub in connection with the Merger, the Merger Agreement, the Voting Agreement, the Contribution Agreement and the transactions contemplated thereby.

         Except as set forth in the two immediately preceding paragraphs, and whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, the Merger Agreement, the Voting Agreement, the Contribution Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

Federal Income Tax Consequences of the Merger

          The receipt of cash for Common Stock pursuant to the Merger or pursuant to the exercise of dissenters appraisal rights under Pennsylvania law will be a taxable transaction to the Company's shareholders for United States federal income tax purposes and may also be a taxable transaction for state, local, foreign and other tax purposes. See "The Merger and the Merger Agreement
- Federal Income Tax Consequences of the Merger." Shareholders are urged to consult their own tax advisors as to the particular tax consequences to them of the Merger, including the applicability and effect of state, local, foreign and other taxes.

Dissenters Appraisal Rights

         Under the PBCL, shareholders of the Company who file a written objection prior to the vote on the Merger Agreement and do not vote in favor of approval and adoption of the Merger Agreement have the right to demand an appraisal of the "fair value" of their Common Stock if the required procedures under Subchapter 15D of the PBCL are followed. Appraisal rights will be forfeited if the requirements of Subchapter 15D are not fully and precisely satisfied. See "The Merger and the Merger Agreement - Dissenters Appraisal Rights" and a copy of the text of Subchapter 15D and Section 1930 of the PBCL included in this Proxy Statement as Appendix D.

Insurance Department Approval

         Under the Pennsylvania Insurance Company Law, as amended, and the rules and regulations thereunder, a transaction, including the Merger, that constitutes a change in control of a Pennsylvania-domiciled insurance company or a company controlling such a company, such as the Company, may not be consummated unless the person seeking to effect the change in control has filed a Form A Statement containing specified information with the Insurance Department of the Commonwealth of Pennsylvania (the "Department") and the Department has approved the change in control. The Form A Statement was filed by F&D with the Department on June 3, 1998. Receipt of the Department's approval of the change in control of the Company is a condition precedent to the obligations of F&D, Merger Sub and the Company to consummate the Merger. See "The Merger and the Merger Agreement - Insurance Department Approval."

Antitrust Matters

         The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") provides that certain acquisition transactions, including the Merger, may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Department of Justice") and the Federal Trade Commission (the "FTC"). The required information was supplied by the Company and F&D on July 1, 1998 and, unless further information is requested, the applicable waiting period under the HSR Act will expire on July 30, 1998. Expiration of the HSR Act waiting period is a condition precedent to the obligations of F&D, Merger Sub and the Company to consummate the Merger. See "The Merger and the Merger Agreement - Antitrust Matters."

                             The Related Agreements

Background of the Related Agreements

         In addition to the Merger Agreement, the Voting Agreement and the Contribution Agreement, upon the consummation of the Merger, Kenneth L. Brier and Ted A. Drauschak will each enter into a Shareholders Agreement (the "Shareholders Agreements") with F&D and a Noncompetition and Termination Agreement (the "Noncompetition Agreements") with the Company and F&D. The Voting Agreement, the Contribution Agreement, the Shareholders Agreements and the Noncompetition Agreements are sometimes hereinafter collectively referred to as the "Related Agreements." See "The Related Agreements." Copies of the Related Agreements are attached to this Proxy Statement as Appendices EI through EIV.

         The Voting Agreement. In connection with the execution of the Merger Agreement, on May 6, 1998, Kenneth L. Brier, President, Chief Executive Officer and a director of the Company and the holder of approximately 11.0% of the outstanding Common Stock, Ted A. Drauschak, Executive Vice President and a director of the Company and the holder of approximately 1.7% of the outstanding Common Stock and Jack Brier, the father of Kenneth L. Brier and the holder of approximately 11.6% of the outstanding Common Stock entered into a Voting Agreement with F&D whereby such shareholders, who collectively own approxi-mately 24.3% of the outstanding Common Stock, agreed, among other things, to vote for approval and adoption of the Merger Agreement and the Amendment.

         The Contribution Agreement and the Shareholders Agreements. If the Merger Agreement and the Amendment are approved and adopted by the shareholders of the Company and if the Merger is consummated, under the Contribution Agreement, immediately prior to the Effective Time, Kenneth L. Brier will exchange 130,268 shares of Common Stock for 130,268 shares of non-voting Class B Common Stock of Merger Sub, par value $.001 per share (the "Class B Stock") and Ted A. Drauschak will exchange 44,310 shares of Common Stock for 44,310 shares of Class B Stock. Under the Shareholders Agreements to be executed as of the Effective Time, each of Kenneth L. Brier and Ted A. Drauschak will be entitled, during the 30-day period commencing March 31, 2002, to require (the "Put Option") F&D to purchase all of the Class B Stock held by them for a purchase price per share payable in cash equal to the sum of the Merger Price and an amount (the "Extra Put Amount") based upon the cumulative Adjusted Consolidated Net Income (as defined in the Shareholders Agreements) of the Company from June 30, 1998 through December 31, 2001 calculated in accordance with the Shareholders Agreements. Under the Shareholders Agreements, if the Put Option has not been exercised, F&D is entitled, during the 30-day period commencing March 31, 2003, to purchase (the "Call Option") all of the Class B Stock owned by Kenneth L. Brier and Ted A. Drauschak for a purchase price per share payable in cash equal to the sum of the Merger Price and an amount (the "Extra Call Amount") based upon the cumulative Adjusted Consolidated Net Income (as defined in the Shareholders Agreements) of the Company from June 30, 1998 through December 31, 2002 calculated in accordance with the Shareholders Agreements. For a more complete discussion of the Contribution Agreement and the Shareholders Agreements, see "The Related Agreements."

         The Noncompetition Agreements. Under the Noncompetition Agreements to be executed as of the Effective Time, the Company and each of Kenneth L. Brier and Ted A. Drauschak agree to the following: (i) the currently effective employment agreements between the Company and each of Kenneth L. Brier and Ted
A. Drauschak shall terminate as of the Effective Time and that each of Kenneth
L. Brier and Ted A. Drauschak shall have no further right to any payments or benefits thereunder; (ii) the cash compensation of Kenneth L. Brier from the Effective Time through the termination of his employment by the Company shall be at an annual rate of not less than $443,142; (iii) the cash compensation of Ted
A. Drauschak from the Effective Time through the termination of his employment by the Company shall be at an annual rate of not less than $249,581; (iv) each of Kenneth L. Brier and Ted A. Drauschak shall be eligible to participate in the Company's employee benefit plans (other than stock-based plans) existing immediately prior to the Effective Time and (v) each of Kenneth L. Brier and Ted
A. Drauschak agree that, (a) commencing on the Effective Time and continuing through the later of (x) April 30, 2003 or (y) the date on which he leaves the employment of the Company for any reason he shall not, without the prior written consent of the Company, engage in Competition (as defined in the Noncompetition Agreements) with the Company or any of its subsidiaries, (b) during his employment with the Company and thereafter, he shall not, without the prior written consent of the Company, disclose to any person not employed by the Company, or use in connection with engaging in Competition with the Company, any confidential or proprietary information of the Company (as defined in the Noncompetition Agreements), except as required in the performance of his duties to the Company as an employee of the Company or (c) between the Effective Time and April 30, 2003, he shall not attempt to influence, persuade or induce, or assist any other person in influencing, persuading or inducing, any employee of the Company to give up, or not to commence, employment or a business relationship with the Company. For a more complete description of the Noncompetition Agreements, see "The Related Agreements - The Noncompetition Agreements."

                           Market Prices and Dividends

         The shares of Common Stock are traded on the Nasdaq National Market System ("Nasdaq/NMS") under the symbol "MTBN." The following table sets forth, for each of the quarters indicated, the high and low sale prices per share of Common Stock:

                                                       High             Low
                                                       ----             ---
1998:
----

First Quarter.....................................    $ 14.75          $11.125
Second Quarter (through
  June 29, 1998)..................................      14.25           13.25

1997:
----

First Quarter.....................................    $  9.625        $  8.00
Second Quarter....................................      11.00            8.00
Third Quarter.....................................      11.75            9.50
Fourth Quarter....................................      15.50           11.00

1996:
----

First Quarter.....................................    $  6.25          $ 5.00
Second Quarter....................................       8.50            5.25
Third Quarter.....................................       8.50            7.00
Fourth Quarter....................................       8.75            7.75


         On May 5, 1998, the last trading day prior to the first public announcement of the Merger, the last reported sales price for the Common Stock on the Nasdaq/NMS was $14.25 per share. Shareholders are urged to obtain current market quotations for the Common Stock. On June 19, 1998, there were approximately 44 holders of record of the Common Stock, and the Company believes there were approximately 450 beneficial owners of its Common Stock as of that date. On June 29, 1998, the last reported sales price for the Company's Common Stock was $14.00 per share.

         The Company has never paid any dividends on its Common Stock.

                                  INTRODUCTION

         This Proxy Statement is being furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at a Special Meeting of the Company's Shareholders to be held on Tuesday, July 28, 1998 at 10:00 a.m., local time, at the Company's principal executive offices, 33 Rock Hill Road, Bala Cynwyd, Pennsylvania and at any adjournment, postponement or continuation thereof. This Proxy Statement, the attached Notice of Special Meeting and the enclosed form of proxy are first being mailed to shareholders of the Company entitled to notice of and to vote at the Special Meeting on or about July 1, 1998.

         The purposes of the Special Meeting is to consider and vote upon the approval and adoption of the Merger Agreement and the Amendment as more fully described in this Proxy Statement.

         As a result of the Merger, all shareholders of the Company, other than the Management Shareholders, will cease to have an equity interest in, or possess any rights as shareholders of, the Company. See "The Merger and the Merger Agreement - General." Copies of the Merger Agreement and the Amendment are included in this Proxy Statement as Appendices A and B. The summaries of the portions of the Merger Agreement and the Amendment set forth in this Proxy Statement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the text of the Merger Agreement and the Amendment.

         The Board of Directors has unanimously approved the Merger Agreement and the Amendment and recommends that you vote FOR approval and adoption of the Merger Agreement and the Amendment and has directed that the Merger Agreement and the Amendment be submitted for consideration and vote to the shareholders of the Company.

         Approval and adoption of the Merger Agreement and the Amendment requires the affirmative vote of a majority of the votes cast in person or by proxy by the holders of the outstanding Common Stock at the Special Meeting on the Merger Agreement and the Amendment, providing a quorum is present at the Special Meeting.


                               VOTING AND PROXIES

Record Date; Solicitation of Proxies

         Only holders of Common Stock of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Special Meeting. At the close of business on the Record Date, 2,533,330 shares of Common Stock were issued and outstanding and entitled to vote at the Special Meeting.

         In addition to soliciting proxies by mail, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies on behalf of the Company personally or by telephone, telegram or other forms of wire or facsimile communication. The Company will bear the cost of the Special Meeting and of soliciting proxies therefor, including the cost of printing and mailing of this Proxy Statement and related materials and the reasonable expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy materials to the beneficial owners of Common Stock.

Vote Required

         The holders of a majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum at the Special Meeting. However, those holders of Common Stock entitled to vote who attend, in person or by proxy, any adjournment or adjournments of the Special Meeting that have been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum shall constitute a quorum for the purposes of approving and adopting the Merger Agreement and the Amendment although they constitute less than a quorum as fixed by law or in the Articles of Incorporation or Bylaws of the Company for the originally scheduled date of the Special Meeting.

         Providing that a quorum is present at the Special Meeting, under the PBCL and the rules and regulations of the Nasdaq/NMS the affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting by the holders of the outstanding shares of Common Stock entitled to vote is required for approval and adoption of the Merger Agreement and the Amendment.

         Common Stock that is represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval and adoption of the Merger Agreement and the Amendment and in the discretion of the proxy holder as to any other matter that may properly come before the Special Meeting. Brokers may not give a proxy to vote without instructions from beneficial owners when the matter to be voted upon involves a merger or consolidation. Under the PBCL, if a shareholder, including a nominee or other record owner, either records the fact of abstention or otherwise withholds authority to vote or fails to vote in person or by proxy, such action would not be considered a "vote cast" and would have no effect on the approval and adoption of the Merger Agreement or the Amendment, other than to reduce the number of affirmative votes needed for approval. Any other matter which may properly come before the Special Meeting at which a quorum is present for such purpose requires the affirmative vote of the majority of the votes cast on the matter by the holders of shares of Common Stock, unless a greater vote is required by law or the Articles of Incorporation or Bylaws of the Company. A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by delivering a written notice of revocation of the proxy, or by submission of a properly executed proxy bearing a later date than the proxy being revoked, to the Secretary of the Company at 33 Rock Hill Road, Bala Cynwyd, Pennsylvania 19004, or by voting the Common Stock covered thereby in person at the Special Meeting.

         Shareholders have the right to dissent from the Merger and, subject to certain conditions provided under the PBCL, to receive payment for the fair value of their Common

Stock. See "The Merger and the Merger Agreement - Dissenters Appraisal Rights" and Appendix D hereto.

         As of the Record Date, the executive officers and directors of the Company and members of their families beneficially owned a total of 643,319 outstanding shares of Common Stock (excluding 480,000 shares of Common Stock subject to stock options beneficially owned by executive officers and directors of the Company), constituting approximately 25.4% of the shares of Common Stock entitled to vote at the Special Meeting. In connection with the execution of the Merger Agreement, on May 6, 1998, Kenneth L. Brier, President, Chief Executive Officer and a director of the Company and the holder of approximately 11.0% of the outstanding Common Stock, Ted A. Drauschak, Executive Vice President and a director of the Company and the holder of approximately 1.7% of the outstanding Common Stock and Jack Brier, the father of Kenneth L. Brier and the holder of approximately 11.6% of the outstanding Common Stock entered into a Voting Agreement with F&D whereby such shareholders, who collectively own approximately 24.3% of the outstanding Common Stock, agreed, among other things, to vote for approval and adoption of the Merger Agreement and the Amendment. See "Stock Ownership of Management and Certain Beneficial Owners" and "The Related Agreements - The Voting Agreement." In the case of any outstanding options that were not exercised as of the Record Date, the underlying Common Stock cannot be voted at the Special Meeting. See "The Merger and the Merger Agreement - Termination; Fees and Expenses; Plans of the Company If the Merger Is Not Consummated" and "The Related Agreements - The Voting Agreement."

         The transactions to be considered at the Special Meeting involve matters of great importance to the shareholders of the Company. Accordingly, shareholders are urged to read and carefully consider the information presented in this Proxy Statement and to complete, date, sign and promptly return the enclosed proxy card in the enclosed prepaid envelope. Stock certificates should not be sent with the enclosed proxy card. If the Merger is consummated, shareholders will be furnished instructions for surrendering their Common Stock for cash.

Stock Ownership of Management and Certain Beneficial Owners

         The following table sets forth as of the Record Date the amount and percentage of the Company's outstanding Common Stock beneficially owned by (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each director, (iii) each of the five highest paid executive officers of the Company whose compensation exceeded $100,000 during 1997 and
(iv) all executive officers and directors of the Company as a group.


                                                          Shares            Percent of
Name of Individual                                     Beneficially         Outstanding
or Identity of Group                                    Owned(1)            Common Stock
--------------------                                   ------------         ------------
Executive Officers:

Kenneth L. Brier(8)...............................       505,794(2)            18.5%
Ted A. Drauschak..................................       207,500(3)             7.7
Joel D. Cooperman.................................        88,000(4)             3.4

Directors: (5)

J.  Michael Adams.................................        14,650(6)               *
Thomas P. Garry...................................        14,000(7)               *

5% or Greater Holders:

Jack Brier(8).....................................       293,375(9)            11.6
ESQF Advisors, Inc. and
  Martin J. Whitman...............................       293,000(10)           11.6
All directors and executive
  officers as a group (5 persons).................       829,944(11)           27.5

--------------
* Represents less than 1%.

(1) Information furnished by each individual named. The securities "beneficially owned" are determined in accordance with the definitions of "beneficial ownership" as set forth in the releases of the Securities and Exchange Commission (the "Commission") applicable as of the date hereof and, accordingly, may include securities owned by or for, among others, spouses and/or minor children of the individual and other relatives who have the same home as such individual as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding options within 60 days after the Record Date. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Includes 17,918 shares owned by Kenneth L. Brier's wife and 7,500 shares owned by his children as to which Kenneth L. Brier disclaims beneficial ownership. Also includes 203,000 shares subject to currently exercisable options or options exercisable within 60 days after the Record Date, but excludes 12,000 shares subject to options not exercisable within 60 days after the Record Date. Kenneth L. Brier's address is 33 Rock Hill Road, Bala Cynwyd, Pennsylvania 19004.

(3) Includes 163,000 shares subject to currently exercisable options or options exercisable within 60 days after the Record Date and 2,000 shares owned by Mr. Drauschak's children as to which Mr. Drauschak disclaims beneficial ownership, but excludes 12,000 shares subject to options not exercisable within 60 days after the Record Date. Mr. Drauschak's address is 33 Rock Hill Road, Bala Cynwyd, Pennsylvania 19004.

(4) Includes 88,000 shares subject to currently exercisable options or options exercisable within 60 days after the Record Date, but excludes 21,000 shares subject to options not exercisable within 60 days after the Record Date.

(5)  Excludes directors listed under Executive Officers.

(6) Includes 400 shares owned by Mr. Adams' wife, as to which Mr. Adams disclaims beneficial ownership, and 13,000 shares subject to currently exercisable options or options exercisable within 60 days after the Record Date.

(7) Includes 13,000 shares subject to currently exercisable options or options exercisable within 60 days after the Record Date.

(8) Jack Brier is Kenneth L. Brier's father. Jack Brier's address is c/o Kleinerts, Inc., Suite 100, 1201 West Germantown Pike, Plymouth Meeting, Pennsylvania 19462.

(9) Includes 416 shares owned by Jack Brier's wife, as to which Jack Brier disclaims beneficial ownership.

(10) Based upon the Schedule 13G of ESQF Advisors, Inc. ("ESQF") and Martin J. Whitman filed July 7, 1996, ESQF is a registered investment adviser, of which Mr. Whitman is chief executive officer and controlling person. The address of ESQF and Mr. Whitman is 767 Third Avenue, New York, New York 10017.

(11) Includes 480,000 shares subject to currently exercisable options or options exercisable within 60 days after the Record Date, but excludes 45,000 shares subject to options not exercisable within 60 days after the Record Date.


                                 PROPOSAL NO. 1

                       THE MERGER AND THE MERGER AGREEMENT

General

         The following information with respect to the Merger is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is included in this Proxy Statement as Appendix A. The Merger Agreement sets forth the terms and conditions upon which the Merger is to be effected. If the Merger Agreement and the Amendment are approved and adopted at the Special Meeting by the requisite vote of the holders of Common Stock and all other conditions to the obligations of the parties thereto are satisfied or waived, the Merger will be consummated. At the Effective Time, Merger Sub will merge with and into the Company. The Company will be the Surviving Corporation in the Merger and will thereby become a wholly owned subsidiary of F&D. Pursuant to the Merger, each share of Common Stock that is issued and outstanding at the Effective Time, other than Dissenting Shares, will be canceled and extinguished and converted automatically into the right to receive the Merger Price of $14.60 per share in cash. Upon consummation of the Merger, holders of

Common Stock, with the exception of the Management Shareholders, will possess no further interest in, or rights as shareholders of, the Company. Also, the Company will use reasonable efforts to provide that immediately prior to the Effective Time each outstanding option or warrant to purchase Common Stock, whether or not then exercisable, will be canceled and the holder of such option or warrant will receive an amount in cash, without interest, equal to the excess, if any, of the Merger Price over the exercise price per share of the option or warrant multiplied by the number of shares of Common Stock subject to the option or warrant.

Background of the Merger

         On October 16, 1997, Richard F. Williams, President and Chief Executive Officer of F&D, sent a letter to all F&D agents and brokers advising them of several strategic decisions F&D had made in order to meet the needs of its agents and brokers more effectively. One of those strategic decisions was to expand the surety products offered by F&D to take advantage of the large segment of the surety marketplace in which F&D had not traditionally played a role. Several days later, James Byerly, an independent insurance agent in Harrisburg, Pennsylvania, brought Mr. Williams' letter to the attention of Kenneth L. Brier. Mr. Brier indicated his interest and asked Mr. Byerly to speak to Mr. Williams about the Company. Shortly thereafter, Mr. Williams telephoned Mr. Brier to arrange a meeting.

         On November 2, 1997, Mr. Williams, President and Chief Executive Officer of F&D, met with Kenneth L. Brier and Ted A. Drauschak in the Company's offices. Mr. Williams described F&D's corporate structure and its interest in entering the specialty surety marketplace as part of F&D's assumption of responsibility for surety development throughout North America and Latin America on behalf of the Zurich Group, F&D's parent. Mr. Williams indicated a preliminary interest in F&D's acquisition of 100% of the Company's Common Stock and inquired whether Mr. Brier would have an interest in considering such a proposal. Mr. Brier advised Mr. Williams that the Company was willing to consider such a proposal, and Mr. Brier agreed to furnish certain information regarding the Company to Mr. Williams.

         On November 19, 1997, the Company and F&D entered into a confidentiality agreement regarding the information to be furnished by the Company to F&D, and the information requested by F&D was furnished to it by the Company on that date. F&D personnel preliminarily evaluated this information between November 19, 1997 and December 2, 1997.

         On December 2, 1997, Thomas B. Bosley, Executive Vice President of F&D, telephoned Mr. Brier. Mr. Bosley reported that he had spoken to Mr. Williams that morning and that Mr. Williams and Richard F. Yeazel, Executive Vice President of F&D, were impressed with the Company and interested in continuing the discussions. Mr. Bosley also stated that F&D liked the Company's business concepts and executive management and believed that the Company had made the quantum leap necessary to handle small surety successfully. Mr. Bosley further noted that the price/earnings multiple at which the Company's Common Stock was trading was an issue of concern to F&D. Finally, Mr. Bosley told Mr. Brier that Mr. Williams was furnishing certain information about the Company to the headquarters of the Zurich Group for evaluation, but Mr. Bosley did not indicate any timetable for further discussions with the Company.

         On January 29, 1998, Mr. Williams telephoned Mr. Brier and Mr. Drauschak to schedule a due diligence visit to the Company on February 5, 1998 and February 9, 1998. Mr. Williams also indicated that, pending the results of F&D's due diligence investigation, there did not appear to be any impediments to F&D's acquisition of the Company other than the negotiation of the acquisition price. Mr. Williams also reiterated to Mr. Brier that following an acquisition of the Company by F&D there would be no change in the manner in which the Company operated. Finally, Mr. Williams told Mr. Brier that F&D did not yet have authority from its Board of Directors to move forward other than with the due diligence investigation, but that he hoped to be prepared to discuss "price" at the February 5, 1998 meeting. Mr. Williams telephoned Mr. Drauschak later that day to advise him that F&D's due diligence representatives would visit the Company on February 5 and 6, 1998.

         On February 18, 1998, Mr. Williams telephoned Mr. Brier and Mr. Drauschak to report on conversations Mr. Williams had with Shamir Bhattacharya, Managing Director of Zurich Centre Group LLP. Mr. Williams indicated that Mr. Bhattacharya was drafting a term sheet for the proposed acquisition.

         On February 23, 1998, Mr. Williams called Mr. Brier and Mr. Drauschak to arrange a meeting at the Company's offices on February 24, 1998 among himself, Mr. Bhattacharya, two representatives from Donald, Lufkin & Jenrette, Inc. ("DLJ"), which was serving as F&D's financial advisor, Mr. Brier and Mr. Drauschak and the Company's counsel. The meeting occurred as scheduled on the afternoon of February 24, 1998 and consisted of a general discussion of various aspects of F&D's acquisition proposal, including a potential price, and various related issues.

         On March 6, 1998, Mr. Williams and Mr. Bhattacharya discussed various aspects of F&D's interest in the acquisition of the Company with Mr. Brier and Mr. Drauschak. Mr. Bhattacharya indicated that F&D was interested in structuring a transaction in which Mr. Brier and Mr. Drauschak would have an ownership position in the Company following its acquisition by F&D. Mr. Bhattacharya also indicated that their ownership position would be subject to certain puts and calls and would be in lieu of employment agreements for Mr. Brier and Mr. Drauschak. The form of the consideration to be used in the acquisition was also the subject of discussion.

         On March 9, 1998, Mr. Williams had a telephone discussion with Mr. Brier and Mr. Drauschak regarding the terms and conditions under which Mr. Brier and Mr. Drauschak would have an ownership interest in the Company following its acquisition by F&D. Messrs. Williams, Brier and Drauschak had another telephone conversation on the afternoon of March 10, 1998 regarding the terms and conditions of the ownership interest to be retained by Mr. Brier and Mr. Drauschak. On March 17, 1998, Mr. Williams telephoned Mr. Brier and Mr. Drauschak to advise them that the Zurich Group committee with responsibility for the acquisition of the Company would be meeting on March 23, 1998, and that a term sheet regarding the principal terms of the proposed acquisition should be available shortly thereafter.

         On March 27, 1998, the Company received a term sheet from F&D. Between March 27, 1998 and April 9, 1998, Mr. Williams, Mr. Bhattacharya, Mr. Brier and Mr. Drauschak, and legal counsel for the Company and F&D, conducted extensive discussions regarding the provisions contained in the term sheet. On April 10, 1998, Mr. Bhattacharya, Mr. Brier, Mr. Drauschak, Joel Cooperman, the Company's Chief Financial Officer, a representative of DLJ and legal counsel for the Company and F&D met to further discuss the term sheet. At the conclusion of that meeting, all of the issues regarding the term sheet had been addressed, and legal counsel for F&D indicated he would distribute first drafts of the agreements contem plated by the term sheet.

         On April 15, 1998, the Company received first drafts of the Merger Agreement and the other agreements contemplated by the Merger Agreement. On April 22, 1998, the Company appointed J. Michael Adams and Thomas P. Garry as the members of the Special Committee of the Company's Board of Directors to review and approve the Merger Agreement and the Related Agreements. Also, on April 22, 1998, the Company retained PMG to serve as the Company's financial advisor and to render an opinion on the fairness of the Merger Price to the shareholders of the Company, other than the Management Shareholders, from a financial point of view.

         Between April 22, 1998 and May 5, 1998, representatives of the Company and F&D and their respective legal counsel negotiated the terms and conditions of the Merger Agreement and the Related Agreements and concluded those negotiations on May 5, 1998. On May 6, 1998, PMG delivered its opinion to the Special Committee and the Board of Directors to the effect that the Merger Price was fair to the shareholders of the Company, other than the Management Shareholders, from a financial point of view. On May 6, 1998, the Special Committee and the Company's Board of Directors met and unanimously approved the Merger Agreement and the Amendment. Immediately thereafter, the Company, F&D and Merger Sub executed the Merger Agreement, the Voting Agreement and the Contribution Agreement and jointly issued a press release regarding the execution of the Merger Agreement and the Voting Agreement.

Recommendation of the Special Committee and of the Board of Directors; The Company's Reasons for the Merger; Opinion of Financial Advisor

Reasons for the Merger; Recommendation of the Special Committee and the Board of Directors

         At its meetings on May 6, 1998, the Special Committee and the Board of Directors determined that the Merger is fair to, and in the best interests of, the Company and its shareholders. Therefore, the Special Committee and the Board of Directors approved the Merger Agreement and the Amendment. The Special Committee and the Board of Directors unanimously recommend that the Company's shareholders vote FOR approval and adoption of the Merger Agreement and the Amendment.

         The determination of the Special Committee and the Board of Directors to approve the Merger was based upon consideration of a number of factors. The following list includes all material factors considered by the Special Committee and the Board of Directors:

         (1) Alternatives to the Merger were considered, including prospects for the Company resulting from the continued operation of the Company as an independent publicly owned entity in view of recent and significant developments and consolidations in the property and casualty insurance industry, weighed against the risks associated with such alternatives, including current industry, economic and market conditions;

         (2) The $14.60 per share Merger Price represents a premium over the closing price of $14.25 per share of Common Stock on May 5, 1998, the last full trading day prior to the first public announcement of the Merger and represents a premium over the prices at which substantial volumes of Common Stock have traded since the Company became publicly owned in 1993; and

         (3) The opinion of PMG was delivered in writing to the Special Committee and the Board of Directors at their May 6, 1998 meetings as to the fairness, as of that date, of the Merger Price to be received pursuant to the Merger Agreement, to the shareholders other than the Management Shareholders from a financial point of view. See "Opinion of Financial Advisor" below.

         The Special Committee and the Board of Directors recognize that if the Merger is consummated, the Company's shareholders, other than the Management Shareholders, will not have the opportunity to continue their equity interest in any future growth of the Company as an independent entity. See "Certain Other Effects of the Merger."

         However, the Special Committee and the Board of Directors placed special consideration on the fact that the Merger Price represents a substantial premium over the price at which the Common Stock had been trading in any substantial volume over the past two years. The foregoing discussion of the information and factors considered by the Special Committee and the Board of Directors is not meant to be exhaustive but is believed to include the material factors considered by the Special Committee and the Board of Directors. The Special Committee and the Board of Directors did not quantify or attach any specific weight to the various factors that they considered in reaching their determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the shareholders of the Company. In reaching its determination, the Special Committee and the Board of Directors took the various factors into account collectively and the Special Committee and the Board of Directors did not perform a factor-by-factor analysis.

Opinion of Financial Advisor

         The Company's Board of Directors retained PMG to render an opinion as to whether the Merger Price to be paid to the holders of Common Stock, other than the Management Shareholders, in the Merger is fair, from a financial point of view, to such holders. PMG was selected to act as the Company's financial advisor based upon the qualifications, expertise and reputation of its personnel in the insurance and investment communities as well as its experience in the valuation of insurance holding companies and their securities in connection with mergers and acquisitions and other corporate transactions.

         ON MAY 6, 1998, PMG DELIVERED TO THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS OF THE COMPANY ITS WRITTEN OPINION DATED MAY 5, 1998 TO

THE EFFECT THAT, AS OF MAY 6, 1998, AND BASED UPON AND SUBJECT TO THE VARIOUS ASSUMPTIONS AND CONSIDERATIONS SET FORTH IN SUCH OPINION, THE MERGER PRICE TO BE PAID TO THE HOLDERS OF THE COMPANY'S COMMON STOCK WAS FAIR, FROM A FINANCIAL POINT OF VIEW, TO SUCH HOLDERS OTHER THAN THE MANAGEMENT SHAREHOLDERS. THE FULL TEXT OF THE PMG OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND SCOPE AND LIMITATIONS OF THE REVIEW UNDERTAKEN AND PROCEDURES FOLLOWED BY PMG IN RENDERING ITS OPINION, IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX C AND IS INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING DESCRIPTION OF THE PMG OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. THE COMPANY'S SHAREHOLDERS ARE URGED TO READ CAREFULLY THE OPINION OF PMG IN ITS ENTIRETY.

         PMG's opinion is for the information of the Special Committee and the Company's Board of Directors only in addressing, as of May 6, 1998, the fairness, from a financial point of view, to the Company's shareholders other than the Management Shareholders of the Merger Price negotiated by the Company and F&D and to be paid to such holders upon consummation of the Merger. Such opinion does not address any other aspect of the Merger and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote at the Special Meeting. PMG was not requested to opine as to, and its opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Merger or the relative merits of the Merger compared with any alternative business strategies that might exist for the Company. PMG's position is that because it has no obligation to render an opinion to anyone other than the Company's Board of Directors, it rendered its opinion to assist the Special Committee and the Company's Board of Directors in exercising their business judgment, and it addressed the opinion solely to the Company's Board of Directors. The Company's shareholders cannot rely on the opinion to support any claims against PMG arising under applicable state law. The issue of whether the Company's shareholders can rely on PMG's opinion turns on matters of state law that can only be resolved by a court of competent jurisdiction. Resolution of this question will have no effect on the rights and responsibilities of the Company's Board of Directors under applicable state law or the rights and responsibilities of PMG or the Company's Board of Directors under the federal securities laws.

         In conducting its analysis and arriving at its opinion as expressed herein, PMG has reviewed the Merger Agreement and held discussions with the executive officers of the Company concerning the business, operations and prospects of the Company. PMG also reviewed and analyzed certain publicly available business and financial information relating to the Company as well as certain financial forecasts and other data which were provided to or otherwise discussed with PMG by the executive officers of the Company, including reserve reports and information relating to certain strategic implications and operational benefits anticipated to result from the Merger. PMG reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the Common Stock; the historical and projected earnings and other operating data of the Company and the capitalization and financial condition of the Company. Based upon the projected financial performance, PMG has made certain estimates as to the future trading price of the Common Stock, and, after applying a range of appropriate discount rates, the present value of such future prices. PMG also analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations PMG considered relevant in evaluating those of the Company. Furthermore, PMG examined the terms of certain recent business combinations which PMG believes to be relevant. In addition to the foregoing analyses, PMG conducted such other analyses and examinations and considered such other financial, economic and market criteria as PMG deemed appropriate in arriving at its opinion.

         The following factors are the material financial and other factors considered by PMG in arriving at its opinion: (i) the current and historical trading markets for the Common Stock of the Company, including prices, trading volume, absolute volatility and relative volatility compared to certain stock market indices; (ii) the historical financial performance and the business prospects for the Company; (iii) the current and historical trading markets, including prices and valuation ratios, for the equity securities of certain companies that PMG believes to be comparable to the Company and (iv) the terms of certain other business combinations that PMG believes to be relevant. PMG also took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as PMG's experience in securities valuation in general. PMG's opinion necessarily is based upon the foregoing factors and other conditions as they existed and could be evaluated on the date of the opinion and on the information made available to it as of such date.

         For purposes of rendering its opinion, PMG assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Merger Agreement and all related documents and instruments (collectively, the "Documents") are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under such Documents and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. PMG also assumed that all material governmental, regulatory or other consents and approvals will be obtained and that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any Documents to which the Company is a party, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits to the Company from the Merger.

         In rendering its opinion, PMG assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with it. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with it, PMG has been advised by the executive officers of the Company that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the executive officers of the Company as to the future financial performance of the Company. PMG has not made or been provided with an independent evaluation or appraisal of the assets, liabilities, contingent or otherwise, or reserves of the Company nor has PMG made any physical inspection of the properties or assets of the Company. PMG's opinion is necessarily based upon information available to

PMG and financial, stock market and other conditions and circumstances existing and disclosed to PMG, as of the date hereof.

         PMG made qualitative judgments as to the significance and relevance of each analysis and factor considered as a whole. PMG believes that its analyses must be considered in the aggregate and that selecting portions of its analyses or the factors considered by it, without considering all factors and analyses, could create a misleading or incomplete view of the process underlying its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description.

         In arriving at its opinion, PMG did not attribute any particular weight to any analysis or factor considered by it. No company or transaction used in PMG's analyses as a comparison is directly comparable to the Company or the contemplated transaction. In performing its analyses, PMG made numerous assumptions with respect to forecasts of future results, industry performance, market and financial considerations and other matters. Analyses based upon such forecasts are not necessarily indicative of actual future results which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. PMG's presentation to the Special Committee and the Company's Board of Directors was only one of many factors taken into consideration by the Special Committee and the Company's Board of Directors in making its determination to approve the Merger and related transactions.

         The following brief summary sets forth the material financial analyses utilized by PMG in rendering its opinion. Such summary does not purport to be a complete description of all of the analyses performed by PMG in connection with its opinion.

Comparable Company Analysis

         Using publicly available information, PMG analyzed, among other things, the market values and trading multiples of the Company and the following selected publicly traded companies in the specialty insurance sector of the property and casualty insurance industry including: (i) small capitalization companies (companies with a market capitalization of less than $250 million):
Amwest Insurance Group, Inc.; Capitol Transamerica Corporation; EMC Insurance Group, Inc.; Intercargo Corporation, NY MAGIC, Inc. and Penn-America Group, Inc. (the "Small Capitalization Companies") and (ii) medium capitalization companies (companies with a market capitalization of greater than $250 million): W.R. Berkley Corporation, CNA Surety, Frontier Insurance Group, Inc., Markel Corp. and Orion Capital Corporation (the "Medium Capitalization Companies" and, together with the Small Capitalization Companies, the "Comparable Companies"). PMG compared (i) stock prices as a multiple of, among other things, estimated calendar 1998 earnings per share ('EPS") and year-end 1997 book value per share and (ii) adjusted market capitalization (equity market value, plus total debt and the book value of preferred stock) as a multiple of, among other things, calendar 1997 earnings before interest expense, taxes, depreciation and amortization, excluding realized gains and losses ("EBITDA"). EPS projections for the Comparable Companies were based on estimates of selected investment banking firms and, in the case of the Company, EPS projections were based on internal estimates of the executives of the Company. All multiples for the Company and the Comparable Companies were based on closing stock prices as of May 4, 1998. The ranges of multiples (excluding outliers) of estimated calendar 1998 EPS, calendar 1997 book value and calendar 1997 EBITDA of the Small Capitalization Companies were 11.9x to 16.4x (with a median of 15.0x), 0.99x to 2.06x (with a median of 1.49x) and 12.0x to 14.4x (with a median of 12.2x), respectively, and the ranges of multiples (excluding outliers) of estimated calendar 1998 EPS, calendar 1997 book value and calendar 1997 EBITDA of the Medium Capitalization Companies were 14.3x to 20.4x (with a median of 16.0x), 1.56x to 2.79x (with a median of 2.18x) and 12.5x to 14.1x (with a median of 13.9x), respectively. Applying these median multiples to corresponding financial data for the Company (the estimated calendar 1998 net income, calendar 1997 book value and calendar EBITDA which was $0.75, $3.96 and $0.83, respectively, per share) resulted in implied equity prices for the Company of approximately $11.27, $5.90 and $10.09 per share (based on the Small Capitalization Companies) and approximately $12.04, $8.63 and $11.51 per share (based on the Medium Capitalization Companies). No company or business used in the "Selected Company Analysis" as a comparison is identical to the Company. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial, operating and other characteristics and other factors that could affect the acquisition, public trading or other values of the Comparable Companies or the business segment or company to which they are being compared.

Selected Merger and Acquisition Transactions Analysis

         Using publicly available information, PMG evaluated acquisitions of certain property and casualty insurers (the "P&C Insurers"). Each of the P&C Insurers is distinguishable from the Company in certain respects, including, without limitation, the fact that the Company's business is comprised entirely of surety bonds. The acquisitions used in PMG's analysis were (target/acquiror) Omni Insurance Group/Hartford Financial Services, Guaranty National Corp./Orion Capital, Titan Holdings/USF&G Corp., Avemco Corp./HCC Insurance Holdings, Midland Financial Group/Progressive Corp., Condor Services Inc./Amwest Insurance Group, and Milwaukee Insurance Group, Inc./Unitrin, Inc.

         PMG calculated a range of multiples based on the ratio of (i) the implied transaction value (calculated as equity value of the transaction plus assumed debt) to EBITDA and net written premiums for the latest 12 months reported prior to the announcement of the selected transaction ("Net Written Premiums") and (ii) the implied equity value to the latest reported stated book value prior to the announcement of the selected transaction. Multiples of implied transaction value to EBITDA ranged from 7.1x to 27.6x (with a median of 17.7x), multiples of implied transaction value to net written premiums ranged from 0.49x to 3.56x (with a median of 1.27x) and multiples of implied equity value to latest reported stated book value ranged from 1.1x to 4.0x with a median of 2.0x. Assuming the Merger Price of $14.60 per share, implied multiples for the Company of latest twelve months EBITDA and Net Written Premiums of 17.7x and 4.8x, respectively, and equity value to stated book value of 4.28x, were above or within the range of multiples of the P&C Insurers and above the medians.

Stock Trading History

         PMG reviewed, for the period from the Company's initial public offering through May 6, 1998, the stock price performance of the Company's Common Stock, the historical trading volume of the Company's Common Stock, the absolute volatility and the volatility of the Company's Common Stock compared to the S&P 500 Index. PMG compared the absolute and relative volatility of the Company's Common Stock to the volatility of the Comparable Companies. Such comparison revealed that the Company had a 2.94 relative volatility compared to a median relative volatility of 2.02 for the Comparable Companies. In general, a higher relative volatility, particularly for companies whose trading volumes for their common stock are relatively low, will result in higher desired rates of return, or discount rate, for investors.

Discounted Projected Stock Value Analysis

         PMG performed a discounted projected stock value analysis of the Company based on the Company's projections. In conducting this analysis, PMG estimated the projected stock price of the Company at May 6, 2002 (four years from the date of PMG's opinion) to be a range of $17.87 to $23.36, with a mid-point of $20.61, based upon a projected earnings per share for the Company in calendar 2002 of $1.37 and a projected price to estimated year-end earnings of 13.0x to 17.0x, with a mid-point of 15.0x. PMG then applied a range of discount rates of 13.0% to 17.0% to these projected stock prices and arrived at a range of current values of $9.53 to $14.33, with a mid-point of $11.79. The Merger Price of $14.60 falls above such ranges.

         Pursuant to a letter agreement dated April 22, 1998 between the Company and PMG, PMG received a retainer fee of $12,500 and will receive an additional fee of approximately $187,500 which is contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse PMG for its reasonable costs and expenses (including legal fees and disbursements) incurred in connection with rendering financial advisory services. The Company has agreed to indemnify PMG for certain costs, expenses, losses, claims, damages and liabilities, including those under federal securities laws, related to or arising out of its rendering of services under its engagement as financial advisor. During the two years preceding the April 22, 1998 retention of PMG by the Company, there were no material relationships between PMG and the Company.

Interests of Certain Persons in the Merger

         In considering the recommendation of the Special Committee and the Board of Directors with respect to the Merger, shareholders should be aware that members of the Company's management and the Board of Directors have certain interests in connection with the Merger.

         Stock Options. The Company will use reasonable efforts to provide that immediately prior to the Effective Time each outstanding option to purchase Common Stock, whether or not then exercisable, will be canceled and the holder of such option or warrant will receive an amount in cash, without interest, equal to the excess, if any, of the Merger Price over the exercise price per share of the option or warrant multiplied by the number of shares of Common Stock subject to the option or warrant. Accordingly, Kenneth L. Brier will receive $1,761,400, Ted A. Drauschak will receive $1,453,125 and Joel
D. Cooperman will receive $765,025 in consideration of the cancellation of their respective options.

         Indemnification Under the Merger Agreement. Pursuant to the Merger Agreement, F&D, Merger Sub and the Company have agreed that after the Effective Time the Company, as the Surviving Corporation, will indemnify, defend and hold harmless each person who is, or has been prior to the date of the Merger Agreement or who becomes prior to the Effective Time, an officer or director of the Company or any of its subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses (including reasonable counsel fees and expenses), settlement payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was an officer or director of the Company or any of its subsidiaries, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement, the Related Agreements, any other agreement related to the Merger Agreement, the Related Agreements or the transactions contemplated by the Merger Agreement or any such other agreements, in each case to the fullest extent required or permitted under applicable law or under the Surviving Corporation's Articles of Incorporation or Bylaws or any indemnification agreements in effect on the date of the Merger Agreement. F&D has agreed in the Merger Agreement that the Surviving Corporation's Articles of Incorporation and Bylaws shall not be amended in a manner that adversely affects the rights of any Indemnified Party thereunder or under the Merger Agreement, unless otherwise required by applicable law or regulatory authority.

         The Contribution Agreement and the Shareholders Agreements. If the Merger Agreement and the Amendment are approved and adopted by the shareholders of the Company and if the Merger is consummated, under the Contribution Agreement, immediately prior to the Effective Time, Kenneth L. Brier will exchange 130,268 shares of Common Stock for 130,268 shares of Class B Stock and Ted A. Drauschak will exchange 44,310 shares of Common Stock for 44,310 shares of Class B Stock. Under the Shareholders Agreements to be executed as of Effective Time, each of Kenneth L. Brier and Ted A. Drauschak will be entitled, during the 30-day period commencing March 31, 2002, to exercise the Put Option and require F&D to purchase all of the Class B Stock held by them for a purchase price per share payable in cash equal to the sum of the Merger Price and the Extra Put Amount. Under the Shareholders Agreements, if the Put Option has not been exercised, F&D is entitled, during the 30-day period commencing March 31, 2003, to exercise the Call Option and purchase all of the Class B Stock owned by Kenneth L. Brier and Ted A. Drauschak for a purchase price per share payable in cash equal to the sum of the Merger Price and the Extra Call Amount. For a more complete discussion of the Contribution Agreement and the Shareholders Agreements, see "The Related Agreements."

         The Noncompetition Agreements. Under the Noncompetition Agreements to be executed as of the Effective Time, the Company and each of Kenneth L. Brier and Ted A. Drauschak agree to the following: (i) the currently effective employment agreements between the Company and each of Kenneth L. Brier and Ted A. Drauschak shall terminate as of the Effective Time and that each of Kenneth L. Brier and Ted A. Drauschak shall have no further right to any payments or benefits thereunder;
(ii) the cash compensation of Kenneth L. Brier from the Effective Time through the termination of his employment by the Company shall be at an annual rate of not less than $443,142; (iii) the cash compensation of Ted A. Drauschak from the Effective Time through the termination of his employment by the Company shall be at an annual rate of not less than $249,581; (iv) each of Kenneth L. Brier and Ted A. Drauschak shall be eligible to participate in the Company's employee benefit plans (other than stock-based plans) existing immediately prior to the Effective Time and (v) each of Kenneth L. Brier and Ted A. Drauschak agree that,
(a) commencing on the Effective Time and continuing through the later of (x) April 30, 2003 or (y) the date on which he leaves the employment of the Company for any reason he shall not, without the prior written consent of the Company, engage in Competition (as defined in the Noncompetition Agreements) with the Company or any of its subsidiaries, (b) during his employment with the Company and thereafter, he shall not, without the prior written consent of the Company, disclose, to any person not employed by the Company, or use in connection with engaging in Competition with the Company, any confidential or proprietary information of the Company (as defined in the Noncompetition Agreements), except as required in the performance of his duties to the Company as an employee of the Company or (c) between the Effective Time and April 30, 2003, he shall not attempt to influence, persuade or induce, or assist any other person in influencing, persuading or inducing, any employee of the Company to give up, or not to commence, employment or a business relationship with the Company. For a more complete description of the Noncompetition Agreements, see "The Related Agreements - The Noncompetition Agreements."

Effective Time of the Merger

         The Effective Time of the Merger will occur upon the filing of Articles of Merger with the Department of State of the Commonwealth of Pennsylvania in accordance with the PBCL. The Articles of Merger are expected to be presented for filing as soon as practicable after the approval and adoption of the Merger Agreement and the Amendment by the Company's shareholders at the Special Meeting and upon satisfaction or waiver of all other conditions to consummation of the Merger. See "Conditions to Consummation of the Merger; Representations and Warranties; Certain Covenants."

Payment for Common Stock

         As a result of the Merger, holders of certificates formerly representing Common Stock will cease to have any equity interest in the Company. After consummation of the Merger, all certificates formerly evidencing Common Stock (other than Common Stock held in the treasury of the Company or Dissenting Shares) will be required to be surrendered to the Paying Agent in order to receive the Merger Price to which holders thereof will be entitled as a result of the Merger. No interest will be paid or accrued on the cash payable upon the surrender of such certificates. Detailed instructions with regard to the surrender of certificates, together with a letter of transmittal, will be forwarded to former holders of Common Stock by the Paying Agent as promptly as practicable following the Effective Time.

Holders of Common Stock should not submit their certificates to the Paying Agent until they have received such materials. Upon surrender of stock certificates and other required documents to the Paying Agent, the Paying Agent will distribute by bank check the Merger Price for each share represented by such stock certificates to the holder thereof. See "The Merger and the Merger Agreement - Terms of the Merger." If payment in respect of canceled Common Stock is to be made to a person other than the person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such payment that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Corporation or the Paying Agent that such tax either has been paid or is not payable.

        Shareholders Should Not Send Any Stock Certificates at This Time.


Certain Other Effects of the Merger

         If the Merger is consummated, the Company's shareholders other than the Management Shareholders will not have an opportunity to continue their equity interest in the Company as an independent entity and therefore will not share in future earnings and growth of the Company.

         If the Merger is consummated, public trading of shares of Common Stock will cease, the Common Stock will cease to be listed on the Nasdaq/NMS and the registration of the Common Stock under the Exchange Act will be terminated. See "Additional Information - Available Information" for information concerning the effect of the Merger on the Surviving Corporation's obligation to file periodic reports and other information with the Commission.

         For information concerning the income tax consequences of the Merger, see "Federal Income Tax Consequences of the Merger."

Insurance Department Approval

         Under the Pennsylvania Insurance Company Law, as amended, and the rules and regulations thereunder, a transaction, including the Merger, that constitutes a change of control of a Pennsylvania-domiciled insurance company or a company controlling such a company, including the Company, may not be consummated unless the person seeking to effect the change in control has filed a Form A Statement containing specified information with the Department and the Department has approved the change in control. The Zurich Group, as the ultimate controlling person of F&D and Merger Sub, filed the Form A Statement with the Department on June 3, 1998. The Department published notice of the filing of the Form A Statement in The Pennsylvania Bulletin on June 20, 1998. The Department will allow not less than 30 days from such publication date for public comment on the Merger. Under the Pennsylvania Insurance Company Law, the Department shall approve the Merger unless the Department finds one of the following: (i) after the change of control the domestic insurer would not be able to satisfy the requirements for the insurance of a license to write the line or lines of insurance for which it is presently licensed; (ii) the effect of the Merger would be to substantially lessen competition in insurance in Pennsylvania or tend to create a monopoly therein;
(iii) the financial condition of any acquiring party is such as might jeopardize the financial stability of the insurer or prejudice the interest of its policyholders; (iv) the plans or proposals which the acquiring party has to liquidate the insurer, sell its assets or consolidate or merge it with any person, or to make any other material change in its business or corporate structure or management, are unfair and unreasonable to policyholders of the insurer and not in the public interest or (v) the competence, experience and integrity of those persons who would control the insurer are such that it would not be in the interest of policyholders of the insurer and of the public to permit the acquisition of control. See "Conditions to Consummation of the Merger; Representations and Warranties; Certain Covenants."

Antitrust Matters

         The HSR Act provides that certain acquisition transactions, including the Merger, may not be consummated unless certain information has been furnished to the Department of Justice and the FTC and certain waiting period requirements have been satisfied. The required information was supplied by the Company and by the Zurich Group on July 1, 1998, and, unless a request for further information is made, the applicable waiting period under the HSR Act will expire on July 30, 1998. At any time before or after the consummation of the Merger, the Department of Justice, the FTC or some other person could seek to enjoin or rescind the Merger on antitrust grounds. See "Conditions to Consummation of the Merger; Representations and Warranties; Certain Covenants."

Accounting Treatment

         The Merger will be accounted for by F&D as a "purchase" for accounting and financial reporting purposes.

Terms of the Merger; Amendments

         General. The Company has agreed in the Merger Agreement to submit the Merger Agreement and the Amendment to its shareholders for approval and adoption at a meeting to be held as soon as practicable in accordance with the PBCL, Nasdaq/NMS rules and regulations and the Company's Articles of Incorporation and Bylaws and, in connection therewith, to prepare and file a proxy statement and cause the proxy statement to be mailed to the Company's shareholders as soon as practicable. Approval and adoption of the Amendment by the Company's shareholders is a condition precedent in the Merger Agreement to consummation of the Merger. If the Merger Agreement and the Amendment are approved and adopted by the shareholders and the other conditions contained in the Merger Agreement are satisfied or waived, Merger Sub will be merged with and into the Company. Upon the filing of Articles of Merger, or at such later time as specified in such filing, each share of Common Stock that is issued and outstanding at the Effective Time, other than Dissenting Shares, will be canceled and extinguished and converted automatically into the right to receive an amount, in cash, without interest, equal to the Merger Price. Also, the

Company will use reasonable efforts to provide that immediately prior to the Effective Time each outstanding option and warrant, whether or not then exercisable, will be canceled and the holder of such option or warrant will receive an amount in cash, without interest, equal to the excess, if any, of the Merger Price over the exercise price per share of the option or warrant multiplied by the number of shares of Common Stock subject to the option or warrant. The obligations of the Company, F&D and Merger Sub to effect the Merger are subject to the fulfillment of certain conditions set forth in the Merger Agreement, including the approval and adoption of the Merger Agreement and the Amendment by the stockholders of the Company. See "The Merger and the Merger Agreement - Conditions to Consummation of the Merger; Representations and Warranties; Certain Covenants."

         The terms of the Merger are set forth in the Merger Agreement which is attached as Appendix A to this Proxy Statement, and the description of the Merger contained herein is qualified in its entirety by reference to the Merger Agreement. Shareholders are urged to review the Merger Agreement carefully.

         Amendments. The Merger Agreement may be amended at any time before or after shareholder approval by written agreement of F&D, Merger Sub and the Company, except that after approval and adoption of the Merger Agreement by the shareholders of the Company, no amendment may be made, without the further approval of the shareholders of the Company, which either decreases the amount of cash to which the shareholders of the Company are entitled pursuant to the Merger Agreement or otherwise materially adversely affects the shareholders of the Company.

Conditions to Consummation of the Merger; Representations and Warranties; Certain Covenants

         Conditions to Consummation of the Merger. Under the Merger Agreement, the obligations of the Company, F&D and Merger Sub to effect the Merger are subject to the satisfaction, on or before the Effective Time, of certain conditions or the waiver thereof. Among such conditions are that (i) the Merger Agreement and the Amendment shall have been approved and adopted by a majority of the votes cast by the holders of the outstanding shares of Common Stock entitled to vote at the Special Meeting; (ii) no statute, rule, regulation, judgment, writ, order, decree, ruling, injunction or other action of a court, governmental, administrative or regulatory agency of competent jurisdiction, restraining, enjoining or otherwise prohibiting the Merger shall be in effect;
(iii) the waiting periods under the HSR Act shall have terminated or early termination thereof shall have been granted or all approvals required in connection therewith, if any, shall have been obtained and (iv) the Insurance Regulatory Approvals, including the approval of the Department, shall have been obtained and remain in full force and effect without any material conditions.

         Under the Merger Agreement, the obligations of F&D and Merger Sub to effect the Merger are also subject to each of the following conditions: (i) the Closings under the Contribution Agreement shall have occurred and the Shareholders Agreements and the Noncompetition Agreements shall have been executed and delivered; (ii) the Board of Directors of the Company shall not have withdrawn, modified or changed its recommendation or approval in respect of the Merger Agreement in a manner adverse to Merger Sub or (iii) the Board of Directors of the Company shall not have recommended any proposal other than by F&D or Merger Sub in respect of a Takeover Proposal (defined in the Merger Agreement as any tender or exchange offer involving the Company, any proposal for a merger, consolidation, business combination or similar transaction including by virtue of any reinsurance arrangement involving the Company or its subsidiaries, any proposal or offer to acquire in any manner more than 10% of the Common Stock of, or a substantial portion of the business or assets of, the Company or its subsidiaries (other than immaterial or insubstantial assets or inventory in the ordinary course of business), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or its subsidiaries or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company other than pursuant to the transactions to be effected pursuant to the Merger Agreement).

         Under the Merger Agreement, the obligations of the Company to effect the Merger are also subject to the condition that there shall not have been a material breach of the representations, warranties and covenants of F&D and Merger Sub contained in the Merger Agreement which breach cannot be or has not been cured within 10 days after the receipt of written notice thereof.

         Representations and Warranties. The representations and warranties of the Company and of F&D and Merger Sub contained in the Merger Agreement include various representations and warranties typical in such agreements and are included in Articles II and III, respectively, of the Merger Agreement, a copy of which is included in this Proxy Statement as Appendix A.

         Certain Covenants. The Company, F&D and Merger Sub covenanted to certain matters in the Merger Agreement including, among others, the following:

         Conduct of Business by the Company Pending the Merger. The Merger Agreement provides that between the date of the Merger Agreement and the Effective Time, unless F&D shall otherwise agree in writing or except as otherwise expressly contemplated by the Merger Agreement, (i) the Company will, and will cause each of its subsidiaries to, conduct its operations only in the ordinary and usual course of the Company's business consistent with past practice and, to the extent consistent therewith, use its best efforts to preserve, and will cause each of its subsidiaries to use its best efforts to preserve, its business organization intact and maintain its existing relations with insureds, suppliers, employees, creditors and business partners; (ii) the Company and its subsidiaries will not, directly or indirectly, (a) except upon exercise of stock options or other rights to purchase Common Stock pursuant to the option plans outstanding on the date of the Merger Agreement or upon exercise of outstanding warrants, issue, sell, transfer or pledge or agree to sell, transfer or pledge any treasury stock of the Company, (b) amend its Articles of Incorporation or Bylaws or (c) split, combine or reclassify the outstanding shares of Common Stock; (iii) the Company and its subsidiaries will not: (a) declare or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, (b) issue, sell, pledge, dispose of or encumber any additional shares of Common Stock or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of Common Stock or capital stock of any class of the Company or any subsidiary, other than shares of Common

Stock reserved for issuance on the date of the Merger Agreement pursuant to the exercise of options or warrants outstanding on the date of the Merger Agreement,
(c) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any assets other than in the ordinary and usual course of the Company's business and consistent with past practice or (d) redeem, purchase or otherwise acquire any of the Company's capital stock; (iv) the Company and its subsidiaries will not:
(a) grant any increase in the compensation payable or to become payable by the Company or any subsidiary to any of its executive officers or (b) (1) adopt any new or (2) amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement or (c) enter into any employment or severance agreement with or, except in accordance with the existing written policies of the Company or any subsidiary, grant any severance or termination pay to any officer, director or employee of the Company or any subsidiary; (v) the Company and its subsidiaries will not modify, amend or terminate any of their respective material contracts or waive, release or assign any material rights or claims or enter into any reinsurance agreement, except in the ordinary course of business and consistent with the Company's past practice; (vi) the Company and its subsidiaries will not: (a) permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to F&D, except in the ordinary course of the Company's business and consistent with the Company's past practice unless the Company shall have obtained a comparable replacement policy; the Company shall not incur or assume any long-term debt, or except in the ordinary course of the Company's business, incur or assume any short-term indebtedness in amounts not consistent with the Company's past practice, (b) assume, guarantee, endorse or otherwise become responsible for the obligations of any other person, except in the ordinary course of the Company's business and consistent with the Company's past practice, (c) make any loans, advances (other than travel and expense advances to employees in the ordinary course of the Company's business and consistent with the Company's past practice or capital contributions to, or investments in, any other person or (d) enter into any material commitment or transaction including, but not limited to, any borrowing or purchase, sale or lease of assets or real estate; (vii) the Company and its subsidiaries will not: (a) change any of the accounting methods used by it unless required by generally accepted accounting principles ("GAAP") or statutory accounting principles ("SAP"), (b) make any material tax election, change any material tax election already made, adopt any material tax accounting method, change any material tax accounting method unless required by GAAP or SAP, enter into any closing agreement, settle any tax claim or assessment or consent to any tax claim or assessment or any waiver of the statute of limitation for any such claim or assessment or (c) take any action having the purpose or effect of delaying the recognition of income by the Company or any subsidiary to any period after June 30, 1998, other than actions customarily taken in the ordinary course of the Company's business consistent with the Company's past practice; (viii) the Company and its subsidiaries will not pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction of any such claims, liabilities or obligations in the ordinary course of the Company's business and consistent with the Company's past practice, or claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Company's consolidated financial statements; (ix) the Company and its subsidiaries will not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company other than the Merger; (x) the Company and its subsidiaries will not take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in the Article VII of the Merger Agreement not being satisfied, or would make any representation or warranty of the Company contained in the Merger Agreement inaccurate in any material respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms of the Merger Agreement or materially delay such consummation or (xi) except as expressly provided in the Merger Agreement, the Company and its subsidiaries will not enter into any agreement, contract, commitment or arrangement to do any of the foregoing or to authorize, recommend, propose or announce an intention to do any of the foregoing.

         Inquiries and Negotiations. Pursuant to, and except as otherwise provided in, the Merger Agreement, the Company agreed on the date of the Merger Agreement immediately to cease any existing discussions or negotiations with any parties in respect of a Takeover Proposal. The Company also agreed in the Merger Agreement to communicate promptly to F&D the terms, including the identity of the person making such proposal, of any inquiry or proposal that it may receive in respect of a Takeover Proposal. The Company agreed in the Merger Agreement that it would not, and would not permit any of its subsidiaries, officers, employees, representatives or agents to (i) initiate, solicit or knowingly encourage any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal or (ii) enter into any agreement with respect to any Takeover Proposal or (iii) in the event of an unsolicited written Takeover Proposal for the Company, engage in negotiations or discussions with, or provide any information or data to any person, other than F&D, any of its affiliates or representatives and except for any information which has previously been publicly disseminated by the Company, relating to any Takeover Proposal, provided that nothing contained in the Merger Agreement shall prohibit the Company or the Company's Board of Directors from (a) taking and disclosing to the Company's shareholders the Company's position with respect to a tender or exchange offer by a third party pursuant to applicable rules promulgated under the Exchange Act or (b) making such disclosure to the Company's shareholders as, in the good faith judgment of the Board of Directors after receiving advice from outside counsel, is required under applicable law.

         The Merger Agreement also provides that neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in manner adverse to F&D or Merger Sub, the approval or recommendation by such Board of Directors or any such committee of the Merger Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal.

Management and Operations of the Company after the Merger

         After the Effective Time, the directors of Merger Sub immediately before the Effective Time will be the initial directors of the Surviving Corporation and the officers of the Company immediately before the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are duly elected or appointed.

Termination; Fees and Expenses; Plans of the Company If the Merger Is Not Consummated

         The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, before or after the approval and adoption thereof by the shareholders of the Company: (i) by mutual written consent of the Boards of Directors of the Company and F&D; (ii) by either the Company or F&D, if a court of competent jurisdiction or a governmental, regulatory or administrative agency shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement; (iii) by F&D, if without any material breach of its or Merger Sub's obligations under the Merger Agreement, the Closing (as defined in the Merger Agreement) of the Merger shall not have occurred by November 30, 1998, subject to extension by the Company for up to 90 days if the Closing shall not have theretofore occurred solely due to a delay in receiving Insurance Regulatory Approvals; (iv) by the Company, if without any material breach of its obligations under the Merger Agreement, the Closing of the Merger shall not have occurred by November 30, 1998, subject to extension by F&D for up to 90 days if the Closing shall not have theretofore occurred solely due to a delay in receiving Insurance Regulatory Approvals; (v) by the Company, if there shall be a material breach of any of F&D or Merger Sub's representations, warranties or covenants in the Merger Agreement, which breach has not been cured or cannot be cured with ten days after the receipt of written notice thereof; (vi) by F&D, if the Company's Board of Directors (a) shall withdraw, modify or change its recommendation or approval in respect of the Merger Agreement in a manner adverse to Merger Sub or (b) shall have recommended any proposal other than by F&D or Merger Sub in respect of a Takeover Proposal or (vii) by F&D, if (a) the Merger Agreement and the Amendment shall not have been approved and adopted by the requisite vote of the Company's shareholders at the Special Meeting or (b) any of the conditions precedent to the obligations of F&D and Merger Sub under the Merger Agreement shall not have been satisfied as a result of a breach by a Management Shareholder of his obligations under the Contribution Agreement.

         Termination Fees. If (i) F&D terminates the Merger Agreement because the Company's Board of Directors (a) has withdrawn, modified or changed its recommendation or approval in respect of the Merger Agreement in a manner adverse to Merger Sub or (b) shall have recommended any proposal other than by F&D or Merger Sub in respect of a Takeover Proposal or (ii) (a) the Merger Agreement shall have been terminated because the Merger Agreement and the Amendment were not approved and adopted by the requisite vote of the Company's shareholders at the Special Meeting and (b) within 18 months after any such termination the Company shall have entered into a definitive agreement with respect to a Takeover Proposal or a Takeover Proposal with respect to the Company shall have been consummated, then the Company is required to pay F&D a termination fee of $2,000,000 within one business day.

         If F&D terminates the Merger Agreement because (a) the Merger Agreement and the Amendment shall not have been approved and adopted by the requisite vote of the Company's shareholders at the Special Meeting or (b) any of the conditions precedent to the obligations of F&D and Merger Sub under the Merger Agreement shall not have been satisfied as a result of a breach by a Management Shareholder of his obligations under the Contribution Agreement, then the Company shall pay F&D, within one business day after the date of such termination, an amount equal to the actual and reasonably documented reasonable out-of-pocket expenses incurred by F&D and Merger Sub in connection with the Merger, the Merger Agreement, the Voting Agreement, the Contribution Agreement and the transactions contemplated thereby.

         Plans of the Company If the Merger Is Not Consummated. If the shareholders fail to approve and adopt the Merger Agreement and the Amendment, the Merger, the Amendment and the transactions contemplated by the Related Agreements will not be consummated. In the event the Merger Agreement and the Amendment are not adopted by the shareholders of the Company, the Merger Agreement and the Related Agreements will terminate, and it is not known whether a sale of the Company would occur in the foreseeable future.

Source and Amount of Funds

         F&D will require approximately $42.5 million to pay the Merger Price for all of the outstanding Common Stock of the Company and to pay for the cancellation of all outstanding options and warrants. F&D has generated sufficient cash resources to complete the Merger and to pay the aggregate Merger Price from the sale of fixed income securities held by F&D in its investment portfolio.

Federal Income Tax Consequences of the Merger

         The discussion set forth below concerning federal income tax consequences to a particular shareholder may vary depending upon such shareholder's particular circumstances. For example, the following discussion may not be applicable to a shareholder who acquired Common Stock pursuant to the exercise of stock options or otherwise as compen sation. Each shareholder is urged to consult such shareholder's own tax advisor with respect to the particular tax consequences to such shareholder of the Merger or the exercise of dissenters appraisal rights, including the applicability and effect of state, local, foreign and other taxes.

         Exchange of Common Stock pursuant to the Merger and the receipt of cash in respect of the exercise of dissenters appraisal rights will be taxable transactions for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and may also be taxable transactions under applicable state, local and other tax laws. For federal income tax purposes, each holder of Common Stock whose shares are exchanged in the Merger will generally recognize gain or loss equal to the difference between the amount of cash received by such shareholder in the Merger and such shareholder's tax basis in such shares. Gain or loss recognized will be treated as a long-term capital gain or loss if the Common Stock are held as a capital asset and if the Common Stock exchanged has a holding period of more than one year at the Effective Time.

         If a noncorporate shareholder recognizes a capital loss in connection with the sale of Common Stock, the shareholder may offset such capital loss against any other capital gains realized by such shareholder in the taxable year and against up to $3,000 of such shareholder's ordinary income for individuals filing joint returns. Any excess loss may be carried forward indefinitely. A corporate shareholder may use a capital loss recognized in connection with the Merger to offset any capital gains realized by it in the same taxable year but not to offset ordinary income. Any unused capital loss of a corporation may generally be carried back to its three preceding taxable years and then, to the extent unused, forward for five succeeding taxable years, in each case to offset capital gains, if any.

Dissenters Appraisal Rights

         For purposes of this section, the term "Company" will be deemed to refer also to the Surviving Corporation with respect to actions taken after the Effective Time.

         Pursuant to the Merger Agreement and the PBCL, the owners of Common Stock will have dissenters rights in connection with the Merger under Sections 1571 through 1580 of Subchapter 15D of the PBCL (hereinafter "Subchapter 15D"), a copy of which (as well as a copy of Section 1930 of the PBCL) is included in this Proxy Statement as Appendix D, and may object to the Merger Agreement and demand in writing that the Company pay the fair value of their Common Stock.

         If any holders of Common Stock properly exercise dissenters rights of appraisal in connection with the Merger under Subchapter 15D of the PBCL (a "Dissenting Shareholder"), any shares held by such holders will not be converted into the right to receive the Merger Price, but instead will be converted into the right to receive the "fair value" of such shares pursuant to Subchapter 15D of the PBCL. THE FOLLOWING SUMMARY OF THE PROVISIONS OF SUBCHAPTER 15D IS NOT INTENDED TO BE A COMPLETE STATEMENT OF SUCH PROVISIONS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUBCHAPTER 15D, A COPY OF WHICH (AS WELL AS A COPY OF SECTION 1930 OF THE PBCL) IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX D AND INCORPORATED HEREIN BY REFERENCE. The Company will not give any notice of the following requirements other than as described in this Proxy Statement and as required by the PBCL.

         General. Any holder of Common Stock who has duly demanded the payment of the fair value of his or her shares under Subchapter 15D will not, after the Effective Time, be a shareholder of the Company for any purpose or be entitled to the payment of dividends or other distributions on any such Common Stock; moreover, the Common Stock of any Dissenting Shareholder will be converted into the right to receive either (i) the fair value of such Common Stock, determined in accordance with Subchapter 15D, or (ii) the right to receive the Merger Price, if any Dissenting Shareholder effectively withdraws his or her demand for appraisal rights.

         SHAREHOLDERS OF THE COMPANY SHOULD NOTE THAT, UNLESS ALL THE REQUIRED PROCEDURES FOR CLAIMING DISSENTERS RIGHTS ARE FOLLOWED WITH PARTICULARITY, DISSENTERS RIGHTS WILL BE LOST. VOTING AGAINST APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, WHETHER IN PERSON OR BY PROXY, IS NOT SUFFICIENT NOTICE TO PERFECT DISSENTERS RIGHTS.

         Filing Notice of Intention to Demand Fair Value. Before any shareholder vote is taken on the Merger Agreement, a Dissenting Shareholder must deliver to the Company a written notice of his or her intention to demand the fair value of his or her Common Stock if the Merger is effected. Such written notice may be sent to the Secretary of the Company at the Company's address set forth on Page 1 of this Proxy Statement. Neither the return of a proxy by the Dissenting Shareholder with instructions to vote the Common Stock represented thereby against the approval and adoption of the Merger Agreement nor a vote against the approval and adoption of the Merger Agreement or an abstention from voting on the approval and adoption of the Merger Agreement is sufficient to satisfy the requirement of delivering a written notice to the Company. In addition, the Dissenting Shareholder must not effect any change in the beneficial ownership of his or her Common Stock from the date of filing the notice with the Company through the Effective Time, and the Dissenting Shareholder must not vote his or her Common Stock for which payment of fair value is sought in favor of the approval and adoption of the Merger Agreement. The submission of a signed blank proxy will serve to waive appraisal rights if not revoked, but a failure to vote, a vote against or an abstention from voting on the approval and adoption of the Merger Agreement will not waive such rights. Proper revocation of a signed blank proxy or a signed proxy instructing a vote for approval and adoption of the Merger Agreement will also preserve dissenters rights under the PBCL. Failure by a Dissenting Shareholder to comply with any of the foregoing will result in such Dissenting Shareholder's forfeiting any right to payment of the fair value of such Dissenting Shareholder's Common Stock.

         Record and Beneficial Owners. A record holder of Common Stock may assert dissenters rights as to fewer than all the Common Stock of the same class or series registered in his or her name only if the holder dissents with respect to all the Common Stock beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he or she dissents. A beneficial owner of Common Stock who is not the record holder may assert dissenters rights with respect to Common Stock held on his or her behalf if such Dissenting Shareholder submits to the Company the written consent of the record holder not later than the time of assertion of dissenters rights. The beneficial owner may not dissent with respect to less than all the Common Stock he or she owns, whether or not such Common Stock is registered in the beneficial owner's name.

         Notice to Demand Payment. If the Merger is approved by the requisite vote at the Special Meeting, the Company shall mail to all Dissenting Shareholders who gave due notice of their intention to demand payment of fair value and who refrained from voting in favor of the Merger a notice stating where and when a demand for payment must be sent, and stock certificates representing the Common Stock held by the Dissenting Shareholder must be deposited to obtain payment. The notice shall be accompanied by a copy of Subchapter 15D of the PBCL and include a form for demanding payment, which form shall have a request for certification of the date that beneficial ownership of the Common Stock was acquired by the Dissenting Shareholder or the person on whose behalf the Dissenting Shareholder dissents. The time set for the receipt of a demand and the Dissenting Shareholder's stock certificates shall not be less than 30 days from the mailing of the notice. Failure by a Dissenting Shareholder to timely demand payment and deposit the stock certificates pursuant to such notice will cause such Dissenting Shareholder to lose all right to receive payment of the fair value of his or her Common Stock. All mailings to the Company are at the risk of the dissenter. However, the Company recommends that the Notice of Intention to Dissent, the Demand Form and the holder's stock certificates be sent by certified mail. If the Merger has not been effected within 60 days after the date set for demanding payment and depositing stock certificates, the Company shall return any stock certificates that have been deposited. The Company, however, may at any later time send a new notice regarding demand for payment and deposit of stock certificates with like effect.

         Payment of Fair Value of Common Stock. Promptly after the Effective Time, or upon timely receipt of demand for payment if the Merger has already been effected, the Company shall either remit to Dissenting Shareholders who have made demand and deposited their stock certificates the amount the Company estimates to be the fair value of the Common Stock or give written notice that no remittance will be made under Section 1577 of the PBCL. Such remittance or notice shall be accompanied by:

                  (i) the Company's closing balance sheet and statement of income for a fiscal year ending not more than 16 months prior to the date of remittance or notice, together with the latest available interim financial statements;

                  (ii) a statement of the Company's estimate of the fair value of the Common Stock; and

                  (iii) a notice of the right of a Dissenting Shareholder to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter 15D of the PBCL.

If the Company does not remit the amount of its estimate of the fair value of the Common Stock, it will return all stock certificates that have been deposited and may make a notation thereon that a demand for payment has been made. If shares carrying such notation are thereafter transferred, each new stock certificate issued therefor will bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares will not acquire by such transfer any rights in the Company other than those which the original dissenter had after making demand for payment of their fair value.

         Estimate by Dissenting Shareholder of Fair Value of Common Stock. If a Dissenting Shareholder believes that the amount estimated or paid by the Company for his or her Common Stock is less than their fair value, the Dissenting Shareholder may send to the Company his or her own estimate of the fair value, which shall be deemed a demand for payment of the amount of the deficiency. If the Dissenting Shareholder does not file his or her own estimate of the fair value within 30 days after such remittance or notice has been mailed by the Company, the Dissenting Shareholder will be entitled to no more than the amount estimated in the notice or remitted by the Company.

         Valuation Proceedings. Within 60 days after the latest of (i) the Effective Time, (ii) timely receipt of any demands for payment or (iii) timely receipt of any Dissenting Shareholder estimates of fair value, if any demands for payment remain unsettled, the Company may file in court an application for relief requesting that the fair value of the Common Stock be determined by the court. Each Dissenting Shareholder whose demands have not been settled will be made a party to the proceeding and will be entitled to recover the amount by which the fair value of such Dissenting Shareholder's Common Stock is found to exceed the amount, if any, previously remitted. Such Dissenting Shareholder will also be entitled to interest on such amount from the Effective Time until the date of payment. There is no assurance, however, that the Company will file such an application. If the Company fails to file an application within the 60-day period, any Dissenting Shareholder who has not settled his or her claim may do so in the Company's name within 30 days after the expiration of the 60-day period. If no Dissenting Shareholder files an application within such 30-day period, each Dissenting Shareholder who has not settled his or her claim will be paid no more than the Company's estimate of the fair value of the Common Stock and may bring an action to recover any amount not previously remitted.

         Costs and Expenses of Valuation Proceedings. The costs and expenses of any valuation proceeding, including the reasonable compensation and expenses of any appraiser appointed by the court, will be determined by the court and assessed against the Company, except that any part of such costs and expenses may be assessed as the court deems appropriate against all or some of the Dissenting Shareholders whose action in demanding supplemental payment is found by the court to be dilatory, obdurate, arbitrary, vexatious or in bad faith. The court may also assess the fees and expenses of counsel and experts for any or all of the Dissenting Shareholders against the Company if it fails to comply substantially with Subchapter 15D or acts in a dilatory, obdurate, arbitrary or vexatious manner or in bad faith. The court can also assess any such fees or expenses incurred by the Company against any Dissenting Shareholder if such Dissenting Shareholder is found to have acted in a dilatory, obdurate, arbitrary or vexatious manner or in bad faith. If the court finds that the services of counsel for any Dissenting Shareholder were of substantial benefit to the other Dissenting Shareholders and should not be assessed against the Company, it may award to such counsel reasonable fees to be paid out of the amounts awarded to the Dissenting Shareholders who were benefited.

         Under the PBCL, a shareholder of the Company has no right to obtain, in the absence of fraud or fundamental unfairness, an injunction against the Merger, nor any right to valuation and payment of the fair value of the holder's shares because of the Merger, except to the extent provided by the dissenters rights provisions of Subchapter 15D. The PBCL also provides that absent fraud or fundamental unfairness, the rights and remedies provided by Subchapter 15D are exclusive.

         The foregoing description of the rights of dissenters under Subchapter 15D should be read in conjunction with Appendix D to this Proxy Statement, and is qualified in its entirety by reference to the provisions of Subchapter 15D.

         The Board of Directors recommends that shareholders vote "FOR" the proposal to approve and adopt the Merger Agreement.


                             THE RELATED AGREEMENTS

General

         Simultaneously with the execution of the Merger Agreement on May 6, 1998, (i) F&D, Merger Sub, Kenneth L. Brier, Ted A. Drauschak and Jack Brier executed the Voting

Agreement and (ii) F&D, Merger Sub, Kenneth L. Brier and Ted A. Drauschak executed the Contribution Agreement. The Contribution Agreement contemplates that, effective as of the Effective Time, F&D, the Company and each of Kenneth
L. Brier and Ted A. Drauschak will execute (i) the Shareholders Agreements and
(ii) the Noncompetition Agreements.

         The following summaries of the contents of the Voting Agreement, the Contribution Agreement, the Shareholders Agreements and the Noncompetition Agreements represent materially complete summaries of such contents, but are qualified in their entirety by reference to, the text of the Voting Agreement, the Contribution Agreement, the form of the Shareholders Agreements and the form of the Noncompetition Agreements, included as Appendices EI, EII, EIII and EIV, respectively, to this Proxy Statement.

The Voting Agreement

         Kenneth L. Brier, President, Chief Executive Officer and a director of the Company and the holder of approximately 11.0% of the outstanding Common Stock, Ted A. Drauschak, Executive Vice President and a director of the Company and the holder of approximately 1.7% of the outstanding Common Stock and Jack Brier, the father of Kenneth L. Brier and the holder of approximately 11.6% of the outstanding Common Stock, entered into the Voting Agreement with F&D and Merger Sub, a copy of which is included as Appendix EI to this Proxy Statement. The Voting Agreement contains representations and warranties typical in such agreements and are included in Section 1 of the Voting Agreement.

         Under the Voting Agreement, each of Kenneth L. Brier, Ted A. Drauschak and Jack Brier agrees with F&D and Merger Sub (i) to vote for approval and adoption of the Merger Agreement and the Amendment at any meeting of the Company's shareholders called to take action with respect to the Merger Agreement and the Amendment or in any other circumstances in which their vote, consent or approval is sought with respect to the Merger Agreement or the Amendment or to execute a consent in favor of the Merger Agreement and the Amendment and (ii) at any meeting of the Company's shareholders or in any other circumstances in which their vote, consent or approval is sought while the Merger Agreement remains in effect to vote against (A) any Takeover Proposal or any action which is a component of any Takeover Proposal or would be a component of a Takeover Proposal if it were contained in a proposal, (B) any merger agreement or merger (other than the Merger Agreement and the Merger), reorganization, recapitalization, dissolution, liquidation or winding up of the Company or (C) any amendment to the Company's Articles of Incorporation or Bylaws which would in any manner partially or wholly prevent or materially impede, interfere with or delay the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (A), (B) and (C), a "Competing Transaction.")

         Pursuant to the Voting Agreement, each of Kenneth L. Brier, Ted A. Drauschak and Jack Brier covenants and agrees with F&D and Merger Sub that he shall not (i) transfer, which term includes a sale, gift, pledge, encumbrance or other disposition, or consent to any transfer of, any or all of his shares of Common Stock or any interest therein, except pursuant to the Merger and the Merger Agreement; (ii) enter into any contract, option or other agreement with respect to any transfer of any or all of his shares of Common Stock or any interest therein; (iii) grant any proxy, power-of-attorney or other authorization in or with respect to any of his shares of Common Stock, except in accordance with the Voting Agreement; (iv) deposit any of his shares of Common Stock into a voting trust, enter into a voting agreement with respect to his shares of Common Stock or otherwise limit his power to vote his shares of Common Stock or (v) permit any director, officer, employee, investment banker, attorney or other representative to, directly or indirectly, (A) solicit or initiate, or knowingly encourage the submission of, any Competing Transaction or (B) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction.

         Each of Kenneth L. Brier, Ted A. Drauschak and Jack Brier agrees in the Voting Agreement that the provisions thereof shall attach to his shares of Common Stock and be binding upon any person or entity to which legal or beneficial ownership of his shares of Common Stock shall pass, whether by operation of law or otherwise, and shall also apply to any additional shares of Common Stock acquired by him.

         In executing the Voting Agreement, Kenneth L. Brier and Ted A. Drauschak acted solely in their capacity as record and beneficial owners of Common Stock and not in their capacity as directors of the Company.

The Contribution Agreement

         Pursuant to the Contribution Agreement, a copy of which is included in this Proxy Statement as Appendix EII, immediately prior to the Effective Time, Kenneth L. Brier will contribute 130,268 shares of Common Stock to Merger Sub in exchange for 130,268 shares of Class B Stock and Ted A. Drauschak will contribute 44,310 shares of Common Stock to Merger Sub in exchange for 44,310 shares of Class B Stock.

         The contribution of Common Stock in exchange for Class B Stock under the Contribution Agreement by Kenneth L. Brier and Ted A. Drauschak is subject to the satisfaction of the conditions precedent to the obligations of the Company, F&D and Merger Sub set forth in Section 6.1 of the Merger Agreement and, in the case of Merger Sub, to the satisfaction of the conditions precedent to the obligations of F&D and Merger Sub set forth in Section 6.2 of the Merger Agreement, the accuracy of the representations and warranties of Kenneth L. Brier and Ted A. Drauschak set forth in the Contribution Agreement and the Voting Agreement and the compliance by Kenneth L. Brier and Ted A. Drauschak with their agreements in the Contribution Agreement and the Voting Agreement. If the Merger Agreement is terminated for any reason, the obligations of the parties to the Contribution Agreement shall also terminate.

         Each of Kenneth L. Brier and Ted A. Drauschak also agrees in the Contribution Agreement that the Class B Stock issued to him by Merger Sub shall be converted in the Merger into shares of Class B Common Stock of the Company as the Surviving Corporation on the terms provided in the Merger Agreement and, at the closing under the Contribution Agreement, to execute the Shareholders Agreement and the Noncompetition Agreement.

The Shareholders Agreements

         Pursuant to the Shareholders Agreements, the form of which is attached to this Proxy Statement as Appendix EIII and which will be executed by F&D, the Company, Kenneth L. Brier and Ted A. Drauschak immediately prior to the Effective Time, each of Kenneth L. Brier and Ted A. Drauschak will be entitled, during the 30-day period commencing March 31, 2002 (the "Put Period"), to exercise the Put Option and require that F&D purchase all of the Class B Stock held by them for a purchase price (the "Put Purchase Price") per share payable in cash equal to the sum of the Merger Price and the Extra Put Amount. Under the Shareholders Agreements, if the Put Option has not been exercised, F&D is entitled, during the 30-day period commencing March 31, 2003 (the "Call Period"), to exercise the Call Option and purchase all of the Class B Stock owned by Kenneth L. Brier and Ted A. Drauschak for a purchase price (the "Call Purchase Price") per share payable in cash equal to the sum of the Merger Price and the Extra Call Amount.

         The Extra Put Amount for each of Kenneth L. Brier and Ted A. Drauschak shall be equal to the product obtained by multiplying the 2002 Extra Amount, determined as provided in the Shareholders Agreement, by the quotient obtained by dividing the number of shares of Class B Stock held by Kenneth L. Brier or Ted A. Drauschak, as the case may be, by the aggregate number of shares of Class B Stock held by both of Kenneth L. Brier and Ted A. Drauschak. The 2002 Extra Amount shall be: (i) if the cumulative Adjusted Consolidated Net Income of the Company determined as provided in the Shareholders Agreement for the period from June 30, 1998 through December 31, 2001 (the "2002 Cumulative Income") is equal to or less than $11,077,007, but more than zero, 3% of 2002 Cumulative Income;
(ii) if 2002 Cumulative Income is greater than $11,077,007 but less than $22,154,015, 6% of 2002 Cumulative Income and (iii) if 2002 Cumulative Income is greater than $22,154,015, the sum of (a) 6% of 2002 Cumulative Income and (b) 6% of the amount by which 2002 Cumulative Income exceeds $22,154,015.

         The Extra Call Amount for each of Kenneth L. Brier and Ted A. Drauschak shall be equal to the product obtained by multiplying the 2003 Extra Amount, determined as provided in the Shareholders Agreements, by the quotient obtained by dividing the number of shares of Class B Stock held by Kenneth L. Brier or Ted A. Drauschak, as the case may be, by the aggregate number of shares of Class B Stock held by both of Kenneth L. Brier and Ted A. Drauschak. The 2003 Extra Amount shall be: (i) if the cumulative Adjusted Consolidated Net Income of the Company determined as provided in the Shareholders Agreements for the period from June 30, 1998 through December 31, 2002 (the "2003 Cumulative Income") is equal to or less than $16,287,746, but more than zero, 3% of 2003 Cumulative Income; (ii) if 2003 Cumulative Income is greater than $16,287,746 but less than $32,575,492, 6% of 2003 Cumulative Income and (iii) if 2003 Cumulative Income is greater than $32,575,492, the sum of (a) 6% of 2003 Cumulative Income and (b) 6% of the amount by which 2003 Cumulative Income exceeds $32,575,492.

         If, prior to the expiration of the Call Period, either Kenneth L. Brier or Ted A. Drauschak (i) terminates his employment with the Company for any reason other than (a) death or Disability (as defined in the Shareholders Agreements), (b) the location of his primary place of employment is changed to a place outside of the greater Philadelphia suburban area or (c) the Company makes a material and adverse change in the nature and scope of his duties or (ii) is terminated by the Company for Cause (as defined in the Shareholders Agreements), F&D shall at any time thereafter be entitled to exercise the Call Option, and no Extra Put Amount shall be payable upon consummation of the Put Option and no Extra Call Amount shall be payable upon consummation of the Call Option.

         If, (i) either Kenneth L. Brier or Ted A. Drauschak ceases to be an employee of the Company because of death or Disability or (ii) the Company terminates the employment of Kenneth L. Brier or Ted A. Drauschak other than for Cause or (iii) Kenneth L. Brier or Ted A. Drauschak terminates his employment with the Company because (a) the location of his primary place of employment is changed to a place outside of the greater Philadelphia suburban area or (b) the Company makes a material and adverse change in the nature and scope of his duties, Kenneth L. Brier and Ted A. Drauschak shall thereafter be entitled to exercise the Put Option and F&D shall thereafter be entitled to exercise the Call Option. In such event, the Extra Put Amount and the Extra Call Amount, as the case may be, shall be computed by comparing the cumulative Adjusted Consolidated Net Income of the Company from the period from June 30, 1998 through the last day of the fiscal quarter of the Company ended immediately preceding the date on which a notice of exercise of the Put Option or the Call Option is given (the "Interim Cumulative Income") to the cumulative "Target Net Income" of the Company as of such interim measurement date. In such event, the Extra Put Amount and the Extra Call Amount, shall be (i) if the Interim Cumulative Income is equal to or less than 50% of cumulative Target Net Income as of such interim measurement date, but more than zero, 3% of Interim Cumulative Income, multiplied by the quotient obtained by dividing the number of shares of Class B Stock held by Kenneth L. Brier or Ted A. Drauschak, as the case may be, by the number of shares of Class B Stock held by both of Kenneth L. Brier and Ted A. Drauschak, (ii) if the Interim Cumulative Income is greater than 50% of cumulative Target Net Income as of such interim measurement date, but less than 100% of cumulative Target Net Income as of such interim measurement date, 6% of Interim Cumulative Income, multiplied by the quotient obtained by dividing the number of shares of Class B Stock held by Kenneth L. Brier or Ted A. Drauschak, as the case may be, by the number of shares of Class B Stock held by both of Kenneth L. Brier and Ted A. Drauschak, and (iii) if the Interim Cumulative Income is greater than 100% of cumulative Target Net Income as of such interim measurement date, the sum of (a) 6% of Interim Cumulative Income and (b) 6% of the amount by which Interim Cumulative Income exceeds 100% of cumulative Target Net Income as of such interim measurement date, multiplied by the quotient obtained by dividing the number of shares of Class B Stock held by Kenneth L. Brier or Ted A. Drauschak, as the case may be, by the number of shares of Class B Stock held by both of Kenneth L. Brier and Ted A.
Drauschak.

         The Shareholders Agreements also provide that, if F&D is requested to do so by Kenneth L. Brier and Ted A. Drauschak, F&D shall obtain and maintain, at the sole cost of Kenneth L. Brier and Ted A. Drauschak, a non-transferable letter of credit in a face amount not less than the aggregate Merger Price payable to Kenneth L. Brier and Ted A. Drauschak in the event the Put Options were exercised.

         The Shareholders Agreements also provide that Kenneth L. Brier and Ted
A. Drauschak shall not sell, assign, pledge, hypothecate or otherwise dispose of any of their Class B Stock except pursuant to the Put Option, the Call Option or by will or the laws of descent and distribution.

The Noncompetition Agreements

         Pursuant to the Noncompetition Agreements, the form of which is attached to this Proxy Statement as Appendix EIV and which will be executed by F&D, the Company, Kenneth L. Brier and Ted A. Drauschak as of the Effective Time, each of Kenneth L. Brier and Ted A. Drauschak agrees to the following: (i) the currently effective employment agreements between the Company and each of Kenneth L. Brier and Ted A. Drauschak shall terminate as of the Effective Time and that each of Kenneth L. Brier and Ted A. Drauschak shall have no further right to any payments or benefits thereunder, including payments and benefits otherwise due upon termination of employment or a change in control of the Company; (ii) the cash compensation of Kenneth L. Brier from the Effective Time through the termination of his employment by the Company shall be at an annual rate of not less than $443,142; (iii) the cash compensation of Ted A. Drauschak from the Effective Time through the termination of his employment by the Company shall be at an annual rate of not less than $249,581; (iv) each of Kenneth L. Brier and Ted A. Drauschak shall be eligible to participate in the Company's employee benefit plans (other than stock-based plans) existing immediately prior to the Effective Time and F&D agrees to cause the Company to maintain all such benefits until the termination of his employment with the Company and (v) each of Kenneth L. Brier and Ted A. Drauschak agrees that, (a) commencing on the Effective Time and continuing through the later of (x) April 30, 2003 or (y) the date on which he leaves the employment of the Company for any reason he shall not, without the prior written consent of the Company, engage in Competition (as defined in the Noncompetition Agreements) with the Company or any of its subsidiaries, (b) during his employment with the Company and thereafter he shall not, without the prior written consent of the Company, disclose to any person not employed by the Company, or use in connection with engaging in Competition with the Company, any confidential or proprietary information of the Company (as defined in the Noncompetition Agreements), except as required in the performance of his duties to the Company as an employee of the Company or (c) between the Effective Time and April 30, 2003 he shall not attempt to influence, persuade or induce, or assist any other person in influencing, persuading or inducing, any employee of the Company to give up, or not to commence, employment or a business relationship with the Company. The Noncompetition Agreements also provide that the Company is entitled, in addition to any remedies available to the Company at law, to obtain immediate injunctive relief in the event of the breach of any of the noncompetition obligations of Kenneth L. Brier or Ted A. Drauschak.


                                 PROPOSAL NO. 2

              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION

         At the Special Meeting, shareholders will be asked to consider and vote upon a proposal to amend the Company's Articles of Incorporation to change the authorized capitalization of the Company from 20,000,000 shares of Common Stock, par value $.001 per share, to 19,800,000 shares of Class A Common Stock, par value $.001 per share, 200,000 shares of Class B Common Stock, par value $.001 per share and 5,000,000 shares of Preferred Stock, par value $.001 per share. The Class A Common Stock would have the exclusive rights to vote on all matters submitted to the shareholders of the Company, and the Class B Common Stock would have no voting rights except to the extent otherwise required by the PBCL. The complete text of the Amendment is included as Appendix B to this Proxy Statement.

         The approval and adoption of the Amendment by the Company's shareholders at the Special Meeting is a condition precedent to the obligations of F&D and Merger Sub to consummate the Merger. Therefore, a vote against the proposal to approve and adopt the Amendment will have the same effect as a vote against approval and adoption of the Merger Agreement. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting is required to approve and adopt the Amendment.

         The purpose of the Amendment is to create an authorized capitalization of the Company to permit the consummation of the transactions contemplated by the Merger Agreement. In the event the Merger is not consummated, the Company will not file the Amendment with the Secretary of State of the Commonwealth of Pennsylvania and the Amendment would not take effect.

         The Board of Directors therefore recommends that shareholders vote "FOR" the proposal to approve and adopt the Amendment.


                       INFORMATION CONCERNING THE COMPANY

Business

         The Company commenced operations in February 1992. The Company acts as a holding company for The Mountbatten Surety Company, Inc. (the "Surety Company") and HMS Dreadnought, Inc. ("Dreadnought"). The Surety Company engages in the underwriting of surety bonds, primarily contract bonds. Contract bonds constitute a specialty market with the property and casualty insurance industry, and are generally posted by contractors (and/or subcontractors) to guarantee completion of their work on government and private construction projects.

         Suretyship is an extension of credit in the form of an agreement by the "surety" for the benefit of the "obligee" to guarantee payment or performance by the "principal." When a surety bond is issued, the obligee holds the surety responsible for the obligation of the principal. The surety and the principal are jointly responsible to the obligee for the debt or obligation, which is the subject of the surety bond. Surety bonds are often required by law, and a type of surety bond known as a "contract bond" is often required by a party, whether private or governmental, entering into a construction, rehabilitation, remediation or similar contract. In some instances, bonds are furnished in lieu of cash deposits, but often a bond is required and a cash alternative is not permitted.

         The Surety Company wrote its first bond in October 1992. In May 1994, the Surety Company received a Treasury Listing (the "T-Listing") to write federally required bonds anywhere in the United States and its territories. Prior to July 1994, the Surety Company was licensed to write bonds only in the Commonwealth of Pennsylvania. The following table sets forth information, chronologically, with respect to those states in which the Surety Company is presently licensed to write bonds:

           State                           Date of Admission
           -----                           -----------------
        Pennsylvania                       September 11, 1992
        Delaware                           July 13, 1994
        Maryland                           October 7, 1994
        New Jersey                         March 31, 1995
        Virginia                           August 17, 1995
        District of Columbia               September 1, 1995
        New York                           October 19, 1995
        Ohio                               November 28, 1995
        Kentucky                           April 26, 1996
        Tennessee                          September 23, 1996
        Indiana                            September 30, 1996
        Connecticut                        December 1, 1996
        Mississippi                        December 1, 1996
        Illinois                           December 5, 1996
        South Carolina                     February 3, 1997
        West Virginia                      May 8, 1997
        Alabama                            August 6, 1997
        Michigan                           March 3, 1998

         In addition, the Surety Company has applied for a license to underwrite bonds in Florida, Georgia and North Carolina, and anticipates filing license applications in various other states.

         Dreadnought commenced operations in February 1997. It provides escrow, dispute resolution, claims handling and construction management services to the Company. As used herein, "the Company" shall mean the Company, the Surety Company and Dreadnought unless the context otherwise requires.

Bond Products

         The Surety Company writes primarily contract bonds to guarantee the required performance and payments of contractors and subcontractors engaged in construction and, to a lesser extent, environmental remediation projects. Projects bonded by the Surety Company generally have durations that do not exceed two years; most are completed in one year or less. The Surety Company also writes a variety of other surety bonds, although it is focusing increasingly on contract bonds. The Surety Company does not provide financial guarantee bonds, bail bonds, bonds for remediation of groundwater contamination or bonds covering a variety of risks deemed inappropriate for the Surety Company; nor does it underwrite any liability insurance.

         The following table sets forth information concerning the nature of the bonds written by the Surety Company for the years ended December 31, 1997 and 1996:


                                                  1997                                          1996
                            -------------------------------------------     -----------------------------------------
                                                                  % of                                          % of
                                                     Gross        Gross                            Gross        Gross
    Type of Bond            Number      Total     Premiums     Premiums     Number     Total    Premiums     Premiums
--------------------        ------      -----     --------     --------     ------     -----    --------     --------
Contract bonds               1,525      82.0%    $10,087,891      97.0%      1,112     80.1%    $7,541,676     96.3%
Non-contract bonds             335      18.0%        308,757       3.0%        277     19.9%       287,495      3.7%
                             -----     -----     -----------     -----       -----    -----     ----------    -----
  Total                      1,860     100.0%    $10,396,648     100.0%      1,389    100.0%    $7,829,171    100.0%
                             =====     =====     ===========     =====       =====    =====     ==========    =====


         Prior to November 1997, the reinsurance program required that the Company not write any bond exceeding $5 million, or bonds on the same work program in favor of the principal exceeding $7.5 million in the aggregate. Effective November 1, 1997, the Company secured a new reinsurance treaty that increased the maximum single bond limit to $6 million, and the work program aggregate to $12 million. While future increases in the Surety Company's maximum bond size are anticipated, management believes that the current maximum bond size of $6 million will allow the Surety Company to continue to penetrate selected markets for contract bonds.

         The following table sets forth information concerning the dollar amount of bonds written by the Surety Company for the years ended December 31, 1997 and 1996:


                                                  1997                                          1996
                            -------------------------------------------     -----------------------------------------
                                                                  % of                                          % of
                                                     Gross        Gross                            Gross        Gross
  Bond Amount               Number      Total     Premiums     Premiums     Number     Total    Premiums     Premiums
-----------------           ------      -----     --------     --------     ------     -----    --------     --------
$150,000 or less             1,122      60.3%     $1,201,098     11.5%         896     64.5%      $912,120     11.7%
$150,001-$250,000              192      10.3%        805,775      7.8%         132      9.5%       565,590      7.2%
$250,001-$500,000              216      11.6%      1,555,517     15.0%         168     12.1%     1,331,933     17.0%
$500,001-$750,000              128       6.9%      1,349,774     13.0%          59      4.2%       726,215      9.2%
$750,001-$1,000,000             48       2.6%        742,798      7.1%          36      2.6%       663,188      8.5%
$1,000,001-$1,500,000           59       3.2%      1,152,813     11.1%          36      2.6%       886,583     11.3%
$1,500,001-$2,000,000           27       1.4%        680,905      6.5%          23      1.7%       804,420     10.3%
$2,000,001-$3,000,000           35       1.9%      1,415,228     13.6%          22      1.6%       945,908     12.1%
Over $3,000,000                 33       1.8%      1,492,740     14.4%          17      1.2%       993,214     12.7%
                             -----     -----     -----------    -----        -----    -----     ----------    -----
   Total                     1,860     100.0%    $10,396,648    100.0%       1,389    100.0%    $7,829,171    100.0%
                             =====     =====     ===========    =====        =====    =====     ==========    =====


         The Surety Company uses bond forms prepared by the American Institute of Architects ("AIA"), or bond forms specified by the bond obligee, for performance, payment and bid bonds. The Surety Company also uses an internally generated indemnity agreement to document its rights with respect to entities or persons it bonds. Among other things, the indemnity agreement provides the Surety Company with an assignment of the principal's contract rights and a confession of judgment against the bond principal in the event of a default under the indemnity agreement, the principal's obligation, or both.

Underwriting

         The Surety Company places a high priority on minimizing bond claims and losses. Accordingly, the Surety Company underwrites each bond submission at its home office and has granted no binding authority to its independent brokers and agents. The Surety Company believes that its use of both financial analysis and technical analysis in the bond underwriting process permits it to achieve better underwriting results than would otherwise be possible through financial analysis alone. Technical analysis procedures in the underwriting process using management's expertise in the construction industry can provide an indication of substandard construction or record-keeping practices that might increase the likelihood of a bond claim.

Claims and Reserves

         The Surety Company attempts to actively manage disputes and claims in an effort to minimize losses. Depending on the relevant factors, the Surety Company can pursue its rights at law and, under the general indemnity agreements associated with a bond, may enforce its rights with respect to collateral securing the bond; may pay the claim or may complete the project using any remaining project funds due the bonded contractor as well as, or in addition to, seeking the remedies referred to previously.

         While the Surety Company does not bond projects with durations exceeding two years, and while it attempts to obtain releases from bond obligees upon completion of bonded projects, in cases where releases are not obtained, claims may be asserted following completion of the contract. AIA performance bonds permit claims for up to two years following the scheduled date of the final contract payment, and AIA payment bonds permit claims up to one year after the bond principal ceases work on the project.

         The Surety Company maintains incurred but not reported loss reserves ("IBNR") with respect to claims that have been incurred but not reported. Because of the Company's limited operating history and claims experience, its IBNR reserves are primarily based on both data derived from the experience of industry, as well as the Surety Company's actual experience. The Surety Company has established case reserves to provide for all anticipated payments and related expenses on known claims.

         Case and IBNR reserves are reviewed and certified at least annually by the Surety Company's independent actuary. Such certification has been obtained as of December 31, 1997. The Surety Company believes that aggregate reserves make reasonable and sufficient provision for payments on reported and unreported claims.

Sales and Marketing

         Substantially all the Surety Company's business is produced by its network of independent brokers and agents. The Surety Company documents its agent relationships with a broad agency agreement, which relies on pre-negotiated commission and incentive commission schedules. The Surety Company has established similar agency arrangements in all of the states in which it is licensed to write bonds.

Regulation

         Surety companies are generally regulated as property and casualty insurance companies even though surety bonds differ in important respects from traditional forms of property and casualty insurance. Thus, surety companies, like other types of insurance companies, are subject to supervision and regulation in the states in which they transact business. Such supervision and regulation, designed primarily for the protection of policyholders (or bond obligees) and not shareholders, relate to most aspects of an insurance company's business and include such matters as authorized lines of business, underwriting standards, financial condition standards, licensing, investment policies, premium levels and the filing of quarterly, annual and other reports based on statutory accounting principles and a variety of other financial and nonfinancial matters.

         Because the Company is domiciled in the Commonwealth of Pennsylvania, the Department has primary authority over it. The Surety Company is also subject to the supervision and regulation of the appropriate agency in any state in which the Surety Company obtains a license to transact business.

         In general, the Surety Company must obtain a license in a given state in order to write bonds covering risks therein. In order to obtain a license, the Surety Company must submit detailed financial and other information, and satisfy statutory and regulatory requirements, as well as informal criteria applied by state insurance departments.

         In May 1994, the Surety Company received a certificate of authority, or "T-Listing," from the United States Department of the Treasury, allowing it to write bonds required by the United States Government. The T-Listing entitles the Surety Company to write federally required bonds anywhere in the United States or its territories, currently in amounts up to $798,000 (representing approximately 10% of the Surety Company's statutory policyholders' surplus at December 31, 1997). The Surety Company is authorized to write larger bonds so long as a T-Listed reinsurer with greater bonding authority (such as the Surety Company's current reinsurer) provides a "Miller Act" endorsement undertaking to be liable directly to the bond obligee in the event the Surety Company defaults on its bond. The Surety Company intends to write bonds regularly on this basis. The Surety Company expects its T-Listing amount to increase in the 1998 Treasury Circular.

         The range of premium rates charged by the Surety Company for its bonds has been filed with and approved by the Department. The Department's approval is required to increase or decrease premiums in the future beyond the current ranges of approved premium rates. The Surety Company would additionally require rate approvals from other states in which it is licensed in order to change its premium rates from the ranges currently approved.

         Most states, including Pennsylvania, have enacted legislation that regulates insurance holding company systems. Each insurance holding company system is required to register with the insurance supervisory agency of its state of domicile, and furnish information concerning the operations of companies within the system. Pursuant to these laws, the Department may examine the Company and the Surety Company, require disclosure of material transactions by the holding company, and require prior approval of certain transactions, such as extraordinary dividends from an insurance company to its holding company.

         All transactions between the Company and the Surety Company must be fair and equitable. Approval by the applicable Insurance Commissioner is required prior to consummation of transactions affecting the control of an insurer. In Pennsylvania, the acquisition of 10% or more of the outstanding capital stock of an insurer or its holding company is presumed to be a change in control.

Competition

         The surety industry is highly competitive. Many surety companies are larger than the Surety Company, have considerably greater financial and other resources, have greater experience in the surety industry and, unlike the Surety Company, offer a broad line of insurance products. In addition, the Surety Company is at a competitive disadvantage against companies that have an A.M. Best "letter" rating and/or licenses to write surety bonds on a broader geographic basis. A.M. Best has assigned a "number" rating of 5 (Secure) to the Surety Company, and will assign a "letter" rating to the Surety Company in 1998, once five full years of operations have been completed. While many of the largest surety companies have targeted the market for bonds of $6 million or more, many other surety companies actively target the Surety Company's primary market niche for bonds up to $6 million. The Surety Company attempts to meet this competition by providing its brokers, agents and customers with high quality, timely and innovative services.

Employees

         The Company employs 26 full time employees at its Bala Cynwyd, Pennsylvania offices. Management believes that employee relations are generally good.

Description of Property

         The Company leases 4,424 square feet of office space at 33 Rock Hill Road, Bala Cynwyd, Pennsylvania 19004 at an annual cost of approximately $79,762. The lease term expires September 30, 1999, provided that the Company may terminate the lease at any time by giving 60 days advance written notice and paying a specified amount of the landlord's cost to improve the space. The Company has not purchased or developed real estate for investment purposes or made real estate loans. Accordingly, it has no properties arising from such activities.

Legal Proceedings

         The Company is not involved in any pending or threatened legal or administrative proceedings other than those undertaken in the ordinary course of its surety business.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

Introduction

         The Company's principal business activity is to underwrite surety bonds through its wholly owned subsidiary, the Surety Company. The Surety Company wrote its first bond in October 1992. In May 1994, the Surety Company received a T-Listing to write federally required bonds anywhere in the United States and its territories. Prior to July 1994, the Surety Company was licensed it write bonds only in the Commonwealth of Pennsylvania. The following table sets forth information, chronologically, with respect to those states in which the Surety Company is presently licensed to write bonds:

              State                         Date of Admission
              -----                         -----------------
           Pennsylvania                     September 11, 1992
           Delaware                         July 13, 1994
           Maryland                         October 7, 1994
           New Jersey                       March 31, 1995
           Virginia                         August 17, 1995
           District of Columbia             September 1, 1995
           New York                         October 19, 1995
           Ohio                             November 28, 1995
           Kentucky                         April 26, 1996
           Tennessee                        September 23, 1996
           Indiana                          September 30, 1996
           Connecticut                      December 1, 1996
           Mississippi                      December 1, 1996
           Illinois                         December 5, 1996
           South Carolina                   February 3, 1997
           West Virginia                    May 8, 1997
           Alabama                          August 6, 1997
           Michigan                         March 3, 1998

         In addition, the Surety Company has applied for a license to underwrite bonds in Florida, Georgia and North Carolina, and anticipates filing license applications in various other states.

Results of Operations

         During the year ended December 31, 1997, the Surety Company generated $10,396,648 of gross written premiums, compared to $7,829,171 of gross written premiums during the year ended December 31, 1996, representing an increase of $2,567,477, or 33%. Management attributes the increase in gross written premiums primarily to the Surety Company's increased penetration of the states in which the Surety Company became licensed in late 1995 and during 1996.

         For the year ended December 31, 1997, ceded reinsurance premiums totaled $1,560,662, representing approximately 15% of gross written premiums. For the year ended December 31, 1996, ceded reinsurance premiums totaled $1,287,308, representing approximately 16% of gross written premiums. The increase in ceded reinsurance premiums from the 1996 period to the 1997 period was primarily the result of the increase in gross written premiums as well as an increase in reinsurance coverage limits and reinstatements, offset by a slightly lower reinsurance rate.

         Effective November 1, 1996 through October 31, 1997, the Company's work program aggregate under its reinsurance treaty increased to $10 million from $7.5 million. The maximum single bond limit remained at $5 million. However, the Company's aggregate reinsurance coverage limits and reinstatements increased, and ceded reinsurance premiums were calculated at approximately 15.26% of gross written premiums, net of the Company's 5% participation in the first and second layers.

         Effective November 1, 1997, for the twelve-month period ending October 31, 1998, the Company's maximum single bond limit increased to $6 million from $5 million, and the work program aggregate increased to $12 million from $10 million. In addition, the Company's aggregate reinsurance coverage limits and reinstatements increased, and ceded reinsurance premiums will represent approximately 14.11% of gross written premiums, net of the Company's 5% participation in the first and second layers.

         The Company's current reinsurance program provides four layers of reinsurance. Under the first layer, the Company retains 100% of all losses up to $150,000 and the reinsurer assumes 95% of the next $850,000, subject to a maximum annual recovery by the Company of $4,250,000. The second layer provides $2,000,000 of coverage (95% to be assumed by the reinsurer) on any loss discovered for any principal in excess of the first $1,000,000 of loss with an aggregate annual maximum of $6,000,000. The third layer provides $3,000,000 of coverage on any loss discovered for any principal in excess of the first $3,000,000 of loss with an aggregate annual maximum of $6,000,000. The fourth layer provides $4,000,000 of coverage on any loss discovered for any principal in excess of the first $6,000,000 with an aggregate annual maximum of $4,000,000.

         For the year ended December 31, 1997, claims and claim adjustment expenses incurred were $921,499, or an incurred loss and loss adjustment expense ratio of 11.2%, compared to $519,708, or an incurred loss and loss adjustment expense ratio of 8.4%, for the year ended December 31, 1996. The increase in claim and claim adjustment expenses in 1997 reflects primarily the increase in the Company's business volume and claims paid by the Company.

         Of the $921,499 of claims and claim adjustment expenses incurred in 1997, $839,190 relates to known claims, most of which are associated with four bonded principals. $82,309 relates to the increase in IBNR reserves, which is primarily driven by net earned premiums in force at December 31, 1997.

         A limited number of claims have been filed on the Surety Company's bonds. Accordingly, the Surety Company has established IBNR and case reserves of $608,819 and

$2,749,759, respectively, gross of reinsurance, to provide for future claims and claim adjustment expense payments.

         For the year ended December 31, 1997, commission expenses were $3,040,013, representing approximately 29% of gross written premiums, compared to $2,233,048, or approximately 29% of gross written premiums, for the year ended December 31, 1996. The increase in commission expenses in 1997 relates primarily to the increase in gross written premiums.

         For the years ended December 31, 1997 and 1996, the Company incurred salary and benefits costs of $1,529,372 and $1,299,702, respectively. The increase in salary and benefit costs in 1997 reflects an increase in the number of employees, including additional underwriters and related support personnel, a controller, increased compensation and merit bonuses for these personnel, as well as additional compensation awarded to senior management by the Company's compensation committee.

         For the year ended December 31, 1997, the Company incurred approximately $158,072 for professional services and $938,187 for other operating expenses, compared to $144,128 and $705,188, respectively, for the year ended December 31, 1996. This increase reflected legal, accounting, auditing and various other expenses incurred to comply with regulatory reporting obligations, licensure and tax requirements in states in which the Company is licensed to transact business, licensing of additional agents and required infrastructure changes to support the Company's current and expected future levels of gross written premiums.

         For the years ended December 31, 1997 and 1996, the Company generated $439,265 and $421,810, respectively, of income from its investments, comprised exclusively of U.S. Government securities. The yield on average invested assets for 1997 and 1996 was 5.22% and 5.6%, respectively. The slight increase in interest income in 1997 was due to the investment of additional funds generated from the Company's operations during most of the year, offset by lower yields. $4,620,819 of the Company's investment portfolio is invested in a U.S. government security maturing in November 2000. The balance of the portfolio is invested in U.S. government securities maturing in less than one year.

         For the year ended December 31, 1997, the Company generated $273,048 of fee income for various services performed by Dreadnought (including escrow, dispute resolution, claims handling and construction management). These services were rendered to third parties in connection with bonds written by the Surety Company.

         The provision for income taxes for 1997 was $815,235 (an effective tax rate of 34.3%), compared to $593,831 (an effective tax rate of 34.3%) for 1996.

         Net income for the year ended December 31, 1997 was $1,563,222, compared to $1,135,370 for the year ended December 31, 1996, an increase of $427,852, or 38%.

Seasonality

         Because most of the Surety Company's premiums are generated on construction related bonds, and are associated with jobs primarily in Mid-Atlantic and Mid-Western States, the Surety Company's business has been seasonal. Accordingly, operating results have varied from quarter to quarter, with premium levels lowest from November to March. Seasonality is expected to have less of an effect on premium activity as the Surety Company becomes licensed and generates business in states having more temperate climates.

Liquidity and Capital Resources

         Initial operations of the Surety Company were financed by contributions from the Company, principally from the sale of Common Stock by the Company. Continuing operations have been financed by internally generated cash flow from operations. Costs incurred by the Company are shared with the Surety Company and Dreadnought under a services agreement which provides for these subsidiaries to reimburse the Company for costs paid by the Company which are deemed to benefit the subsidiaries. The Surety Company may elect to pay dividends in the future, subject to the dividend restrictions of the Commonwealth of Pennsylvania insurance laws and regulations. The Company expects to maintain a high level of liquidity through, among other things, the continued investment in U.S. government securities and other high-grade investment instruments.

         During 1997, approximately $279,000 of the Company's cash and investment portfolio was converted to U.S. Treasury instruments in conjunction with the licensure requirements of various states. Management anticipates that additional "deposit" requirements will be required to be satisfied in those states in which the Surety Company intends to seek a license to write surety bonds.

         The Company had approximately $8,289,000 of investments and cash equivalents at December 31, 1997, and approximately $9,248,000 of investments and cash equivalents at December 31, 1996. The decrease in investments and cash equivalents is primarily attributed to the increase in reinsurance and subrogation receivable, offset by the respective loss reserves. These amounts have increased over the balances that existed at December 31, 1996 as a result of timing differences between the Company's payments of claims and its anticipated recovery of the funds through subrogation efforts and reinsurance payments.

         The Company's anticipated expansion plans will require additional personnel and financial resources. While certain costs are expected to increase due to the changes in infrastructure as discussed above, management believes that the Company and the Surety Company have adequate liquidity to pay all claims and meet all other obligations for the next twelve months, at a minimum.

         The Surety Company requires capital to support its bond underwriting. Management believes that the statutory surplus of the Surety Company, which was approximately $9,048,000 at December 31, 1997, will be sufficient to support the Surety Company's current and anticipated premiums and losses.

The Year 2000 Issue

         Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Year 2000 Issue affects virtually all companies and organizations. The Company has assessed its internal computer systems and programs, has upgraded those systems and programs and believes that its operations and financial condition will not be materially adversely affected by the advent of the Year 2000.

Three Months Ended March 31, 1998 Compared to Three Months Ended March 31, 1997

Results of Operations

         During the three-month period ended March 31, 1998, the Surety Company generated $2,623,800 of gross written premiums, compared to $1,758,600 of gross written premiums during the three-month period ended March 31, 1997, representing an increase of $865,200 or 49%. Management attributes the increase in gross written premiums primarily to the Surety Company's increased penetration of the states in which the Surety Company became licensed prior to 1997.

         For the three months ended March 31, 1998, gross ceded reinsurance premiums totaled $451,638, comprised of approximately $370,353 (a reinsurance rate of approximately 14.1% of gross written premiums), plus $81,285 paid to the reinsurer as a reinstatement charge associated with adverse development of a claim from a prior year. For the three months ended March 31, 1997, gross ceded reinsurance premiums totaled $279,266, representing a rate of approximately 15.9% of gross written premiums. The increase in ceded reinsurance premiums was primarily the result of the reinstatement charge, as well as the increase in gross written premiums, offset by a lower reinsurance rate afforded the Surety Company under the reinsurance agreement that became effective on November 1, 1997.

         Effective November 1, 1996 through October 31, 1997, the Company's work program aggregate under its reinsurance treaty increased to $10 million from $7.5 million. The maximum single bond limit remained at $5 million. However, the Company's aggregate reinsurance coverage limits and reinstatements increased, and ceded reinsurance premiums were calculated at approximately 15.3% of gross written premiums, net of the Company's 5% participation in the first and second layers.

         Effective November 1, 1997, for the twelve-month period ending October 31, 1998, the Company's maximum single bond limit increased to $6 million from $5 million, and the work program aggregate increased to $12 million from $10 million. In addition, the Company's aggregate reinsurance coverage limits and reinstatements increased, and ceded reinsurance premiums will represent approximately 14.1% of gross written premiums, net of the Company's 5% participation in the first and second layers.

         The Company's current reinsurance program provides four layers of reinsurance. Under the first layer, the Company retains 100% of all losses up to $150,000 and the reinsurer assumes 95% of the next $850,000, subject to a maximum annual recovery by the Company of $4,250,000. The second layer provides $2,000,000 of coverage (95% to be assumed by the reinsurer) on any loss discovered for any principal in excess of the first $1,000,000 of loss with an aggregate annual maximum of $6,000,000. The third layer provides $3,000,000 of coverage on any loss discovered for any principal in excess of the first $3,000,000 of loss with an aggregate annual maximum of $6,000,000. The fourth layer provides $4,000,000 of coverage on any loss discovered for any principal in excess of the first $6,000,000 with an aggregate annual maximum of $4,000,000.

         For the three months ended March 31, 1998, claims and claim adjustment expenses incurred were $273,998, or an incurred loss and loss adjustment expense ratio of 11.7%. This included approximately $230,515 of retention and participation expenses associated with one bonded principal (or an incurred loss and loss adjustment expense ratio of 9.8%). Net of the claims and claim adjustment expenses associated with the one bonded principal, claims and claim adjustment expenses incurred for the three months ended March 31, 1998 were $43,483, or an incurred loss and loss adjustment expense ratio of 1.9%.

         For the three months ended March 31, 1997, claims and claim adjustment expenses incurred resulted in a benefit of $14,755, or an incurred loss and loss adjustment expense benefit ratio of 1.1%.

         The increase in claims and claim adjustment expenses between the periods, exclusive of the loss associated with the one bonded principal in 1998, is the result of less favorable development on prior year reserves, offset by favorable claims experience for the first quarter of 1998.

         At March 31, 1998 the Surety Company has established IBNR and case reserves of $628,151 and $4,271,922, respectively, gross of reinsurance, to provide for future claims and claim adjustment expense payments. Included in case reserves is $2,850,000 associated with the one bonded principal mentioned above. The Surety Company expects this case reserve to be funded by approximately $1,157,000 of job funds and approximately $1,530,000 of reinsurance proceeds. These amounts have been included in subrogation receivable and reinsurance receivable, respectively, at March 31, 1998.

         For the three months ended March 31, 1998, commission expenses were $838,733, compared to $481,828 for the three months ended March 31, 1997. The increase in commission expenses in 1998 relates to the higher level of gross written premiums versus the 1997 period.

         For the three-month periods ended March 31, 1998 and 1997, the Company incurred salary and benefits costs of $444,190 and $334,907, respectively. The increase in salary and benefit costs in 1998 reflects an increase in the number of employees, including underwriters and related support personnel, as well as increased compensation levels.

         For the three months ended March 31, 1998, the Company incurred $28,033 for professional services and $284,204 for other operating expenses, compared to $29,279 and $188,758, respectively, for the similar period in 1997. The increase in operating expenses reflects the required infrastructure changes to support the Company's current and expected future levels of gross written premiums in a greater number of markets.

         For the three-month periods ended March 31, 1998 and 1997, the Company generated $107,981 and $118,605, respectively, of income from its investments, comprised exclusively of U.S. Government securities. The yield on average invested assets for the 1998 and 1997 periods was 5.81% and 5.56%, respectively. The decrease in interest income in 1998 is the result of a decreased level of average invested assets, offset by a slightly higher yield.

         The provision for income taxes for the three months ended March 31, 1998 was $223,388 (an effective tax rate of 34%), compared to $167,411 (an effective tax rate of 31%) for 1997.

         Net income for the three months ended March 31, 1998 was $433,634, compared to $324,973 for the three months ended March 31, 1997, an increase of $108,661, or 33%.

Liquidity and Capital Resources

         Initial operations of the Surety Company were financed by contributions from the Company, principally from the sale of Common Stock by the Company. Continuing operations have been financed by internally generated cash flow from operations. Costs incurred by the Company are shared with the Surety Company and Dreadnought under a services agreement which provides for these subsidiaries to reimburse the Company for costs paid by the Company which are deemed to benefit the subsidiaries. The Surety Company may elect to pay dividends in the future, subject to the dividend restrictions of the Commonwealth of Pennsylvania insurance laws and regulations. The Company expects to maintain a high level of liquidity through, among other things, the continued investment in U.S. government securities and other high-grade investment instruments.

         The Company had approximately $7,035,881 of investments and cash equivalents at March 31, 1998, and approximately $8,288,798 of investments and cash equivalents at December 31, 1997. The decrease in investments and cash equivalents at March 31, 1998 results primarily from the payment during the first quarter of 1998 of case reserves, most of which are associated with claims submitted for reimbursement from the reinsurer. As of May 12, 1998, approximately $953,000 had been received from the reinsurer. The Company expects additional funds to be received from the reinsurer during the second quarter of 1998.

         The Company's anticipated expansion plans will require additional personnel and financial resources. While certain costs are expected to increase due to the changes in infrastructure, management believes that the Company has adequate liquidity to pay all claims and meet all other obligations for the next twelve months, at a minimum.

         The Surety Company requires capital to support its bond underwriting. Management believes that the statutory surplus of the Surety Company, which was approximately $9,597,043 at March 31, 1998, will be sufficient to support the Surety Company's current and anticipated premiums and losses.

Cautionary Statement for Forward-Looking Statements

         Except for historical information provided in Management's Discussion and Analysis of Financial Condition and Results of Operations, statements made throughout this document are forward-looking and contain information about financial results, economic conditions, trends and known uncertainties. The Company cautions the reader that actual results could differ materially from those expected by the Company, depending on the outcome of certain factors (some of which are described with the forward-looking statements) including: (i) adverse loss development for projects bonded by the Company in prior years; (ii) heightened competition, particularly price competition, reducing margins and
(iii) significant changes in interest rates.


                             ADDITIONAL INFORMATION

Independent Public Accountants

         A representative of Price Waterhouse LLP, independent accountants and auditors of the Company's financial statements, is expected to be present at the Special Meeting, will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions.

Available Information

         The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at the Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1300, Seven World Trade Center, New York, New York 10048. In addition, copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, copies of such documents may be obtained through the Commissions's Internet address at http://www.sec.gov. Such reports, proxy statements and other information also may be inspected at the office of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         After the Effective Time, the Common Stock will no longer be publicly traded and the Common Stock will cease to be listed on the Nasdaq/NMS. Moreover, the Surviving Corporation will no longer be required to file informational reports under the Exchange Act, such as proxy statements, and its officers, directors and more than 10% shareholders will be relieved of the reporting requirements under, and the "short-swing" profit recapture provisions of,
Section 16 of the Exchange Act.

                                 OTHER PROPOSALS

         The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Special Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgement.

                                           By Order of the Board of Directors,



                                           Kenneth L. Brier,
                                           President and Chief Executive Officer


July 1, 1998

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----
Audited:
-------

   Report of Independent Accountants.....................................    F-1
   Consolidated Balance Sheets as of December 31, 1997 and 1996..........    F-2
   Consolidated Statements of Operations for the years ended
     December 31, 1997 and 1996..........................................    F-3
   Consolidated Statements of Changes in Shareholders' Equity
     for the years ended December 31, 1997 and 1996......................    F-4
   Consolidated Statements of Cash Flows for the years ended
     December 31, 1997 and 1996..........................................    F-5
   Notes to Consolidated Financial Statements............................    F-6

Unaudited:
---------

   Consolidated Balance Sheet as of March 31, 1998 ......................   F-20
   Consolidated Statements of Operations for the three months
     ended March 31, 1998 and 1997.......................................   F-21
   Consolidated Statements of Comprehensive Income for
     the three months ended March 31, 1998 and 1997......................   F-22
   Consolidated Statements of Cash Flows for the three months
     ended March 31, 1998 and 1997.......................................   F-23
   Notes to Consolidated Financial Statements............................   F-24

                        REPORT OF INDEPENDENT ACCOUNTANTS





To the Board of Directors and Shareholders of Mountbatten, Inc.


         In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Mountbatten, Inc. and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.






/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Boston, Massachusetts
February 20, 1998

                       Mountbatten, Inc. and Subsidiaries
                           Consolidated Balance Sheets


                                                      As of               As of
                                                 December 31, 1997   December 31, 1996
                                                 -----------------   -----------------
ASSETS

Fixed maturity securities
  Available for sale, at fair value
  (amortized cost of $7,715,677
  and $8,596,475, respectively)                     $  7,687,211       $  8,487,946

Cash and cash equivalents                                601,587            759,749
Premiums receivable                                      928,301            562,820
Miscellaneous accounts receivable                         30,005              2,200
Reinsurance receivable                                 2,200,283            294,911
Subrogation receivable                                 2,539,976            606,476
Accrued investment income                                 59,466             60,196
Property and equipment, net                              112,736             56,838
Deferred policy acquisition costs                        653,725            393,447
Prepaid reinsurance premiums                             394,887               --
Deferred tax asset                                          --               32,223
Other assets                                              83,830              2,015
                                                    ------------       ------------
    TOTAL ASSETS                                    $ 15,292,007       $ 11,258,821
                                                    ============       ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Unpaid claims and claim adjustment expenses         $  3,358,578       $  1,153,270
Unearned premiums                                      1,536,800            954,101
Reinsurance premium payable                                 --              353,834
Accrued expenses and other liabilities                   200,307            254,927
Deferred tax liability                                    86,491               --
Federal income taxes payable                             105,864            161,505
                                                    ------------       ------------
    TOTAL LIABILITIES                                  5,288,040          2,877,637
                                                    ------------       ------------

Commitments and contingencies (notes 4 and 10)

Shareholders' Equity:

Common stock, par value $.001 per share;
  Authorized, 20,000,000 shares; issued and
  outstanding, 2,528,530 shares                            2,529              2,529
Additional paid in capital                             6,762,934          6,762,934
Net unrealized depreciation, fixed maturities            (12,068)           (71,629)
Retained earnings                                      3,250,572          1,687,350
                                                    ------------       ------------

    TOTAL SHAREHOLDERS' EQUITY                        10,003,967          8,381,184
                                                    ------------       ------------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                              $ 15,292,007       $ 11,258,821
                                                    ============       ============


              The accompanying notes are an integral part of these
                             financial statements.

                       Mountbatten, Inc. and Subsidiaries
                      Consolidated Statements of Operations


                                                 Year Ended December 31,
                                                 -----------------------
                                                 1997               1996
                                                 ----               ----
Underwriting:
  Gross written premiums                     $ 10,396,648       $  7,829,171
  Premiums ceded                               (1,560,662)        (1,287,308)
                                             ------------       ------------

  Net written premiums                          8,835,986          6,541,863

  Change in unearned premium                     (582,699)          (332,698)
                                             ------------       ------------

  Net earned premiums                           8,253,287          6,209,165
                                             ------------       ------------

  Claims and claims adjustment expenses           921,499            519,708
  Commission expense                            3,040,013          2,233,048
  Salaries and benefits                         1,529,372          1,299,702
  Professional fees                               158,072            144,128
  Other operating expenses                        938,187            705,188
                                             ------------       ------------
                                                6,587,143          4,901,774
                                             ------------       ------------

Underwriting income                             1,666,144          1,307,391

Other income
  Interest income                                 439,265            421,810
  Fee income                                      273,048               --
                                             ------------       ------------

Income before income taxes                      2,378,457          1,729,201

Provision for income taxes                        815,235            593,831
                                             ------------       ------------

Net income                                   $  1,573,222       $  1,135,370
                                             ============       ============

Shares outstanding - basic                      2,528,530          2,528,530
                                             ------------       ------------
Earnings per common share - basic            $       0.62       $       0.45
                                             ------------       ------------

Shares outstanding - diluted                    2,769,527          2,662,000
                                             ------------       ------------
Earnings per share - diluted                 $       0.56       $       0.43
                                             ------------       ------------



              The accompanying notes are an integral part of these
                             financial statements.

                       Mountbatten, Inc. and Subsidiaries
           Consolidated Statements of Changes in Shareholders' Equity



                                                                                      (Depreciation)                      Total
                                         Common                       Additional           Fixed          Retained     Shareholders'
                                         Shares         Amount     Paid-in-capital       Maturities       Earnings         Equity
                                         ------         ------     ---------------    --------------      --------     -------------
Balance at December 31, 1995            2,528,530       $2,529        $6,762,934           $13,580         $551,980     $7,331,023

Net income                                                                                                1,135,370      1,135,370

Change in unrealized
  depreciation,
  Fixed maturities, net of
    deferred tax                                                                           (85,209)                        (85,209)

Balance at December 31, 1996            2,528,530       $2,529        $6,762,934          $(71,629)      $1,687,350     $8,381,184
                                        =========       ======        ==========          ========       ==========     ==========

Net income                                                                                                1,563,222      1,563,222

Change in unrealized
  appreciation,
  Fixed maturities, net of
    deferred tax                                                                            59,561                          59,561

Balance at December 31, 1997            2,528,530       $2,529        $6,762,934          $(12,068)      $3,250,572    $10,003,967
                                        =========       ======        ==========          ========       ==========    ===========



                 The accompanying notes are an integral part of
                          these financial statements.

                       Mountbatten, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows


                                                               Year Ended December 31,
                                                               -----------------------
                                                               1997                 1996
                                                               ----                 ----
Operating activities:
   Net income                                               $ 1,563,222         $ 1,135,370
   Adjustments to reconcile net
      income to net cash
   Provided by operating activities:
      Depreciation and amortization                              45,207              26,391
      Changes in:
         Premiums receivable                                   (365,481)           (177,448)
         Reinsurance receivable                              (1,905,372)            (89,874)
         Subrogation recoverable                             (1,933,495)           (212,477)
         Accrued investment income                                  730             (23,523)
         Unearned premiums                                      582,699             332,698
         Unpaid claims and claim
           adjustment expenses                                2,205,308             551,005
         Prepaid reinsurance premiums                          (394,887)             39,166
         Reinsurance premium payable                           (353,834)            353,834
         Accrued expenses and other liabilities                 (54,620)              8,335
         Deferred acquisition costs                            (260,278)           (122,760)
         Deferred taxes                                         118,714              81,374
         Federal income taxes payable                           (55,641)            (35,119)
         Other, net                                            (130,065)             99,059
                                                            -----------         -----------

Net cash (used in) provided by operating activities            (937,793)          1,966,031
                                                            -----------         -----------

Investing activities:
   Purchases of equipment                                      (101,104)            (30,710)
   Purchases of investments                                  (3,094,491)         (3,952,428)
   Maturities of investments                                  3,975,226           2,021,217
                                                            -----------         -----------

Net cash provided by (used in) investing activities             779,631          (1,961,921)
                                                            -----------         -----------

Net (decrease) increase in cash and cash equivalents           (158,162)              4,110

Cash and cash equivalents at beginning of period                759,749             755,639
                                                            -----------         -----------

Cash and cash equivalents at end of period                  $   601,587         $   759,749
                                                            ===========         ===========

Supplemental disclosure of cash flow information:

   Federal tax payments                                     $   775,000         $   503,680
                                                            ===========         ===========



              The accompanying notes are an integral part of these
                             financial statements.

                       Mountbatten, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

Note 1 - Description of Business

         Mountbatten, Inc. ("Mountbatten") commenced operations on February 1, 1992. Mountbatten acts as a holding company for The Mountbatten Surety Company, Inc. (the "Surety Company") and HMS Dreadnought, Inc. ("Dreadnought"). The Surety Company underwrites performance, payment and other bonds, and is licensed to conduct business in the Commonwealths of Pennsylvania, Virginia, and Kentucky, the States of Delaware, Maryland, New Jersey, New York, Ohio, Tennessee, Indiana, Connecticut, Mississippi, Illinois, South Carolina, West Virginia, Alabama, Michigan and the District of Columbia. The Surety Company distributes bonds in these states through independent agents and brokers. Dreadnought commenced operations in February 1997, and provides escrow and disbursement services, inspections, subrogation recovery, dispute resolution, claims handling, construction management and other surety related services. (Mountbatten together with the Surety Company and Dreadnought are referred to below as the "Company").


Note 2 - Summary of Significant Accounting Policies

Basis of presentation

         The consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP"). The consolidated financial statements include the accounts of Mountbatten, Inc. and its subsidiaries. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and related disclosures in the notes to the consolidated financial statements. Significant estimates used in determining subrogation recoverable, unearned premiums and unpaid claims and claim expenses are discussed throughout these notes. Actual results could differ from those estimates. All intercompany amounts are eliminated in consolidation.

Stock-Based Compensation

         Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("FASB Statement No. 123") encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, ("APB 25") and related interpretations. See Note 9 to the consolidated financial statements for additional information.

Premium and fee income recognition

         Premiums are recognized as earned over the estimated period of bond performance or project completion, which is generally less than one year. Ceded reinsurance premiums are recognized on a similar basis. Unearned premiums represent the portion of net premiums applicable to the unexpired portion of the bond. The estimates are based primarily on management's understanding of a bonded project's stage of completion supplemented by historical completion patterns.

         Fee income represents amounts earned by Dreadnought for various services (including escrow, dispute resolution, claims handling, and construction management) rendered to third parties in connection with bonds written by the Surety Company.

Earnings per Share

         Earnings per share are calculated in accordance with the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128), effective for 1997, with restatement of prior periods presented. SFAS No. 128 requires the Company to report both basic earnings per share, which is based on the weighted-average number of common shares outstanding, and diluted earnings per share, which is based on the weighted-average number of common shares outstanding and all dilutive potential common shares outstanding.

                                         For the Year Ended December 31, 1997
                                         ------------------------------------
                                                                       Per Share
                                        Income           Shares          Amount
                                        ------           ------        ---------
Basic EPS
---------

Net income                             $1,563,222       2,528,530        $0.62
Effect of dilutive stock options                          240,997
                                                        ---------

Diluted EPS
-----------
Net income - assuming dilution         $1,563,222       2,769,527        $0.56
                                       ----------       ---------



                                         For the Year Ended December 31, 1996
                                         ------------------------------------
                                                                       Per Share
                                        Income          Shares           Amount
                                        ------          ------         ---------
Basic EPS
---------

Net income                             $1,135,370      2,528,530         $0.45
Effect of dilutive stock options                         133,470
                                                       ---------

Diluted EPS
-----------

Net income - assuming dilution         $1,135,370      2,662,000         $0.43
                                       ----------      ---------


Cash equivalents

         Cash equivalents include highly liquid money market instruments with original maturities of three months or less.

Investments

         The Company accounts for its investments in fixed maturity securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires that an enterprise classify debt and equity securities into either of these categories as applicable: held-to-maturity, available-for-sale or trading. SFAS No. 115 also requires that unrealized gains and losses for trading securities be included in earnings, while unrealized gains and losses for available-for-sale securities be excluded from earnings and reported as a separate component of shareholders' equity until realized. At December 31, 1997 and 1996, the Company's investments in fixed maturity securities were classified as available-for-sale.

Fixed assets

         Fixed assets, which are comprised of furniture and fixtures, computer equipment and leasehold improvements, are recorded at cost and are depreciated using the straight line method over their useful lives, which range from three to five years.

Deferred policy acquisition costs

         Acquisition costs which vary with and are primarily related to the production of premiums, primarily commissions, premium taxes, and certain underwriting expenses, are deferred and amortized ratably over the terms of the related insurance contracts, to the extent such costs are deemed to be recoverable. Future underwriting and investment income are considered in determining the recoverability of such acquisition costs. The amortization of the deferred policy acquisition cost asset is included as an adjustment to commission expense, salaries and benefits, and other operating expenses.

Reinsurance receivable

         Reinsurance receivable includes an estimate of an amount to be received from its reinsurer relating to unpaid claims and claims adjustment expenses and includes amounts receivable for paid losses.

Subrogation receivable

         The Surety Company requires bond applicants to enter into an indemnity agreement which obligates the insured to reimburse the Surety Company for any claims paid and costs incurred that are related to the bond. Subrogation receivable represents amounts estimated to be recovered by the Surety Company from bonded principals for claim costs incurred by the Surety Company after a failure of a bonded principal to fulfill a bonded obligation. The Company records subrogation receivable when a claim is incurred and it is considered highly probable that the costs will be recovered from available job funds, from assets belonging to the bonded principal or from assets belonging to other indemnitors on the bond. Changes in estimates of subrogation receivable are credited or charged to income in the period in which they are determined and are included in claims and claim adjustment expenses.

Unpaid claims and claim adjustment expenses

         The reserve for unpaid claims and claim adjustment expenses represents the estimated indemnity cost and claims adjustment expense to cover the ultimate net cost of investigating, defending and settling claims, such estimates are based upon (a) accumulation of case reserves on an individual basis, for claims reported prior to the close of the accounting period, (b) estimates for incurred but unreported claims, as well as additional developments on reported claims, are determined on the basis of industry experience, and (c) expenses directly associated with specific claims paid or in the process of settlement.

         Management believes that its reserve for unpaid and claim adjustment expense at December 31, 1997 is reasonable and adequate to cover the ultimate cost of losses on reported and unreported claims, but such reserve is necessarily based on estimates and such estimates may be more or less than the amounts ultimately paid when claims are settled. These estimates are periodically reviewed and adjusted as necessary; such adjustments are reflected in current operations.

Income taxes

         Mountbatten, Inc. files a consolidated federal income tax return with its wholly owned subsidiaries, the Surety Company and Dreadnought. Current taxes are allocated among the Companies based upon a written tax sharing agreement. Deferred federal income taxes are provided based on an asset and liability approach in accordance with SFAS 109, "Accounting for Income Taxes," which requires the recognition of deferred income tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities.


Note 3 - Investments

         The amortized cost and estimated fair values of fixed maturity investments at December 31, 1997 and 1996 are as follows:


                                  December 31, 1997               December 31, 1996
                                -----------------------        -----------------------
                                Cost         Fair Value        Cost         Fair Value
                                ----         ----------        ----         ----------
U.S. Treasury Securities     $7,715,677      $7,687,211     $8,596,475      $8,487,946


         U.S. Treasury instruments with a fair market value of approximately $2,126,725 and $1,819,000 were held on deposit with various insurance departments as of December 31, 1997 and 1996, respectively.

         The amortized cost and estimated fair value of fixed maturity investments at December 31, 1997 and 1996 are shown below by the expected maturity period:

                                                December 31, 1997
                                           -----------------------------
                                           Cost               Fair Value
                                           ----               ----------
    Less than one year                  $3,094,858            $3,095,117
    Due after one year through
      five years                         4,620,819             4,592,094
                                        ----------            ----------
         Total                          $7,715,677            $7,687,211
                                        ==========            ==========


Note 4 - Fixed Assets

Fixed assets consists of:

                                                       December 31,
                                                   --------------------
                                                   1997            1996
                                                   ----            ----
     Furniture and fixtures                      $ 51,288        $ 41,733
     Office equipment                              31,950           9,380
     Computer equipment                            77,472          48,832
     Leasehold improvements                        55,285          14,900
                                                 --------        --------
                                                  215,950         114,845
     Less:
       accumulated depreciation/amortization     (103,214)        (58,007)
                                                 --------        --------
                                                 $112,736        $ 56,838
                                                 ========        ========


         Depreciation and amortization expense was $45,207 and $26,391 for the years ended December 31, 1997 and 1996, respectively.

         The Company occupies its office space under operating leases that expire September 30, 1999, if not terminated by either party by delivering written notice 60 days prior to the expiration of the current term. Rent expense for 1997 and 1996 was $59,988 and $58,374, respectively.

         As of December 31, 1997, the future minimum rental commitments payable under its operating lease are as follows:

                       1998                       $ 79,762
                       1999                         59,821
                                                  --------
                                                  $139,583
                                                  ========

Note 5 - Income Taxes

         The tax effect of temporary differences, which give rise to deferred income tax assets and liabilities as of December 31 were as follows:

                                                  1997              1996
                                                ---------         ---------

Deferred tax liabilities:
   Deferred acquisition costs                   $(222,267)        $(133,772)
   Subrogation receivable discounting             (81,318)          (30,958)
   Other                                           (1,208)             --
                                                ---------         ---------
Gross deferred tax liabilities                   (304,793)         (164,730)
                                                ---------         ---------

Deferred tax assets:
   Loss reserve discounting                        81,341            30,828
   Net unrealized loss, fixed maturities            9,679            36,900
   Unearned premium reserve                       104,502            64,879
Organizational and startup costs                   22,780            62,606
Other                                                --               1,740
                                                ---------         ---------
Gross deferred tax asset                          218,302           196,953
                                                ---------         ---------

Deferred tax (liability) asset, net             $( 86,491)        $  32,223
                                                =========         =========


         The components of income tax expense in the Consolidated of Operations are as follows:

                                          1997            1996
                                          ----            ----

Current federal tax expense             $723,743        $468,561
Deferred federal tax expense              91,492         125,270
                                        --------        --------
Total federal income tax expense        $815,235        $593,831
                                        ========        ========


         The provision for income taxes differs from the amount of income tax determined by applying the applicable statutory federal income tax to pretax income from operations as a result of the following differences:

                                             1997            1996
                                             ----            ----

Tax expense at statutory rate (34%)        $808,675        $587,928
Other, net                                    6,560           5,903
                                           --------        --------
Total federal income tax expense           $815,235        $593,831
                                           ========        ========


         The tax effect of temporary differences which resulted in the deferred tax (benefit) were as follows:

                                              1997                1996
                                              ----                ----

Deferred acquisition costs                  $  88,495           $  41,738
Accrued salaries and benefits                    --                65,960
Organizational and startup costs               39,826              45,508
Loss reserve discounting                      (50,513)            (13,362)
Subrogation receivable discounting             50,360               9,041
Unearned premium reserve                      (39,624)            (22,623)
Other                                           2,948                (992)
                                            ---------           ---------
Deferred tax expense                        $  91,492           $ 125,270
                                            =========           =========



Note 6 - Unpaid Claims and Claim Expense Reserves and Reinsurance Receivable:

         The process by which reserves are established for insured events and related litigation requires reliance upon estimates based on the Surety Company's limited claims experience, supplemented with available industry data. The Surety Company's limited claims experience creates uncertainty with respect to the estimation of loss and loss adjustment expense reserves. As information develops which varies from expected experience, provides additional data or, in some cases, augments data which previously were not considered sufficient in determining reserves, adjustments to reserves may be required. Included in loss reserves at December 31, 1997 and 1996 are case reserves totaling $2,749,759 and $634,156, respectively, and IBNR reserves of $608,819 and $519,114, respectively.

         Activity in the reserve for unpaid claims and claim adjustment expenses for the years ended December 31, 1997 and 1996 was as follows:

                                         1997                  1996
                                         ----                  ----

Gross Reserves - January 1            $ 1,153,270           $   602,265
Less subrogation receivable               606,476               393,999
Less reinsurance receivable               324,994                75,838
                                      -----------           -----------
Net reserve - January 1                   221,800               132,428
                                      -----------           -----------
Incurred losses related to:
     Current year                       1,036,713               768,722
     Prior year                          (115,214)             (249,014)
                                      -----------           -----------
                                          921,499               519,708
                                      -----------           -----------

Paid related to:
     Current year                       1,057,379               409,802
     Prior year                           495,780                20,531
                                      -----------           -----------
                                        1,553,159               430,333
                                      -----------           -----------

Net reserve - December 31                (409,860)              221,800
Plus subrogation receivable             2,539,976               606,476
Plus reinsurance receivable             1,228,462               324,994
                                      -----------           -----------
Gross Reserves - December 31          $ 3,358,578           $ 1,153,270
                                      ===========           ===========

         As part of an ongoing process, the reserves have been re-estimated for all prior accident years and were decreased by $115,214 and $249,014 in 1997 and 1996, respectively. Decrease in prior accident year incurred losses is the result of better than anticipated development of incurred losses than originally contemplated in prior years' recorded estimate of ultimate losses.


Note 7 -  Subrogation receivable

Subrogation receivable, net of reinsurance, is composed of the following:

                                                1997                 1996
                                                ----                 ----
Subrogation recoverables on paid
   loss and loss adjustment expenses          $1,513,109          $  374,828
Subrogation recoverables on unpaid
   loss and loss adjustment expenses           1,026,867             231,648
                                              ----------          ----------
                                              $2,539,976          $  606,476
                                              ==========          ==========

Note 8 - Reinsurance

         In the normal course of business, the Company enters into contracts to cede reinsurance, primarily to limit losses from large exposures and to permit recovery of a portion of direct losses. However, such a transfer of risk does not relieve the Company from contingent liability for these losses.

         The following are the reinsurance programs currently limiting the Company's exposure to losses:

Effective November 1, 1995 to October 31, 1996

         The Company's reinsurance program for losses discovered during this period provides four layers of reinsurance. Under the first layer, the Company retains 100% of all losses up to $150,000 and the reinsurer assumes the next $350,000, subject to a maximum annual recovery by the Company of the greater of 250 percent of ceded premiums or $2,250,000. The second layer provides $1,500,000 of coverage (95% to be assumed by the reinsurer) on any loss discovered for any principal in excess of the first $500,000 of loss with an aggregate annual maximum of $4,500,000. The third layer provides $2,500,000 of coverage on any loss discovered for any principal in excess of the first $2,000,000 with an aggregate annual maximum of $5,000,000. The fourth layer provides $3,000,000 of coverage on any loss discovered for any principal in excess of the first $4,500,000 with an aggregate annual maximum of $3,000,000.

Effective November 1, 1996 to October 31, 1997

         The Company's reinsurance program for losses discovered during this period provides four layers of reinsurance. Under the first layer, the Company retains 100% of all losses up to $150,000 and the reinsurer assumes 95% of the next $850,000, subject to a maximum annual recovery by the Company of $3,400,000. The second layer provides $1,000,000 of coverage (95% to be assumed by the reinsurer) on any loss discovered for any principal in excess of the first $1,000,000 of loss with an aggregate annual maximum of $3,000,000. The third layer provides $2,500,000 of coverage on any loss discovered for any principal in excess of the first $2,000,000 of loss with an aggregate annual maximum of $5,000,000. The fourth layer provides $3,000,000 of coverage on any loss discovered for any principal in excess of the first $4,500,000 with an aggregate annual maximum of $3,000,000.

Effective November 1, 1997 to October 31, 1998

         The Company's reinsurance program for losses discovered during this period provides four layers of reinsurance. Under the first layer, the Company retains 100% of all losses up to $150,000 and the reinsurer assumes 95% of the next $850,000, subject to a maximum annual recovery by the Company of $4,250,000. The second layer provides $2,000,000 of coverage (95% to be assumed by the reinsurer) on any loss discovered for any principal in excess of the first $1,000,000 of loss with an aggregate annual maximum of $6,000,000. The third layer provides $3,000,000 of coverage on any loss discovered for any principal in excess of the first $3,000,000 of loss with an aggregate annual maximum of $6,000,000. The fourth layer provides $4,000,000 of coverage on any loss discovered for any principal in excess of the first $6,000,000 with an aggregate annual maximum of $4,000,000.

         Prior to November 1997, the reinsurance program required that the Company not write any bond exceeding $5 million or bonds on the same work program in favor of the principal exceeding $10 million in the aggregate. Under this program, the maximum bond duration could not exceed 24 months.

         Effective November 1997, the reinsurance program required that the Company not write any bond exceeding $6 million, or bonds on the same work program in favor of the principal exceeding $12 million in the aggregate.

         The effect of reinsurance on premiums written and earned for 1997 and 1996 is as follows:

                           1997                               1996
            -------------------------------       ------------------------------
              Written             Earned            Written           Earned

Direct      $ 10,396,648       $  9,711,030       $  7,829,171     $  7,431,006
Ceded       ($ 1,560,662)      ($ 1,457,743)      ($ 1,287,308)    ($ 1,221,841)
            ------------       ------------       ------------     ------------
            $  8,835,986       $  8,253,287       $  6,541,863     $  6,209,165
            ============       ============       ============     ============

         Reinsurance receivables of $2,200,283 at December 31, 1997 includes $992,170 related to paid losses, and $1,228,462 of receivables related to unpaid losses, offset by $20,349 received from the reinsurer as a prepayment. Reinsurance receivable of $294,911 at December 31, 1996 includes $324,994 related to unpaid losses, offset by $30,083 received from the reinsurer as an overpayment.

Note 9 - Shareholders' Equity

Statutory surplus and dividend restrictions

         The Surety Company is subject to the minimum capital and surplus requirements of the Commonwealth of Pennsylvania insurance laws and regulations. Under applicable Pennsylvania laws and regulations, the Company is required to maintain a minimum of $1,125,000 of paid in capital. Generally, the maximum amount of dividends which can be paid by the Company to shareholders without prior approval of the domiciling state Insurance Commissioner is the greater of 10% of the Company's total capital and surplus or 100% of the Company's net income. Subject to these restrictions, dividends may be paid as determined by the Board of Directors. At December 31, 1997, the maximum dividend that may be paid to shareholders in 1998 without regulatory approval is approximately $1,524,000. Statutory surplus at December 31, 1997 and 1996 was $9,048,407 and $7,975,119, respectively, and statutory net income for the years ended December 31, 1997 and 1996 was $1,524,219 and $1,260,999, respectively.

Stock options and warrants

         In November 1993, the Company granted incentive stock options to selected individuals to purchase 186,000 shares of common stock (35,000 shares and 151,000 shares at an exercise price of $4.95 and $4.50, respectively. These options become exercisable over a five-year period commencing one year after the date of grant. In December 1995, 500 of these incentive stock options were canceled. In September and December 1997, 12,500 and 62,500 of these incentive stock options were canceled, respectively.

         In November 1993, the Company granted non-qualified stock options to selected individuals to purchase 81,000 shares of common stock at an exercise price of $4.50 per share. These options vested immediately, and are exercisable for a ten-year period after the date of grant.

         In July 1993, the Company issued a warrant to an underwriter to purchase 4,800 shares of common stock at an exercise price of $4.50 per share of common stock until July 1996. The exercise price then increases by $.45 per share until July 1999. The warrant expires July 2000.

         The Company sold to the underwriter, for nominal consideration in connection with the initial public offering, warrants to purchase 100,000 shares of common stock at an exercise price of $6.00 per share. These warrants became exercisable during a four-year period commencing August 1995, and they expire August 1999.

         In February 1995, the Company granted incentive stock options to selected individuals to purchase 19,000 shares of common stock at an exercise price of $5.00 per share. These options vest over a four-year period and are exercisable for a ten-year period after the date of grant. In September 1995, 2,000 of these incentive stock options were canceled.

         In February 1995, the Company granted incentive stock options to an individual to purchase 15,000 shares of common stock at an exercise price of $5.50 per share. These options vest over a two-year period and are exercisable for a five-year period after the date of grant.

         In February 1995, the Company granted non-qualified stock options to outside directors to purchase 8,000 shares of common stock at an exercise price of $5.00 per share. These options vest immediately, and are exercisable for a ten-year period after the date of grant. In June 1995, 4,000 of these non-qualified stock options were canceled.

         In April 1995, the Company granted non-qualified and incentive stock options to a selected individual to purchase 10,000 and 30,000 shares, respectively, of common stock at an exercise price of $5.25 per share. The non-qualified stock option became exercisable in October 1995, and is exercisable for a ten-year period after the date of the grant. The incentive stock option vests over a five-year period, and is exercisable for a ten-year period after the date of the grant.

         On November 3, 1995, the Company adopted the Equity Incentive Plan for Key Employees and the non-qualified Equity Incentive Plan for Outside Directors, whereby key employees and outside directors may be granted options to purchase shares of the Company's common stock at a price not less than the fair market value of such shares, as determined by the Company's Board of Directors, at the date on which the options are granted. The options are exercisable during the period selected by the Board of Directors, but no earlier than six months after the date of grant and no later than ten years from the date of grant. A total of 250,000 and 50,000 shares of common stock were reserved for issuance under the Key Employee and Outside Director Plans, respectively.

         In January 1996, the Company granted incentive stock options to selected individuals to purchase 63,750 and 20,000 shares of common stock at an exercise price of $5.25 and $5.78 per share, respectively. These options all vest over a five-year period, and are exercisable for a ten-year and five-year period, respectively, after the date of the grant. In September and December 1995, 250 and 500, respectively, of these incentive stock options were canceled. In September and December 1997, 20,000 and 5,000, respectively, of these incentive stock options were canceled.

         In January 1996, the Company granted non-qualified stock options to selected individuals to purchase 35,000 shares of common stock at an exercise price of $5.25 per share. These options vest immediately, and are exercisable for a ten-year period after the date of grant.

         In May 1996, the Company granted non-qualified stock options to outside directors to purchase 8,000 shares of common stock at an exercise price of $5.50 per share. These options became exercisable in November 1996, and are exercisable for a ten-year period after the date of grant.

         In December 1996, the Company granted incentive stock options to selected individuals to purchase 28,000 shares of common stock at an exercise price of $8 per share. These options vest over a five-year period, and are exercisable for a ten-year period after the date of grant.

In September and October 1997, 20,000 and 1,000, respectively, of these incentive stock options were canceled.

         In December 1996, the Company granted non-qualified stock options to selected individuals to purchase 64,000 shares of common stock at an exercise price of $8 per share. These options became exercisable in June 1997, and are exercisable for a ten-year period after the date of grant.

         On March 21, 1997, the Board of Directors approved an amendment to the Equity Incentive Plan for Key Employees which increased the number of reserved shares available for award from 250,000 to 500,000.

         In May 1997, the Company granted non-qualified stock options to selected outside directors to purchase 12,000 shares of common stock at an exercise price of $8.50 per share. These options became exercisable in November 1997, and are exercisable for a ten-year period after the date of grant.

         In June 1997, the Company granted incentive stock options to selected individuals to purchase 7,500 shares of common stock at an exercise price of $8.50 per share. These options vest over a five-year period, and are exercisable for a ten-year period after the date of grant.

         In June 1997, the Company granted non-qualified stock options to selected individuals to purchase 22,000 shares of common stock at an exercise price of $8.50 per share. These options became exercisable in December 1997, and are exercisable for a ten-year period after the date of grant.

         In June 1997, the Company granted, under a separate agreement approved by the Board of Directors, a non-qualified stock option to an outside director of Dreadnought to purchase 3,000 shares of common stock at an exercise price of $8.50 per share (fair market value per share of common stock on the date of grant), which option became exercisable in December 1997 and is exercisable for a ten-year period after the date of grant.

         In December 1997, the Company granted incentive stock options to select individuals to purchase 42,100 shares of common stock at an exercise price of $12.125 per share. These options vest over a five-year period, and are exercisable for a ten-year period after the date of grant.

         In December 1997, the Company granted non-qualified stock options to select individuals to purchase 80,000 shares of common stock at an exercise price of $12.125 per share. These options become exercisable in June 1998, and are exercisable for a ten-year period after the date of grant.

         In December 1997, the Company granted non-qualified stock options to outside directors to purchase an aggregate of 10,000 shares of common stock at an exercise price of $12.125 per share. These options vest immediately, and are exercisable for a ten-year period after the date of grant. These options were granted under the Company's Supplemental Non-Qualified Stock Option Plan, whereby directors and officers of the Company or any subsidiary of the Company may be granted non-qualified stock options to purchase shares of the Company's common stock at a price not less than the fair market value of such shares, as determined by the Company's Board of Directors, at the date the options are granted. As of December 31, 1997, an aggregate of 25,000 shares were reserved for issuance under this plan.

         In December 1997, the Company granted, under a separate agreement approved by the Board of Directors, a non-qualified stock option to a consultant to purchase 2,000 shares of common stock at an exercise price of $12.125 per share (fair market value per share of common stock on the date of grant), which option became exercisable immediately, and is exercisable for a ten-year period after the date of grant.

Information regarding these plans is as follows:


                                        1997                               1996
                              -----------------------------      ------------------------------
                                           Weighted Average                    Weighted Average
                               Shares       Exercise Price       Shares         Exercise Price
                               ------      ----------------      ------        ----------------
Options outstanding-
beginning of year               665,300          $  5.48          447,300           $5.00

Options granted                 178,600           $11.22          218,000           $6.47

Options forfeited              (121,000)         $  5.26             --               --
                               ---------         -------          -------           -----

Options outstanding-
end of year                     722,900          $  6.94          665,300           $5.48
                                =======          =======          =======           =====

Weighted average fair
value of options, granted
during the year                   $4.81                             $3.20
                                  =====                             =====

         The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation." Accordingly, under SFAS No. 123, no compensation expense has been recognized for the stock option plans. Had compensation cost been determined based on the fair value at the grant date for awards in 1997 and 1996 consistent with the accounting provision of SFAS No. 123, where the fair value of the stock option grants are recognized on a straight line basis over the vesting period of the grant, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below:

                                       1997               1996
                                    ----------         ----------

Net earnings - as reported          $1,563,222         $1,135,370
Net earnings - pro forma            $1,336,564           $793,370
Earnings per share (fully
diluted) - as reported                   $0.56              $0.43
Earnings per share (fully
diluted) - pro forma                     $0.48              $0.30

         For 1997 and 1996, no compensation expense has been recognized for stock options under the intrinsic value based method under APB No. 25.

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for the respective year of grant:

                                      1997                  1996
                                  -----------             --------

Dividend yield                             0%                    0%
Expected volatility                       53%                   50%
Risk-free interest rate            5.4 - 5.9%            5.0 - 5.4%
Expected life of option           3 - 5 years           3 - 5 years

         The following table summarizes information about fixed stock options outstanding at December 31, 1997:


                                              Options Outstanding                            Options Exercisable
                            ------------------------------------------------------    ----------------------------------
                                                  Weighted
                               Number              Average            Weighted           Number              Weighted
   Range of                 Outstanding           Remaining            Average         Exercisable            Average
Exercise Prices             at 12/31/97       Contractual Life      Exercise Price     at 12/31/97        Exercise Price
---------------             -----------       ----------------      --------------     -----------        --------------
$4.50 - $5.50                 $353,300            6.4 years             $4.89            296,050               $4.83
$5.78 - $8.00                  191,000            4.7 years             $6.72            169,400               $6.77
$8.50 - $12.125                178,600           10.0 years            $11.22             37,000               $8.50
                              --------           ----------            ------             ------               -----
                              $722,900            6.8 years             $6.94            502,450               $5.76
                              ========            =========             =====            =======               =====


Note 10 - Commitments and Contingencies

         The Company is a party to a number of legal proceedings arising in the ordinary course of its business. Management is of the opinion, based in part on the advice of legal counsel, that the ultimate aggregate liability resulting from such proceedings, if any, is adequately provided for in the established reserves.

                       Mountbatten, Inc. and Subsidiaries
                           Consolidated Balance Sheet

                                                                     As of
                                                                 March 31, 1998
                                                                 --------------
ASSETS
Fixed maturity securities
   Available for sale, at fair value (amortized
   cost of $6,888,790 and $7,715,677, respectively)               $ 6,875,790

Cash and cash equivalents                                             160,091
Premiums receivable                                                 1,324,461
Miscellaneous accounts receivable                                     130,005
Reinsurance receivable                                              3,725,943
Subrogation receivable                                              3,470,879
Accrued investment income                                             134,647
Property and equipment, net                                           150,481
Deferred policy acquisition costs                                     581,348
Prepaid reinsurance premiums                                          244,226
Other assets                                                          212,562
                                                                  -----------
      TOTAL ASSETS                                                $17,010,433
                                                                  ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Unpaid claims and claim adjustment expenses                       $ 4,900,073
Unearned premiums                                                   1,366,763
Accrued expenses and other liabilities                                 24,786
Deferred tax liability                                                 91,750
Federal income taxes payable                                          179,252
                                                                  -----------
      TOTAL LIABILITIES                                             6,562,624
                                                                  -----------
Shareholders' Equity:

Common Stock, par value $.001 per share;
   Authorized 20,000,000 shares; issued and
   outstanding, 2,528,530 shares                                        2,529
Additional paid in capital                                          6,762,934
Accumulated other comprehensive income                                 (1,860)
Retained earnings                                                   3,684,206
                                                                  -----------
      TOTAL SHAREHOLDERS' EQUITY                                   10,447,809
                                                                  -----------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                                            $17,010,433
                                                                  ===========

              The accompanying notes are an integral part of these
                             financial statements.

                       Mountbatten, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                                   (unaudited)



                                                Three Months Ended March 31,
                                                ----------------------------
                                                1998                1997
                                                ----                ----
Underwriting:
Gross written premiums                       $ 2,623,800         $ 1,758,600
Premiums ceded                                  (451,638)           (279,266)
                                             -----------         -----------

Net written premiums                           2,172,162           1,479,334

Change in unearned premium                       170,037            (103,538)
                                             -----------         -----------

Net earned premiums                            2,342,199           1,375,796
                                             -----------         -----------

Claims and claims adjustment expenses            273,998             (14,755)
Commission expense                               838,733             481,828
Salaries and benefits                            444,190             334,907
Professional fees                                 28,033              29,279
Other operating expenses                         284,204             188,759
                                             -----------         -----------
                                               1,869,158           1,020,018
                                             -----------         -----------

Underwriting income                              473,041             355,778

Other income
  Interest income                                107,981             118,605
  Fee income                                      76,000              18,000
                                             -----------         -----------

Income before income taxes                       657,022             492,383

Provision for income taxes                       223,388             167,411
                                             -----------         -----------

Net income                                   $   433,634         $   324,972
                                             ===========         ===========

Shares outstanding - basic                     2,528,530           2,528,530
                                             -----------         -----------
Earnings per common share - basic            $      0.17         $      0.13
                                             -----------         -----------

Shares outstanding - diluted                   2,800,157           2,731,854
                                             -----------         -----------
Earnings per share - diluted                 $      0.15         $      0.12
                                             -----------         -----------



              The accompanying notes are an integral part of these
                             financial statements.

                       Mountbatten, Inc. and Subsidiaries
                 Consolidated Statements of Comprehensive Income
                                   (unaudited)



                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                       1998           1997
                                                       ----           ----
Net income                                           $433,634       $324,972
Other comprehensive income (loss):
  Unrealized appreciation (depreciation)
    on investments during the period,
    net of tax of $4,420 and $29,538                   10,208        (57,338)
                                                     --------       --------
      Total other comprehensive income (loss)          10,208        (57,338)
                                                     ========       ========
Comprehensive income                                 $443,842       $267,634
                                                     ========       ========


              The accompanying notes are an integral part of these
                             financial statements.

                       Mountbatten, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                                   (unaudited)



                                                           Three Months Ended March 31,
                                                           ----------------------------
                                                              1998              1997
                                                              ----              ----
Operating activities:
   Net income                                             $   433,634       $   324,972
   Adjustments to reconcile net income
      to net cash provided by (used in)
      operating activities:
      Depreciation and amortization                            16,746             8,538
      Change in:
         Premiums receivable                                 (396,160)         (190,966)
         Miscellaneous accounts receivable                   (100,000)
         Reinsurance receivable                            (1,525,660)           20,892
         Subrogation recoverable                             (930,908)           29,056
         Accrued investment income                            (75,181)          (92,586)
         Unearned premiums                                   (170,037)          103,538
         Unpaid claims and claim adjustment expenses        1,541,495          (205,318)
         Prepaid reinsurance premiums                         150,661          (838,642)
         Accrued expenses and other liabilities              (175,519)          (92,279)
         Deferred acquisition costs                            72,377           (66,419)
         Deferred tax liability                                 5,259           (22,816)
         Federal income taxes payable                          73,388           (11,973)
         Other, net                                          (133,988)         (158,142)
                                                          -----------       -----------

Net cash used in operating activities                      (1,213,893)       (1,192,145)
                                                          -----------       -----------

Investing activities:
   Purchase of equipment                                      (54,491)          (32,442)
   Purchase of investments                                   (251,605)         (238,063)
   Maturities of investments                                1,078,493         1,139,489
                                                          -----------       -----------

Net cash provided by investing activities                     772,397           868,984
                                                          -----------       -----------

Net decrease in cash and cash equivalents                    (441,496)         (323,161)

Cash and cash equivalents at beginning of period              601,587           759,749
                                                          -----------       -----------

Cash and cash equivalents at end of period                $   160,091       $   436,588
                                                          ===========       ===========

Supplemental disclosure of cash flow information:

   The Company made payments of $150,000 and $175,000 during the three months ended March 31, 1998 and 1997 for federal income taxes, respectively.



              The accompanying notes are an integral part of these
                             financial statements.

                       Mountbatten, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements
                                   (unaudited)


Note 1 - Description of Business

         Mountbatten, Inc. ("Mountbatten") commenced operations in February 1992. Mountbatten acts as a holding company for The Mountbatten Surety Company, Inc. (the "Surety Company") and HMS Dreadnought, Inc. ("Dreadnought"). The Surety Company underwrites performance, payment and other bonds, and is licensed to conduct business in the Commonwealths of Pennsylvania, Virginia, and Kentucky, the States of Delaware, Maryland, New Jersey, New York, Ohio, Tennessee, Indiana, Connecticut, Mississippi, Illinois, South Carolina, West Virginia, Alabama, Michigan and the District of Columbia. The Surety Company distributes bonds in these states through independent agents and brokers. Dreadnought commenced operations in February 1997, and provides escrow and disbursement services, inspections, subrogation recovery, dispute resolution, claims handling, construction management and other surety related services. (Mountbatten together with the Surety Company and Dreadnought are referred to below as the "Company").

         On May 6, 1998, Mountbatten entered into an Agreement and Plan of Merger with Fidelity and Deposit Company of Maryland, a member of the Zurich Group. Upon consummation of the merger, which is subject to certain conditions including approval by Mountbatten's shareholders and by the Pennsylvania Insurance Department, (a) each share of Mountbatten stock will be converted into the right to receive $14.60 in cash, and (b) each outstanding and unexercised option and warrant to purchase Mountbatten's common stock will be canceled and, in consideration of such cancellation, the holder thereof will receive an amount in cash equal to the excess of $14.60 over the exercise price per share of such option or warrant for each share of common stock subject to such option or warrant. The merger is expected to close in the third quarter of 1998.


Note 2 - Summary of Significant Accounting Policies

Basis of presentation

         The consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP"). The consolidated financial statements include the accounts of Mountbatten, Inc. and its subsidiaries. The preparation of interim financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and related disclosures in the notes to the consolidated financial statements. Significant estimates used in determining subrogation recoverable, unearned premiums and unpaid claims and claim adjustment expenses are discussed throughout these notes. Actual results could differ from those estimates. All intercompany amounts are eliminated in consolidation. The interim financial data as of March 31, 1998 and for the three months ended March 31, 1998 and March 31, 1997 is unaudited;

however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of the interim periods. Operating results for the three-month period ended March 31, 1998 are not necessarily indicative of results that can be expected for the fiscal year ending December 31, 1998. These condensed financial statements should be read in conjunction with the financial statements and notes thereto included in Mountbatten's Report on Form 10-KSB for the year ended December 31, 1997.

Premium and fee income recognition

         Premiums are recognized as earned over the estimated period of bond performance or project completion, which is generally less than one year. Ceded reinsurance premiums are recognized on a similar basis. Unearned premiums represent the portion of net premiums applicable to the unexpired portion of the bond. The estimates are based primarily on management's understanding of a bonded project's stage of completion supplemented by historical completion patterns.

         Fee income represents amounts earned by Dreadnought for various services (including escrow, dispute resolution, claims handling, and construction management) rendered to third parties in connection with bonds written by the Surety Company.

Cash equivalents

         Cash equivalents include highly liquid money market instruments with original maturities of three months or less.

Investments

         The Company invests in U.S. Treasury securities with maturities ranging from several months to five years. The Company's investments in debt securities are classified as available-for-sale. Accordingly, any changes in carrying value are reflected as adjustments to Shareholders' Equity and are included in the Statement of Comprehensive Income.

Miscellaneous accounts receivable

         Miscellaneous accounts receivable primarily represents amounts invoiced for escrow, dispute resolution, claims handling, and construction management services performed by Dreadnought.

Reinsurance receivable

         Reinsurance receivable includes an estimate of an amount to be received from its reinsurer relating to unpaid claims and claim adjustment expenses, and includes amounts receivable for paid losses.

Subrogation recoverable

         The Surety Company requires bond applicants to enter into an indemnity agreement which obligates the insured to reimburse the Surety Company for any claims paid and costs incurred that are related to the bond. Subrogation receivable represents amounts estimated to be recovered by the Surety Company from bonded principals for claim costs incurred by the Surety Company after a failure of a bonded principal to fulfill a bonded obligation. The Company records subrogation receivable when a claim is incurred and it is highly probable that the costs will be recovered from available job funds, from assets belonging to the bonded principal or from assets belonging to other indemnitors on the bond. Changes in estimates of subrogation receivable are credited or charged to income in the period in which they are determined and are included in claims and claim adjustment expenses.

Unpaid claims and claim adjustment expenses

         The reserve for unpaid claims and claim adjustment expenses represents the estimated indemnity cost and claims adjustment expense to cover the ultimate net cost of investigating, defending and settling claims. Such estimates are based upon (a) an accumulation of case reserves, on an individual basis, for claims reported prior to the close of the accounting period, (b) estimates for incurred but unreported claims, as well as additional developments on reported claims, as determined on the basis of industry experience, and (c) expenses directly associated with specific claims paid or in the process of settlement.

         Management believes that its reserve for unpaid and claim adjustment expense at March 31, 1998 is reasonable and adequate to cover the ultimate cost of losses on reported and unreported claims, but such reserve is necessarily based on estimates and such estimates may be more or less than the amounts ultimately paid when claims are settled. These estimates are periodically reviewed and adjusted as necessary. Such adjustments are reflected in current operations.

Reclassification

         Certain amounts in the 1997 Statement of Operations have been reclassified to conform with current year presentation as follows: $18,000 has been reclassified from claims and claim adjustment expenses to fee income. This amount represents loss adjustment expense activities performed by Dreadnought.


Note 3 - Income Taxes

         The Company files a consolidated income tax return with its wholly owned subsidiaries, the Surety Company and Dreadnought. Current taxes are allocated among the Companies based upon a written tax sharing agreement. The Company had a deferred tax liability of $91,750 and $86,491 at March 31, 1998 and December 31, 1997, respectively.

Note 4 - Reinsurance

         In the normal course of business, the Company enters into contracts to cede reinsurance, primarily to limit losses from large exposures and to permit recovery of a portion of direct losses. However, such a transfer of risk does not relieve the Company from contingent liability for these losses.

Effective November 1, 1995 to October 31, 1996

         The Company's reinsurance program for losses discovered during this period provides four layers of reinsurance. Under the first layer, the Company retains 100% of all losses up to $150,000 and the reinsurer assumes the next $350,000, subject to a maximum annual recovery by the Company of the greater of 250 percent of ceded premiums or $2,250,000. The second layer provides $1,500,000 of coverage (95% to be assumed by the reinsurer) on any loss discovered for any principal in excess of the first $500,000 of loss with an aggregate annual maximum of $4,500,000. The third layer provides $2,500,000 of coverage on any loss discovered for any principal in excess of the first $2,000,000 with an aggregate annual maximum of $5,000,000. The fourth layer provides $3,000,000 of coverage on any loss discovered for any principal in excess of the first $4,500,000 with an aggregate annual maximum of $3,000,000.

Effective November 1, 1996 to October 31, 1997

         The Company's reinsurance program for losses discovered during this period provides four layers of reinsurance. Under the first layer, the Company retains 100% of all losses up to $150,000 and the reinsurer assumes 95% of the next $850,000, subject to a maximum annual recovery by the Company of $3,400,000. The second layer provides $1,000,000 of coverage (95% to be assumed by the reinsurer) on any loss discovered for any principal in excess of the first $1,000,000 of loss with an aggregate annual maximum of $3,000,000. The third layer provides $2,500,000 of coverage on any loss discovered for any principal in excess of the first $2,000,000 of loss with an aggregate annual maximum of $5,000,000. The fourth layer provides $3,000,000 of coverage on any loss discovered for any principal in excess of the first $4,500,000 with an aggregate annual maximum of $3,000,000.

Effective November 1, 1997 to October 31, 1998

         The Company's reinsurance program for losses discovered during this period provides four layers of reinsurance. Under the first layer, the Company retains 100% of all losses up to $150,000 and the reinsurer assumes 95% of the next $850,000, subject to a maximum annual recovery by the Company of $4,250,000. The second layer provides $2,000,000 of coverage (95% to be assumed by the reinsurer) on any loss discovered for any principal in excess of the first $1,000,000 of loss with an aggregate annual maximum of $6,000,000. The third layer provides $3,000,000 of coverage on any loss discovered for any principal in excess of the first $3,000,000 of loss with an aggregate annual maximum of $6,000,000. The fourth layer provides $4,000,000 of coverage on any loss discovered for any principal in excess of the first $6,000,000 with an aggregate annual maximum of $4,000,000.

         Prior to November 1997, the reinsurance program required that the Company not write any bond exceeding $5 million or bonds on the same work program in favor of the principal exceeding $10 million in the aggregate. Under this program, the maximum bond duration could not exceed 24 months.

         Effective November 1997, the reinsurance program required that the Company not write any bond exceeding $6 million, or bonds on the same work program in favor of the principal exceeding $12 million in the aggregate. The maximum bond duration of 24 months remained the same.

Note 5 - Statutory Surplus and Dividend Restrictions

         The Surety Company is subject to minimum surplus requirements under the Commonwealth of Pennsylvania insurance laws and regulations. Under applicable Pennsylvania laws and regulations, the Surety Company is required to maintain minimum capital of $1,125,000. The maximum amount of dividends, which can be paid by the Surety Company to shareholders without prior approval of the Insurance Commissioner, is subject to restrictions relating to statutory surplus.

Note 6 - Unpaid Claims and Claim Expense Reserves and Reinsurance Receivable

         The process by which reserves are established for insured events and related litigation requires reliance upon estimates based on the Surety Company's limited claims experience, supplemented with available industry data. The Surety Company's limited claims experience creates uncertainty with respect to the estimation of loss and loss adjustment expense reserves. As information develops which varies from expected experience, provides additional data or, in some cases, augments data, which previously was not considered sufficient in determining reserves, adjustments to reserves may be required. Included in loss reserves at March 31, 1998 and December 31, 1997 are case reserves totaling $4,271,922 and $2,749,759, respectively, and IBNR reserves of $628,151 and $608,819, respectively.

         Reinsurance receivable of $3,725,943 at March 31, 1998 includes $1,723,458 related to paid losses, offset by $20,349 received from the reinsurer as a prepayment, and $2,022,834 of receivables related to unpaid losses.

         Reinsurance receivable of $2,200,283 at December 31, 1997 includes $1,012,519 related to paid losses, offset by $20,349 received from the reinsurer as a prepayment, and $1,228,462 of receivables related to unpaid losses.

                                MOUNTBATTEN, INC.

PROXY

            SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JULY 28, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Kenneth L. Brier and Ted A. Drauschak, and each of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Mountbatten, Inc. which the undersigned may be entitled to vote at a Special Meeting of Shareholders of Mountbatten, Inc. to be held at the Company's offices at 33 Rock Hill Road, Bala Cynwyd, Pennsylvania 19004 at 10:00 a.m., local time, on Tuesday, July 28, 1998 and at any adjournment, postponement or continuation thereof, as follows:

     1. Proposal to approve and adopt the Agreement and Plan of Merger dated as of May 6, 1998 (the "Merger Agreement") among Mountbatten, Inc., Fidelity and Deposit Company of Maryland and F&D Merger Sub, Inc. The Board of Directors recommends a vote FOR this proposal.


             / /   FOR      / /  AGAINST       / /  ABSTAIN


     2. Proposal to approve and adopt an amendment to Mountbatten's Articles of Incorporation to authorize the issuance of non-voting Class B Common Stock. The Board of Directors recommends a vote FOR this proposal.


             / /   FOR      / /  AGAINST       / /  ABSTAIN


     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournment, postponement or continuation thereof.


                  (continued, and to be signed on reverse side)

This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the approval and adoption of the Merger Agreement and FOR the approval and adoption of the amendment to the Articles of Incorporation.

               This proxy should be dated, signed by the shareholder exactly as his or her name appears below and returned promptly to American Stock Transfer & Trust Company in the enclosed envelope. Persons signing in a fiduciary capacity should so indicated.

                                         Date:_________________, 1998


                                         ------------------------------
                                         Signature of Shareholder


                                         ------------------------------
                                         Signature of Shareholder

                                                                      APPENDIX A



--------------------------------------------------------------------------------

                             -----------------------
                    FIDELITY AND DEPOSIT COMPANY OF MARYLAND,

                                MOUNTBATTEN, INC.

                                       and

                              F&D MERGER SUB, INC.
                             -----------------------





                             -----------------------
                          AGREEMENT AND PLAN OF MERGER
                             -----------------------




                             -----------------------
                             Dated as of May 6, 1998
                             -----------------------

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
                              ARTICLE I. THE MERGER

SECTION 1.1       The Merger......................................................................................2
SECTION 1.2       Effective Time..................................................................................2
SECTION 1.3       Closing.........................................................................................2
SECTION 1.4       Effect of the Merger............................................................................2
SECTION 1.5       Articles of Incorporation; By-Laws; Directors
                                    and Officers..................................................................3
SECTION 1.6       Shareholders' Meeting...........................................................................3
SECTION 1.7       Conversion of Securities........................................................................4
SECTION 1.8       Dissenting Shares of Common Stock...............................................................4
SECTION 1.9       Surrender of Shares of Common Stock; Stock
                                    Transfer Books................................................................5
SECTION 1.10      Stock Options and Warrants......................................................................7

                            ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 2.1       Organization and Qualification; Subsidiaries....................................................8
SECTION 2.2       Capitalization..................................................................................8
SECTION 2.3       Authority Relative to this Agreement............................................................9
SECTION 2.4       No Conflict; Required Filings and Consents......................................................9
SECTION 2.5       SEC Filings; Financial Statements..............................................................10
SECTION 2.6       Undisclosed Liabilities........................................................................11
SECTION 2.7       Absence of Certain Changes or Events...........................................................11
SECTION 2.8       Litigation.....................................................................................11
SECTION 2.9       Employee Benefit Plans.........................................................................12
SECTION 2.10      Proxy Statement................................................................................13
SECTION 2.11      Brokers........................................................................................13
SECTION 2.12      Subsidiaries...................................................................................13
SECTION 2.13      Conduct of Business............................................................................14
SECTION 2.14      Taxes..........................................................................................14
SECTION 2.15      Intellectual Property..........................................................................16
SECTION 2.16      Employment Matters.............................................................................17
SECTION 2.17      Pennsylvania Legal Requirements................................................................17
SECTION 2.18      Environmental Matters..........................................................................18
SECTION 2.19      Real Property..................................................................................19
SECTION 2.20      Title and Condition of Properties..............................................................19
SECTION 2.21      Contracts......................................................................................20
SECTION 2.22      Potential Conflicts of Interest................................................................20
SECTION 2.23      Insurance Licenses.............................................................................20
SECTION 2.24      Insurance Policies.............................................................................20
SECTION 2.25      Reinsurance....................................................................................21



SECTION 2.26      Reserves.......................................................................................21
SECTION 2.27      Insurance Regulatory Compliance................................................................21
SECTION 2.28      Opinion of Financial Advisor...................................................................22

              ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PARENT
                                 AND MERGER SUB

SECTION 3.1       Corporate Organization.........................................................................22
SECTION 3.2       Authority Relative to this Agreement...........................................................22
SECTION 3.3       No Conflict; Required Filings and Consents.....................................................23
SECTION 3.4       No Prior Activities............................................................................23
SECTION 3.5       Brokers........................................................................................24
SECTION 3.6       Proxy Statement................................................................................24

               ARTICLE IV. CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 4.1       Acquisition Proposals..........................................................................24
SECTION 4.2       Conduct of Business by the Company Pending
                                    the Merger...................................................................25
SECTION 4.3       No Shopping....................................................................................27

                        ARTICLE V. ADDITIONAL AGREEMENTS

SECTION 5.1       Proxy Statement................................................................................28
SECTION 5.2       Meeting of Shareholders of the Company.........................................................28
SECTION 5.3       Additional Agreements..........................................................................28
SECTION 5.4       Notification of Certain Matters................................................................29
SECTION 5.5       Access to Information..........................................................................29
SECTION 5.6       Public Announcements...........................................................................30
SECTION 5.7       Best Efforts; Cooperation......................................................................30
SECTION 5.8       Agreement to Defend and Indemnify..............................................................30
SECTION 5.9       Monthly Financial Statements...................................................................31

                                   ARTICLE VI.

                              CONDITIONS OF MERGER

SECTION 6.1       Mutual Conditions..............................................................................31
SECTION 6.2       Conditions to Obligations of Parent and Merger
                                    Sub..........................................................................32



                 ARTICLE VII. TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1       Termination....................................................................................32
SECTION 7.2       Effect of Termination..........................................................................33

                        ARTICLE VIII. GENERAL PROVISIONS

SECTION 8.1       Non-Survival of Representations, Warranties
                                    and Agreements...............................................................34
SECTION 8.2       Notices........................................................................................34
SECTION 8.3       Expenses.......................................................................................36
SECTION 8.4       Certain Definitions............................................................................36
SECTION 8.5       Headings.......................................................................................36
SECTION 8.6       Severability...................................................................................36
SECTION 8.7       Entire Agreement; No Third-Party
                                    Beneficiaries................................................................37
SECTION 8.8       Assignment.....................................................................................37
SECTION 8.9       Governing Law..................................................................................37
SECTION 8.10      Amendment......................................................................................37
SECTION 8.11      Waiver.........................................................................................37
SECTION 8.12      Counterparts...................................................................................37


EXHIBIT A         Voting Agreement


                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of May 6, 1998 (the "Agreement"), among Fidelity and Deposit Company of Maryland, a Maryland corporation (the "Parent"), and F&D Merger Sub, Inc., a Pennsylvania corporation and a wholly owned subsidiary of the Parent ("Merger Sub") and Mountbatten, Inc., a Pennsylvania corporation (the "Company").

                               W I T N E S S E T H

         WHEREAS, Merger Sub is a corporation duly organized and validly existing under the laws of Pennsylvania having authorized capital shares consisting of 4,800,000 shares of Class A Common Stock, $.001 par value per share ("Merger Sub Class A Shares"), and 200,000 shares of Class B Common Stock, $.001 par value per share ("Merger Sub Class B Shares," and, together with the Merger Sub Class A Shares, the "Merger Sub Shares"), and all of which are issued and outstanding and owned by Parent.

         WHEREAS, the Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania and having authorized capital shares consisting of 20,000,000 shares of Common Stock, $.001 par value per share ("Common Stock") and 5,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"), and of which 2,528,530 shares of Common Stock were issued and outstanding as of April 30, 1998.

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein;

         WHEREAS, as a condition and inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and certain Company shareholders named in the signature pages thereto are entering into a Voting Agreement in the form of Exhibit A hereto (the "Voting Agreement") pursuant to which, among other things, such shareholders have agreed to vote for the Merger, and Parent, Merger Sub and certain Company shareholders are entering into a Contribution Agreement pursuant to which, among other things, such shareholders have agreed to contribute to Merger Sub shares of Company Common Stock beneficially owned by them in exchange for Merger Sub Class B Shares, subject to certain conditions (the "Contribution Agreement");

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parent, Merger Sub and Company hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         SECTION 1.1 The Merger. At the Effective Time (as defined in Section
1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the Pennsylvania Business Corporation Law ("Pennsylvania Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger hereinafter sometimes is referred to as the "Surviving Corporation".

         SECTION 1.2 Effective Time. On the Closing Date (as defined in Section 1.3) (or on such other date as the Company and Merger Sub may agree), the Company and the Merger Sub shall execute in the manner required by Pennsylvania Law and deliver to the Department of State of the Commonwealth of Pennsylvania a duly executed and verified articles of merger, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The time the Merger becomes effective in accordance with applicable law is referred to as the "Effective Time."

         SECTION 1.3 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the third business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York, unless another date or place is agreed to in writing by the parties hereto.

         SECTION 1.4 Effect of the Merger. The Merger shall have the effects set forth in Section 1929 of Pennsylvania Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.5 Articles of Incorporation; By-Laws; Directors and Officers.

         (a) At the Effective Time the Articles of Incorporation of the Company, as amended to authorize capital shares consisting of 19,800,000 shares of Class A Common Stock, $.001 par value per share, and 200,000 shares of non-voting Class B Common Stock, $.001 par value per share, and 5,000,000 shares of Preferred Stock (the "Charter Amendment") and as in effect immediately before the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

         (b) The By-Laws of the Company, as in effect immediately before the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

         (c) The directors of Merger Sub immediately before the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately before the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are duly elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the Board of Directors of the Company (the "Board of Directors") or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

         SECTION 1.6 Shareholders' Meeting.

         (a) The Company, acting through its Board of Directors, shall, in accordance with applicable law:

         (i) duly call, give notice of, convene and hold an annual meeting of its shareholders (the "Annual Meeting") for the purpose of considering and taking action upon the approval of the Merger and the Charter Amendment and the adoption of this Agreement;

         (ii) prepare and file with the Securities and Exchange Commission (the "SEC") a preliminary proxy or information statement relating to the Merger, the Charter Amendment and this Agreement and use its best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its shareholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (y) to obtain the necessary approvals of the Merger, the Charter Amendment and this Agreement by its shareholders; and

         (iii) include in the Proxy Statement the recommendation of the Board of Directors that shareholders of the Company vote in favor of the approval of the Merger and the Charter Amendment and the adoption of this Agreement.

         (b) Parent shall vote, or cause to be voted, all of the shares of Common Stock then owned by it, Merger Sub or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

         SECTION 1.7 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any of the following securities:

         (a) Each issued and outstanding share of capital stock, par value $.001 per share, of the Company (the "Common Stock") (other than any shares of Common Stock to be canceled pursuant to Section 1.7(b) hereof and any Dissenting Shares of Common Stock (as defined in Section 1.8(a) hereof) shall be canceled and extinguished and be converted into the right to receive $14.60 per share of Company Common Stock (the "Common Per Share Amount") in cash payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such share in the manner provided in
Section 1.9 hereof. All such shares of Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 1.9 hereof, without interest.

         (b) Each share of Common Stock held in the treasury of the Company and each share of Common Stock (or Common Stock equivalent) owned by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of the Company, Parent or Merger Sub immediately before the Effective Time shall be canceled and extinguished and no payment or other consideration shall be made with respect thereto.

         (c) Each Merger Sub Class A Share issued and outstanding immediately before the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of Class A Common Stock, par value $.001 per share, of the Surviving Corporation. Each Merger Sub Class B Share issued and outstanding immediately before the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of non-voting Class B Common Stock, par value $.001 per share, of the Surviving Corporation.

         SECTION 1.8 Dissenting Shares of Common Stock.

         (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Common Stock held by a holder who has demanded and perfected his demand for appraisal of his shares of Common Stock in accordance with Section 1930 of Pennsylvania Law, if such Section 1930 provides for dissenters' rights for such Common Stock in the Merger; and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares of Common Stock"), shall not be converted into or represent a right to receive cash pursuant to Section 1.7 hereof, but the holder thereof shall be entitled to only such rights as are granted by Pennsylvania Law.

         (b) Notwithstanding the provisions of Section 1.6(a) hereof, if any holder of shares of Common Stock who demands appraisal of his shares of Common Stock under Pennsylvania Law shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's shares of Common Stock shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.7(a) hereof, as the case may be, without interest thereon, upon surrender of the certificate or certificates representing such shares of Common Stock pursuant to Section 1.9 hereof.

         (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any shares of Common Stock, withdrawals of such demands, and any other instruments served pursuant to Pennsylvania Law received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Pennsylvania Law. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent, settle or offer to settle any such demands.

         SECTION 1.9 Surrender of Shares of Common Stock; Stock Transfer Books.

         (a) Before the Effective Time, Merger Sub shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of shares of Common Stock in connection with the Merger (the "Exchange Agent") to receive the funds necessary to make the payments contemplated by
Section 1.7 hereof. At the Effective Time, Parent shall deposit, or cause Merger Sub to deposit, in trust with the Exchange Agent for the benefit of holders of shares of Common Stock the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 1.7 hereof.

         (b) Each holder of certificates representing any shares of Common Stock canceled upon the Merger, which immediately prior to the Effective Time represented outstanding shares of Common Stock (the "Certificates") whose shares of Common Stock were converted pursuant to Section 1.7(a) hereof may thereafter surrender such Certificate or Certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such Certificate or Certificates on such holder's behalf for a period ending six months after the Effective Time. Parent or Surviving Corporation agrees that promptly after the Effective Time it shall cause the distribution to holders of record of shares of Common Stock as of the Effective Time of appropriate materials to facilitate such surrender. Upon the surrender of Certificates, Parent or Surviving Corporation shall cause the Exchange Agent to pay the holder of such certificates in exchange therefor cash in an amount equal to the Merger Consideration, as the case may be, multiplied by the number of shares of Common Stock represented by such Certificate. Until so surrendered, each Certificate (other than Certificates representing Dissenting Shares of Common Stock and Certificates representing shares of Common Stock held by Parent or Merger Sub or in the treasury of the Company or any direct or indirect wholly owned subsidiary of the Company, Parent or Merger Sub) shall represent solely the right to receive the aggregate Merger Consideration, as the case may be, relating thereto.

         (c) If payment of the Merger Consideration in respect of canceled shares of Common Stock is to be made to a Person other than the Person in whose name a surrendered Certificate or instrument is registered, it shall be a condition to such payment that the Certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate or instrument surrendered or shall have established to the satisfaction of Parent or Surviving Corporation or the Exchange Agent that such tax either has been paid or is not applicable.

         (d) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of shares of any shares of capital stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of the shares of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in this Article I. No interest shall accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented outstanding shares of Common Stock.

         (e) Promptly following the date which is six months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any cash (including any interest received with respect thereto), Certificates and other documents in its possession relating to the transactions contemplated hereby, which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to the requirements of any applicable abandoned property, escheat or similar law.

         (f) The Merger Consideration paid in the Merger shall be net to the holder of shares of Common Stock in cash, subject to reduction only for any applicable Federal backup withholding or stock transfer taxes payable by such holder.

         SECTION 1.10 Stock Options and Warrants.

         (a) The Company shall use reasonable efforts (without incurring any liability in connection therewith) to provide that, at the Effective Time, (i) each then outstanding option to purchase shares of Common Stock (the "Options") granted either under any of the Company's stock option plans referred to in
Section 2.2 hereof, each as amended (collectively, the "Option Plans") or not under any of the Option Plans, and each then outstanding warrant to purchase shares of Common Stock (the "Warrants"), in each case whether or not then exercisable or vested, shall be canceled and (ii) in consideration of such cancellation, such holders of Options and Warrants shall receive for each share of Common Stock subject to such Option or Warrant an amount (subject to any applicable withholding tax) in cash equal to the product of (A) the excess, if any, of the Common Per Share Amount over the per share exercise price of such Option or Warrant and (B) the number of shares of Common Stock subject to such Option or Warrant (such amount being herein referred to as, the "Option Price" or the "Warrant Price"); provided that the Company shall obtain all necessary consents or releases from holders of Options and Warrants to effect the foregoing. Upon surrender of such consents and releases to the Exchange Agent after the Effective Time and payment by the Exchange Agent of the Option Price or the Warrant Price, as the case may be, to holders of Options and Warrants the respective Options and Warrants shall be canceled. The surrender of an Option or Warrant to the Exchange Agent shall be deemed a release of any and all rights the holder had or may have had in respect of such Option or Warrant. At the Effective Time, Parent shall deposit, or cause Merger Sub to deposit, in trust with the Exchange Agent for the benefit of holders of the Options and the Warrants the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to this Section 1.10(a).

         (b) Except as provided herein or as otherwise agreed to by the parties and to the extent permitted by the Option Plans, (i) the Company shall cause the Option Plans to terminate as of the Effective Time and provide for the payment of the Option Price pursuant to Section 1.10(a) hereof, and (ii) the Company shall take all action necessary to ensure that following the Effective Time no holder of Warrants or Options or any participant in the Option Plans shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Disclosure Schedule delivered to Parent prior to the execution of this Agreement (the "Disclosure Schedule"), the Company hereby represents and warrants to Parent and Merger Sub as follows:

         SECTION 2.1 Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Each of the Company's Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each of the Subsidiaries has the requisite corporate power and authority and any necessary governmental approvals to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not have a Material Adverse Effect (as defined below in this Section 2.1). The term "Subsidiary" means any corporation or other legal entity of which the Company (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. The term "Material Adverse Effect" means any change in or effect on the business of the Company that is or could reasonably be expected to be materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations, assets, liabilities, regulatory status or prospects of the Company and its Subsidiaries taken as a whole or (y) the ability of the Company and its Subsidiaries taken as a whole to consummate any transactions contemplated by this Agreement or to perform its obligations under this Agreement.

         SECTION 2.2 Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of April 30, 1998, (i) 2,528,530 shares of Common Stock were issued and outstanding, (ii) no shares of Common Stock were held in the treasury of the Company, (iii) 613,100 shares of Common Stock were reserved for issuance under the Company's stock option plans listed on Schedule 2.2 of the Disclosure
Schedule in the amounts stated in such schedule and (iv) 104,800 shares of Common Stock were reserved for issuance upon the exercise of currently outstanding warrants. All of the issued and outstanding shares of Common Stock are, and all shares of Common Stock which may be issued pursuant to the exercise of outstanding options and warrants will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company issued and outstanding. There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company. Except as disclosed on Schedule 2.2 of the Disclosure Schedule, there are no other options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company obligating the Company to issue or sell any shares of Common Stock of capital stock or Voting Debt of, or other equity interests, in the Company.

         SECTION 2.3 Authority Relative to this Agreement.

         (a) The Company has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary shareholder approval of the Merger and the Charter Amendment, to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Merger and the Charter Amendment, by the Company's shareholders in accordance with Pennsylvania Law. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

         SECTION 2.4 No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate any law, order, writ, injunction, decree, statute, rule or regulation, court order or judgment applicable to the Company or any of its Subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, (ii) violate or conflict with the Articles of Incorporation or By-Laws of the Company or comparable organizational documents of any of the Subsidiaries, or (iii) result in a violation or breach of or constitute a default under (with or without due notice or lapse of time or both) or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of the Subsidiaries pursuant to, any contract, instrument, permit, license or franchise to which the Company is a party or by which the Company, its Subsidiaries or any of their respective properties is bound or affected, excluding from the foregoing clauses (i) and (iii) such violations, breaches or defaults which, in the aggregate, would not have a Material Adverse Effect.

         (b) Except for applicable filings and approvals of the insurance regulatory authorities listed on Schedule 2.4(b) of the Disclosure Schedule (the "Insurance Regulatory Approvals"), applicable requirements of the Exchange Act, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of appropriate merger or other documents as required by Pennsylvania Law, the Company is not required to submit any notice, report, permit, authorization or other filing with any court, arbitrable tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic or foreign (a "Governmental Authority"), in connection with the execution or delivery or performance of this Agreement. No waiver, consent, approval or authorization of any Governmental Authority, is required to be obtained or made by the Company in connection with its execution or delivery or performance of this Agreement.

         SECTION 2.5 SEC Filings; Financial Statements.

         (a) The Company has filed all forms, reports and documents required to be filed with the SEC since January 1, 1995, and has heretofore made available to Merger Sub, in the form filed with the SEC, its (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1996 and 1997 (including all amendments prior to the date hereof), (ii) all proxy statements relating to the Company's meetings of its shareholders (whether annual or special) held since January 1, 1995 and (iii) all other forms, reports, registrations, schedules, statements and other documents required to be filed by the Company since January 1, 1995 with the SEC pursuant to the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (as such documents referred to herein have been amended since the time of their filing, collectively, the "SEC Reports"). As of their respective dates, or, if amended, as of the date of the last such amendment, the SEC Reports, including without limitation, any financial statements or schedules included therein (i) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The consolidated financial statements of the Company contained in the SEC Reports (the "Financial Statements") have been prepared from, and are in accordance with the books and records of the Company, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its consolidated subsidiaries and the consolidated results of operation, cash flows and changes in financial position of the Company and its consolidated subsidiaries as of and for the periods indicated, except that the unaudited interim financial statements contained in the SEC Reports were or are subject to normal and recurring year end adjustments.

         SECTION 2.6 Undisclosed Liabilities.

         (a) Except (a) as disclosed in the Financial Statements and (b) for liabilities and obligations (i) incurred in the ordinary course of business of the Company and consistent with past practice of the Company since December 31, 1997 (ii) pursuant to the terms of this Agreement, or (iii) as set forth in
Schedule 2.6 of the Disclosure Schedule, the Company and its Subsidiaries have no liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected in, reserved against or otherwise described in the balance sheet of the Company (including the notes thereto) or which would have a Material Adverse Effect.

         SECTION 2.7 Absence of Certain Changes or Events.

         Since December 31, 1997, except as disclosed in Schedule 2.7 of the Disclosure Schedule or in the SEC Reports filed prior to the date hereof, each of the Company and its Subsidiaries has conducted its business only in the ordinary and usual course, and:

         (a) there have not occurred any events or changes (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having, individually or in the aggregate, a Material Adverse Effect; and

         (b) each of the Company and its Subsidiaries has not taken any action which would have been prohibited under Section 4.2 hereof.

         SECTION 2.8 Litigation. Except as disclosed in the SEC Reports filed prior to the date hereof, there are no claims, actions, suits, proceedings, (including, without limitation, arbitration proceedings) or other alternative dispute resolution proceedings, or investigations pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries, or any properties or rights of the Company or the Subsidiaries, before any Governmental Authority that, either individually or in the aggregate would be reasonably likely to have a Material Adverse Effect. As of the date hereof, neither the Company nor any Subsidiary is subject to any outstanding order, judgment, injunction or decree.

         SECTION 2.9 Employee Benefit Plans.

         (a) Schedule 2.9 of the Disclosure Schedule sets forth a list of all employee welfare benefit plans (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), employee pension benefit plans (as defined in Section 3(2) of ERISA), employment agreements and all other bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs or arrangements for the benefit of, or relating to, any employee of, or independent contractor or consultant to, the Company or any Subsidiary (together, the "Employee Plans"). With respect to each Employee Plan, the Company has made available to Merger Sub true and complete copies of (i) all plan documents, as in effect on the date hereof, and will make available all other employee plans, together with all amendments thereto which will become effective at a later date, (ii) the latest Internal Revenue Service determination letter, (iii) last filed Form 5500, (iv) summary plan description, if any, and all modifications thereto communicated to employees, and (v) most recent annual and periodic accounting of related plan assets, if any. Neither the Company nor any of its directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a material penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), in each case applicable to the Company or any Employee Plan. All Employee Plans are in compliance in all material respects with the currently applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently in effect with respect to such Employee Plans, including, but not limited to, ERISA and the Code and, to the knowledge of the Company, there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits), relating to any of the Employee Plans, which have been asserted or instituted against the Company, any Employee Plan or the assets of any trust for any Employee Plan. Each Employee Plan intended to qualify under Section 401(a) of the Code, and the trusts created thereunder intended to be exempt from tax under the provisions of Section 501(a) of the Code has received a favorable determination letter from the Internal Revenue Service to such effect or is still within the "remedial amendment period". No Employee Plan is a "multiemployer plan" (as defined in Section 3(37) of ERISA) or is subject to Title IV of ERISA. The Company has fully complied with the provisions of Section 4980B of the Code and Part 6 of Title I of ERISA.

         (b) Except as set forth on Schedule 2.9 of the Disclosure Schedule, (i) no amounts payable under the Employee Plans will fail to be deductible for Federal income tax purposes by virtue of Section 280G of the Code and (ii) the consummation of the transactions contemplated by this Agreement will not either alone or in combination with another event (A) entitle any current or former employee or officer of the Company or any Subsidiary or any ERISA affiliate to severance pay, unemployment compensation or any other payment or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

         SECTION 2.10 Proxy Statement. The Proxy Statement, if any, or any amendment thereof or supplement thereto, to be sent to the shareholders of the Company in connection with the Annual Meeting or the information statement, if any, to be sent to such shareholders, as appropriate, will comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The Proxy Statement will not, at the time the Proxy Statement is mailed to the shareholders of the Company and at the time of the Annual Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is being made by the Company with respect to any information supplied to the Company by Parent or Merger Sub specifically for inclusion in the Proxy Statement.

         SECTION 2.11 Brokers. Except as disclosed on Schedule 2.11 of the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company and the Subsidiaries. The Company has heretofore furnished to Merger Sub true and complete information concerning the financial arrangements between the Company and the financial advisors set forth on such schedule pursuant to which such firms may be entitled to any payment as a result of the transactions contemplated hereunder.

         SECTION 2.12 Subsidiaries. Schedule 2.12 of the Disclosure Schedule sets forth the name of each Subsidiary of the Company and any other corporation, partnership, joint venture or other entity in which the Company directly or indirectly owns any equity or other ownership interest (an "Other Entity"), the number of authorized, issued and outstanding shares of each Subsidiary of the Company and Other Entity, the name of the record and beneficial owner of such shares and the jurisdiction of organization for each Subsidiary of the Company and Other Entity. All the outstanding shares of capital stock of each such Subsidiary are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. Except as set forth in
Schedule 2.12 of the Disclosure Schedule, all outstanding shares of capital stock of each such Subsidiary and Other Entity are owned beneficially and of record by the Company or one of its other Subsidiaries free and clear of any Liens. Except as set forth in Schedule 2.12 of the Disclosure Schedule, there are no outstanding options, warrants, calls, rights or commitments, or any other agreements of any character relating to the sale, issuance or voting of, or the granting of rights to acquire, any shares of the capital stock of any such Subsidiary, or any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock of any such Subsidiary.

         SECTION 2.13 Conduct of Business. Except as disclosed in the SEC Reports filed prior to the date hereof, the business of the Company and each Subsidiary is not being conducted in default or violation of (with or without due notice and lapse of time or both) any term, condition or provision of (i) its respective Articles of Incorporation or By-Laws, or other organizational documents, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease or other instrument or agreement of any kind to which the Company or the Subsidiaries is a party or by which the Company, the Subsidiaries or any of their respective properties or assets may be bound (each, a "Company Agreement"), or (iii) any Federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or the Subsidiaries, and no notice, charge, claim, action or assertion has been received by the Company or the Subsidiaries or has been filed, commenced or, to the

Company's knowledge, threatened against the Company or the Subsidiaries alleging any such violation except, with respect to the foregoing clauses (ii) and (iii), defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 2.14 Taxes.

         (a) Except as disclosed in Schedule 2.14(a) of the Disclosure Schedule,
(i) each of the Company and its Subsidiaries has timely filed with the appropriate Tax Authority (as hereinafter defined) all Tax Returns (as hereinafter defined) required to be filed by or with respect to the Company and its Subsidiaries, and such Tax Returns are true, correct and complete in all material respects, (ii) all Taxes (as hereinafter defined) due and payable by the Company and the Subsidiaries, with respect to the taxable years or other taxable periods ending on or prior to the Effective Time have been or on or prior to the Effective Time will be, paid or adequately disclosed and fully provided for, (iii) no Audits (as hereinafter defined) are pending or threatened with regard to any Taxes or Tax Returns of the Company or the Subsidiaries and there are no outstanding deficiencies or assessments asserted or proposed, (iv) no issue has been raised by any Taxing Authority in any Audit of the Company or the Subsidiaries that if raised with respect to any other period not so audited could reasonably be expected to result in a proposed deficiency of any period not so audited that would have a Material Adverse Effect, (v) there are no outstanding agreements, consents or waivers extending the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or the Subsidiaries, and neither the Company nor any Subsidiary is a party to any agreement providing for the allocation or sharing of Taxes and (vi) no powers of attorney with respect to Taxes of the Company or the Subsidiaries have been executed that will be outstanding as of the Effective Time.

         (b) Neither the Company nor any Subsidiary has filed a consent to the application of Section 341(f) of the Code.

         (c) Neither the Company nor any Subsidiary is nor has been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

         (d) No indebtedness of the Company or any Subsidiary is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

         (e) Neither the Company nor any Subsidiary has entered into any agreements that would result in the disallowance of any tax deductions pursuant to Section 280G of the Code.

         (f) There are no Liens (as hereinafter defined) for Taxes upon any of the assets of the Company or the Subsidiaries, except for Liens for Taxes not yet due and payable for which adequate reserves have been established on the Company's balance sheet at December 31, 1997 included in the Company's Annual Report on Form 10-KSB filed with the SEC prior to the date hereof (the "Balance Sheet") in accordance with GAAP.

         (g) The Company has disclosed all material Tax elections to Merger Sub.

         (h) For purposes of this Agreement, "Taxes" means any Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority (as hereinafter defined); "Tax Authority" means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes; and "Audit" means any audit, assessment or other examination relating to Taxes by any Tax Authority or any judicial or administrative proceedings relating to Taxes.

         (i) For purposes of this Agreement, "Tax Return" means any return, report, information return or other document (including any related or supporting information and, where applicable, profit and loss accounts and balance sheets) with respect to Taxes.

         SECTION 2.15 Intellectual Property.

         (a) Schedule 2.15 of the Disclosure Schedule contains a true and complete list of all material (i) patents and patent applications, (ii) trademark registrations and applications, (iii) service mark registrations and applications, (iv) Computer Software (as hereinafter defined)(excluding Computer Software generally available for purchase by the public), (v) copyright registrations and applications, (vi) unregistered trademarks, service marks, and copyrights, and (vii) Internet domain names used or held for use in connection with the business of the Company and each Subsidiary, together with all licenses related to the foregoing.

         (b) The term "Computer Software" shall mean (i) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, (ii) databases and compilations, including without limitation any and all data and collections of data, whether machine readable or otherwise,
(iii) all versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on papers, magnetic media or other electronic or non-electronic device, (iv) all descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, (v) all documentation, including without limitation all technical and user manuals and training materials, relating to the foregoing, and all Internet domain names and content contained on all World Wide Web sites of the Company or any Subsidiary.

         (c) The Company and each Subsidiary owns or has the valid right to use all of the Intellectual Property used by it or held for use by it in connection with their respective businesses. The Company and the Subsidiaries are the sole and exclusive owners of all patents, patent applications, patent rights, copyrights, trademarks, trademark rights, trade names, trade name rights, and service marks, and all goodwill of the business associated therewith, trade secrets, registrations for and applications for registration of trademarks, service marks and copyrights, technology and know-how, Computer Software other than off-the-shelf applications and other confidential or proprietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing, used or held for use anywhere in the world in connection with their respective businesses as currently conducted (collectively, the "Intellectual Property"), free and clear of all material Liens.

         (d) All grants, registrations and applications for Intellectual Property that are used in and are material to the conduct of the businesses of the Company and each Subsidiary as currently conducted (i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and
(ii) have not lapsed, expired or been abandoned, and no application or registration therefor is the subject of any legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction, except to the extent where the absence of such Intellectual Property would not have a Material Adverse Effect.

         (e) To the knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property by any third party. The conduct of the respective businesses of the Company and each Subsidiary as currently conducted does not conflict with or infringe in any way on any proprietary right of any third party. There is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries
(i) alleging any such
conflict or infringement with any third party's proprietary rights, or (ii) challenging the ownership, use, validity or enforceability of the Intellectual Property.

         (f) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property.

         (g) No former or present employees, officers or directors of the Company or any Subsidiary hold any right, title or interest directly or indirectly, in whole or in part, in or to any Intellectual Property.

         SECTION 2.16 Employment Matters. Neither the Company nor any Subsidiary has experienced any strikes, collective labor grievances, other collective bargaining disputes or claims of unfair labor practices in the last five years, except for such strikes, grievances, disputes or claims which have not and would not have a Material Adverse Effect. To the Company's knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or the Subsidiaries. The Company has complied in all material respects with all applicable laws relating to employment, employment discrimination and employment practices.

         SECTION 2.17 Pennsylvania Legal Requirements.

         (a) The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Common Stock is the only vote of the holders of any class or series of the Company's capital stock which is necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

         (b) The Board of Directors of the Company has approved this Agreement, the Merger, the Charter Amendment and all of the other transactions contemplated by this Agreement. That approval constitutes approval of the Merger and all of the other transactions contemplated by this Agreement by the Board of Directors under, and the Board of Directors has taken all other action necessary or advisable, if any, so as to render inoperative with respect to the Merger and the other transactions contemplated by this Agreement, the provisions of Section 2538 and Subchapters 25E, F, G, H, I and J of the Pennsylvania Law.

         SECTION 2.18 Environmental Matters.

         (a) Except for matters disclosed in the SEC Reports, (i) each of the Company and its Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, decrees, orders or other legal or regulatory requirements relating to pollution of the environment or the impact of the environment on human health or preservation of the environment (including without limitation the treatment, storage and disposal of wastes and the remediation of releases and threatened releases of hazardous or toxic substances, wastes, pollutants, contaminants or similar materials) (collectively "Environmental Laws"), and neither the Company nor any Subsidiary has received written notice of any outstanding allegations by any person or entity that the Company or the Subsidiary is not or has not been in compliance (unless such non-compliance has been cured) with any Environmental Laws, and (ii) each of the Company and the Subsidiaries currently holds all permits, licenses, registrations and other governmental authorizations and financial assurance required under any Environmental Laws for the Company to operate its business, except for any such case referred to in this paragraph (a) for any matter that is not reasonably expected to result in a Material Adverse Effect.

         (b) Except for matters disclosed in the SEC Reports, (i) there is no asbestos or asbestos-containing materials in or on any real property, buildings, structures or components thereof currently owned, leased or operated by the Company and the Subsidiaries, and (ii) there are and have been no underground or aboveground storage tanks (whether or not required to be registered under any applicable law), dumps, landfills, lagoons, surface impoundments, sumps, injection wells or other disposal or storage sites or locations in or on any property currently owned, leased or operated by the Company and the Subsidiaries except for any such case referred to in this paragraph (b) for any matter that is not reasonably expected to result in a Material Adverse Effect.

         (c) Except for matters disclosed in the SEC Reports, (i) neither the Company nor any Subsidiary has received (x) any communication from any person stating or alleging that it is or may be a potentially responsible party under any Environmental Law (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any state analog thereto) with respect to any actual or alleged environmental contamination or (y) any request for information under any Environmental Law from any governmental agency or authority or any other person or entity with respect to any active or alleged environmental contamination or violation, (ii) neither the Company nor any Subsidiary is party to any pending judicial or administrative proceedings alleging that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and any state analog thereto) or otherwise liable or responsible with respect to any actual or alleged environmental contamination, or (iii) the Company, any Subsidiary, any governmental agency or authority, or any other person or entity is not conducting and has not conducted (nor is proposing or threatening to conduct) any environmental remediation or investigation.

         SECTION 2.19 Real Property.

         (a) Schedule 2.19 of the Disclosure Schedule sets forth a complete list of all real property owned by the Company and the Subsidiaries (the "Real Property"). Except for matters disclosed in the SEC Reports, there are no proceedings, claims, disputes or conditions affecting any Real Property that might curtail or interfere in any material respect with the use of such property, nor is an action of eminent domain pending or to the knowledge of the Company, threatened for all or any portion of the Real Property. Except as disclosed in Schedule 2.19 of the Disclosure Schedule, the Company is not a party to any lease, assignment or similar arrangement under which the Company is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.

         (b) The Company and the Subsidiaries have obtained all appropriate licenses, permits, easements and rights of way, including proofs of dedication, required to use and operate the Real Property in all material respects in the manner in which the Real Property is currently being used and operated.

         SECTION 2.20 Title and Condition of Properties. Each of the Company and the Subsidiaries has good and marketable title, free and clear of all Liens, to its respective personal property and assets shown on the Balance Sheet or acquired after December 31, 1997, except for (A) assets which have been disposed of to nonaffiliated third parties since December 31, 1997 in the ordinary course of business, (B) Liens reflected in the Balance Sheet, (C) Liens or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (D) Liens for current Taxes not yet due and payable.

         SECTION 2.21 Contracts. Each Company Agreement is legally valid and binding and in full force and effect. Schedule 2.21 of the Disclosure Schedule sets forth a true and complete list of (i) all material Company Agreements entered into by the Company and the Subsidiaries since December 31, 1997 and all amendments to any Company Agreements included as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 and (ii) all non-competition agreements imposing restrictions on the ability of the Company or any Subsidiary to conduct business in any jurisdiction or territory.

         SECTION 2.22 Potential Conflicts of Interest. Except as set forth in
Schedule 2.22 of the Disclosure Schedule or in the SEC Reports filed prior to the date hereof, since December 31, 1997, there have been no transactions, agreements, arrangements or understandings between the Company and its affiliates that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

         SECTION 2.23 Insurance Licenses. The Company's wholly-owned subsidiary, The Mountbatten Surety Company, Inc., is duly organized and licensed as an insurance company in Pennsylvania and is duly licensed or authorized as an insurer in any other jurisdiction where it is required to be so licensed or authorized to conduct its business. Since December 31, 1997, each of the Company and its Subsidiaries has made all required filings under statutes applicable to insurance companies. Each of the Company and its Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications of and from the Pennsylvania Insurance Department and any other applicable insurance regulatory authorities (the "Insurance Licenses") to conduct their businesses as currently conducted and all such Insurance Licenses are valid and in full force and effect.

         SECTION 2.24 Insurance Policies. All material policies of fire, liability, workmen's compensation and other similar forms of insurance owned or held by the Company and each Subsidiary are in full force and effect, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are valid, outstanding and enforceable policies, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Such policies, together with the self-insurance reserves, if any, reflected on the most recent Company filings with the SEC, and such other policies and reserves added since such date, provide, to the knowledge of the Company, insurance coverage that is adequate for the assets and operations of the Company. Since December 31, 1997, the Company and its Subsidiaries have been covered by insurance in scope and amount customary and reasonable for the business in which it has engaged during such period.

         SECTION 2.25 Reinsurance. Schedule 2.25 of the Disclosure Schedule contains a list of all reinsurance or coinsurance treaties or agreements, including retrocessional agreements, to which the Company or any Subsidiary is a party or under which the Company or any Subsidiary has any existing rights, obligations or liabilities. All reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which the Company or any Subsidiary is a party or under which the Company or any Subsidiary has any existing rights, obligations or liabilities are in full force and effect. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any other party to a reinsurance or coinsurance treaty or agreement to which the Company or any Subsidiary is a party, is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by this Agreement. The

Company has not received any notice to the effect that the financial condition of any other party to any such agreement is impaired with the result that a default thereunder may reasonably be anticipated, whether or not such default may be cured by the operation of any offset clause in such agreement.

         SECTION 2.26 Reserves. The reserves for claims and claim adjustment expenses of each of the Company and its Subsidiaries as set forth on the Balance Sheet have been computed in accordance with management's best estimates of the future payments to be made under surety bonds issued by the applicable Company Subsidiary and are adequate under the applicable requirements of the law of the state of its domicile and the law of the states in which it is licensed to do business to enable the Company and its Subsidiaries to conduct their insurance business in those states.

         SECTION 2.27 Insurance Regulatory Compliance. The statutory annual statements for the year ended December 31, 1997, together with all exhibits and schedules thereto, and financial statements relating thereto, and any opinion, affirmation or certification filed in connection therewith, and the statutory Quarterly Statements for the periods ended after January 1, 1998, together with all exhibits and schedules thereto, and all other filings, statements, documents and reports, with respect to the Company and each of its Subsidiaries, in each case as filed with the state insurance department of its jurisdiction of domicile, where so required, were prepared in all material respects in conformity with accounting practices prescribed or permitted by the applicable state insurance laws and regulations, applied on a consistent basis, and present fairly, in all material respects, to the extent required by and in conformity with such prescribed accounting practices, the admitted assets, liabilities, capital and surplus, cash flow and other funds of the Subsidiaries at their respective dates and the results of operations, changes in capital and surplus and cash flow of each such entity for each of the periods then ended, and were correct in all material respects when filed and there were no material omissions therefrom when filed. Except as set forth on Schedule 2.27, no insurance regulatory authority has given any written notice of any deficiency or violation of any applicable statute, law, ordinance, rule, order or regulation which deficiency or violation would have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries has filed with the state insurance department of its jurisdiction of domicile all reports required to be filed under the insurance and other laws of its state of domicile and in each state where it holds a certificate of authority except where such failure to file, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Schedule 2.27 sets forth all reports of examination issued by any insurance regulatory authority with respect to the Company or any of its Subsidiaries since December 31, 1997. The Company and its Subsidiaries have resolved all material issues raised in such reports to the satisfaction of the issuer thereof.

         SECTION 2.28 Opinion of Financial Advisor. The Company has received an opinion from Pennsylvania Merchant Group, financial advisor to the Company, to the effect that the consideration to be received in the Merger by the holders of Common Stock is fair to the holders of Common Stock from a financial point of view, a copy of which has been delivered to Parent (the "Opinion").

                                  ARTICLE III.

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company as follows:

         SECTION 3.1 Corporate Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental approvals to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not have a material adverse effect on the business, operations, properties (including intangible properties) condition (financial or otherwise), results of operations, assets, liabilities, regulatory status or prospects of Parent and its Subsidiaries taken as a whole or on the ability of Parent or Merger Sub to consummate any transactions contemplated by this Agreement or to perform either of their respective obligations under this Agreement.

         SECTION 3.2 Authority Relative to this Agreement. Each of Parent and Merger Sub has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary shareholder approval of the Merger, to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub and no other corporate proceeding is necessary for the execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent or Merger Sub or of their respective obligations hereunder and the consummation by each of Parent or Merger Sub or of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each such corporation, enforceable against each of them in accordance with its terms.

         SECTION 3.3 No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate any law, order, writ, injunction, decree, statute, rule or regulation, court order or judgment applicable to Parent or Merger Sub or by which any of their respective properties or assets may be bound or affected, (ii) violate or conflict with the Articles of Incorporation or By-Laws of the Parent or Merger Sub, or (iii) result in a violation or breach of or constitute a default under (with or without due notice or lapse of time or both), or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or Merger Sub pursuant to, any contract, instrument, permit, license or franchise to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties is bound or affected.

         (b) Except for applicable filings and approvals of the insurance regulatory authorities listed on Schedule 3.3(b) of the Disclosure Schedule, applicable requirements, if any, of the Exchange Act, the pre-merger notification requirements of the HSR Act, filing and recordation of appropriate merger or other documents as required by Pennsylvania Law, neither Parent nor Merger Sub is required to submit any notice, report, permit, authorization or other filing with any Governmental Authority in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. No waiver, consent, approval or authorization of any Governmental Authority is required to be obtained or made by either Parent or Merger Sub in connection with its execution, delivery or performance of this Agreement.

         SECTION 3.4 No Prior Activities. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby (including any financing), Merger Sub has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person or entity.

         SECTION 3.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub.

         SECTION 3.6 Proxy Statement. None of the information supplied by Parent or Merger Sub, their respective officers, directors, representatives, agents or employees (the "Information"), for inclusion in the Proxy Statement, or in any amendments thereof or supplements thereto, will, at the time the Proxy Statement is mailed to shareholders of the Company and at the time of the Annual Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub do not make any representation or warranty with respect to any information that has been supplied by the Company or its accountants, counsel or other authorized representatives for use in any of the foregoing documents.

                                   ARTICLE IV.

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 4.1 Acquisition Proposals. The Company will notify Merger Sub promptly if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or its representatives (on behalf of the Company), in each case in connection with any Takeover Proposal (as defined below) or the possibility or consideration of making a Takeover Proposal ("Takeover Proposal Interest") indicating, in connection with such notice, the name of the Person indicating such Takeover Proposal Interest and the terms and conditions of any proposals or offers. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Takeover Proposal Interest. The Company agrees that it shall keep Parent informed, on a current basis, of the status and terms of any Takeover Proposal Interest. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer involving the Company, any proposal for a merger, consolidation, business combination or similar transaction (including, without limitation, by virtue of any reinsurance arrangement) involving the Company or its Subsidiaries, any proposal or offer to acquire in any manner more than 10% of the Common Stock of, or a substantial portion of the business or assets of, the Company or its Subsidiaries (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or its Subsidiaries or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company other than pursuant to the transactions to be effected pursuant to this Agreement.

         SECTION 4.2 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, (i) except as expressly contemplated by this

Agreement, or (ii) as set forth in Schedule 4.2 of the Disclosure Schedule, or
(iii) agreed in writing by Parent, during the period from the date of this Agreement to the Effective Time:

         (a) the Company will, and will cause each of the Subsidiaries to, conduct its operations only in the ordinary and usual course of the Company's business consistent with past practice and, to the extent consistent therewith, the Company shall use its best efforts to preserve, and will cause each of the Subsidiaries to use its best efforts to preserve its business organization intact and maintain its existing relations with insureds, suppliers, employees, creditors and business partners;

         (b) the Company and its Subsidiaries will not, directly or indirectly,
(i) except upon exercise of stock options or other rights to purchase shares of Common Stock of the Company pursuant to the Option Plans outstanding on the date hereof or upon exercise of outstanding warrants issue, sell, transfer or pledge or agree to sell, transfer or pledge any treasury stock of the Company beneficially owned by it, (ii) amend its Articles of Incorporation or By-Laws or similar organizational documents; or (iii) split, combine or reclassify the outstanding shares of Common Stock;

         (c) the Company and its Subsidiaries will not: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) issue, sell, pledge, dispose of or encumber any additional shares of Common Stock of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of Common Stock or capital stock of any class of the Company or any Subsidiary, other than shares of Common Stock reserved for issuance on the date hereof pursuant to the exercise of Options or warrants outstanding on the date hereof; (iii) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any assets other than in the ordinary and usual course of the Company's business and consistent with past practice, or incur or modify any indebtedness or other liability, other than in the ordinary and usual course of the Company's business and consistent with the Company's past practice; or (iv) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

         (d) the Company and its Subsidiaries will not: (i) grant any increase in the compensation payable or to become payable by the Company or any Subsidiary to any of its executive officers or (ii)(A) adopt any new, or (B) amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) enter into any employment or severance agreement with or, except in accordance with the existing written policies of the Company or a Subsidiary, grant any severance or termination pay to any officer, director or employee of the Company or any Subsidiary;

         (e) the Company and its Subsidiaries will not modify, amend or terminate any of their respective material contracts or waive, release or assign any material rights or claims or enter into any reinsurance agreement, except in the ordinary course of business and consistent with the Company's past practice;

         (f) the Company and its Subsidiaries will not: (i) permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent, except in the ordinary course of the Company's business and consistent with the Company's past practice unless the Company shall have obtained a comparable replacement policy; the Company shall not incur or assume any long-term debt, or except in the ordinary course of the Company's business, incur or assume any short-term indebtedness in amounts not consistent with the Company's past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of the Company's business and consistent with the Company's past practice; (iii) make any loans, advances (other than travel and expense advances to employees in the ordinary course of the Company's business and consistent with the Company's past practice) or capital contributions to, or investments in, any other person; or (iv) enter into any material commitment or transaction (including, but not limited to, any borrowing, or purchase, sale or lease of assets or real estate);

         (g) the Company and its Subsidiaries will not: (i) change any of the accounting methods used by it unless required by GAAP or statutory accounting principles ("SAP"), (ii) make any material Tax election change any material Tax election already made, adopt any material Tax accounting method, change any material Tax accounting method unless required by GAAP or SAP, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment or (iii) take any action having the purpose or effect of delaying the recognition of income by the Company to any period after June 30, 1998, other than actions customarily taken in the ordinary course of the Company's business consistent with the Company's past practice; and

         (h) the Company and its Subsidiaries will not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of the Company's business and consistent with the Company's past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;

         (i) the Company and its Subsidiaries will not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

         (j) the Company and its Subsidiaries will not take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII hereof not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation;

         (k) except as expressly provided herein, the Company and its Subsidiaries will not enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

         SECTION 4.3 No Shopping.

         (a) The Company will not, and will not permit any of its Subsidiaries or any of its or the Subsidiaries' officers, directors, employees, investment bankers, attorneys, accountants and other agents to, directly or indirectly: (i) initiate, solicit or knowingly encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal, (ii) enter into any agreement with respect to any Takeover Proposal, or (iii) in the event of an unsolicited written Takeover Proposal for the Company engage in negotiations or discussions with, or provide any information or data to, any Person (other than Parent, any of its affiliates or representatives and except for information which has been previously publicly disseminated by the Company) relating to any Takeover Proposal; provided, however, that nothing contained in this Section 4.3 or any other provision hereof shall prohibit the Company or the Company's Board from (i) taking and disclosing to the Company's shareholders the Company's position with respect to a tender or exchange offer by a third party pursuant to Rules 14D-9 and 14e-2 promulgated under the Exchange Act or (ii) making such disclosure to the Company's shareholders as, in the good faith judgment of the Board after receiving advice from outside counsel, is required under applicable law.

         (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by such Board of Directors or any such committee this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal.

                                   ARTICLE V.

                              ADDITIONAL AGREEMENTS

          SECTION 5.1 Proxy Statement. If required by the Exchange Act, the Company shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to the Company's shareholders, the Proxy Statement. The Proxy Statement shall contain the recommendation of the Board of Directors in favor of the Merger.

           SECTION 5.2 Meeting of Shareholders of the Company. At the
Annual Meeting, if any, the Company shall use its best efforts to solicit from the Company's shareholders proxies in favor of the Merger and the Charter Amendment and shall take all other action necessary or, in the reasonable opinion of Merger Sub, advisable to secure any vote or consent of the Company's shareholders required by Pennsylvania Law to effect the Merger and the Charter Amendment.

         SECTION 5.3 Additional Agreements. Subject to the terms and conditions herein provided, the Company, Parent and Merger Sub will each comply in all material respects with all applicable laws and with all applicable rules and regulations of any Governmental Authority to achieve the satisfaction of all conditions set forth in Article VI hereof, and to consummate and make effective the Merger, the Charter Amendment and the other transactions contemplated hereby. Each of the parties hereto agrees to use all reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company, Parent and Merger Sub shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

         SECTION 5.4 Notification of Certain Matters. The Company shall give prompt notice to Merger Sub and Merger Sub shall give prompt notice to the Company, of (i) the occurrence, or nonoccurrence of any event whose occurrence, or nonoccurrence would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure of the Company, Merger Sub, or Parent, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 5.5 Access to Information.

         (a) From the date hereof to the Effective Time, the Company shall, and shall cause its officers, directors, employees, auditors and agents to, afford the officers, employees and agents of Parent and Merger Sub reasonable access during regular business hours upon reasonable notice at all reasonable times to its officers, employees, agents, properties, offices and other facilities and to all books and records, and shall furnish Parent and Merger Sub with all financial, operating and other data and information as Parent and Merger Sub, through its officers, employees or agents, may reasonably request.

         (b) Unless otherwise required by law and until the Effective Time, Merger Sub agrees that it shall, and shall cause its affiliates and each of their respective officers, directors, employees, financial advisors and agents (the "Merger Sub Representatives"), to hold in strict confidence all data and information obtained by them from the Company (unless such information is or becomes publicly available without the fault of any of Merger Sub Representatives or has been provided to third parties on a non-confidential basis or unless public disclosure of such information is required by law in the opinion of counsel to Merger Sub after giving the Company notice and an opportunity to contest such requirement to the extent practicable) and shall insure that Merger Sub Representatives do not disclose such information to others without the prior written consent of the Company.

         (c) In the event of the termination of this Agreement, Merger Sub shall, and shall cause its affiliates to, return promptly every document furnished to them by the Company or any of its representatives in connection with the transactions contemplated hereby and any copies thereof which may have been made, and shall cause Merger Sub Representatives to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made, other than documents filed with the SEC or otherwise publicly available.

         SECTION 5.6 Public Announcements. Merger Sub and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement before such consultation, except as may be required by law.

         SECTION 5.7 Best Efforts; Cooperation. Upon the terms and subject to the conditions hereof, each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and shall use its reasonable best efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary filings under the Exchange Act and the HSR Act. The parties shall cooperate in responding to inquiries from, and making presentations to, regulatory authorities.

         SECTION 5.8 Agreement to Defend and Indemnify.

         (a) The Articles of Incorporation and By-Laws of the Surviving Corporation shall not be amended, repealed or otherwise modified for a period of five years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who as of the date hereof were directors, officers, employees, fiduciary, agents or otherwise entitled to indemnification under the Articles of Incorporation, By-Laws or indemnification agreements (the "Indemnified Parties") unless required by regulatory authority. It is understood and agreed that the Company shall, to the fullest extent permitted under Pennsylvania Law and regardless of whether the Merger becomes effective, indemnify, defend and hold harmless, and after the Effective Time, the Parent, Merger Sub and the Surviving Corporation shall jointly and severally, to the fullest extent permitted under Pennsylvania Law, indemnify, defend and hold harmless, each Indemnified Party against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, including without limitation liabilities arising out of this transaction, under the Exchange Act in connection with the Merger, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company or the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly as statements therefor are received, and (ii) the Company and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and further, provided, that neither the Company nor the Surviving Corporation shall be obliged pursuant to this Section 5.8 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action. This Section 5.8 shall survive the consummation of the Merger. Merger Sub shall cause Surviving Corporation to reimburse all expenses, including reasonable attorney's fees and expenses, incurred by any person to enforce the obligations of Merger Sub and the Surviving Corporation under this
Section 5.8. Notwithstanding Section 8.7 hereof, this Section 5.8 is intended to be for the benefit of and to grant third party rights to Indemnified Parties whether or not parties to this Agreement, and each of the Indemnified Parties shall be entitled to enforce the covenants contained herein.

         (b) If the Surviving Corporation or any of its successors or assigns
(i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.8.

         SECTION 5.9 Monthly Financial Statements. The Company shall deliver to Parent within 15 days after the end of each calendar month, beginning with the month ending May, 1998, a balance sheet, income statement, statement of cash flows and statement of changes in shareholders' equity for the Company and its consolidated subsidiaries as of and for the month then ending. Such financial statements shall be prepared in accordance with GAAP except for footnote disclosures. Without limiting the rights of Parent and Merger Sub under Section
5.5 hereof, Parent and Merger Sub, and their respective officers, employees and agents, shall have the right to review all books, records and other information relating to the preparation of such financial statements.

                                   ARTICLE VI.

                              CONDITIONS OF MERGER

         SECTION 6.1 Mutual Conditions. The respective obligations of each party to effect the Merger shall be subject to the following conditions:

         (a) Shareholder Approval. The Merger, the Charter Amendment and this Agreement shall have been approved and adopted by the requisite vote of the shareholders of the Company.

         (b) No Challenge. No statute, rule, regulation, judgment, writ, decree, order or injunction shall have been promulgated, enacted, entered or enforced, and no other action shall have been taken, by any government or governmental, administrative or regulatory authority or by any court of competent jurisdiction, that in any of the foregoing cases has the effect of making illegal or directly or indirectly restraining, prohibiting or restricting the consummation of the Merger or the Charter Amendment.

         (c) HSR Act. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received;

         (d) Insurance Regulatory Approvals. The Insurance Regulatory Approvals shall have been obtained and remain in full force and effect without any material conditions (other than conditions under applicable statutes or regulations) having been imposed in connection therewith.

         SECTION 6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall also be subject to the following conditions:

         (a) Contribution Closings. The Contribution Closings (as defined in the Contribution Agreement) shall have occurred on the terms specified in Section 1 of the Contribution Agreement.

         (b) Other Agreements. Each of the Shareholders Agreement and the Non-Competition and Termination Agreement shall have been executed and delivered by the parties thereto in the forms attached to the Contribution Agreement.

                                  ARTICLE VII.

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 7.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time before the Effective Time, whether before or after approval of the Company's shareholders:

         (a) By mutual written consent of the Boards of Directors of Parent and the Company; or

         (b) By either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

         (c) By Parent if, without any material breach by Parent or Merger Sub of its obligations under this Agreement, the Closing shall not have taken place on or before November 30, 1998, which date may be extended by the Company for up to 90 days if the Closing shall not have taken place by such date solely due to a delay in obtaining the Insurance Regulatory Approvals; or

         (d) By the Company if, without any material breach by the Company of its obligations under this Agreement, the Closing shall not have taken place on or before November 30, 1998, which date may be extended by Parent for up to 90 days if the Closing shall not have taken place by such date solely due to a delay in obtaining the Insurance Regulatory Approvals; or

         (e) By the Company if there shall be a material breach of any of Parent or Merger Sub's representations, warranties or covenants hereunder, which breach cannot be or has not been cured within ten (10) days of the receipt of written notice thereof; or

         (f) By Parent, if (i) the Board of Directors of the Company shall withdraw, modify, or change its recommendation or approval in respect of this Agreement in a manner adverse to Merger Sub, or (ii) the Board of Directors of the Company shall have recommended any proposal other than by Parent or Merger Sub in respect of a Takeover Proposal; or

         (g) By Parent, if (i) the condition set forth in Section 6.1(a) is not satisfied at the Annual Meeting or (ii) any of the conditions set forth in
Section 6.2 are not satisfied as a result of the breach by a Management Shareholder (as defined in the Contribution Agreement) of his obligations under the Contribution Agreement.

         SECTION 7.2 Effect of Termination.

         (a) In the event of termination of this Agreement as provided in
Section 7.1 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, Merger Sub or the Company, except (i) as set forth in Sections 5.5, 7.2 and 8.3 hereof and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

         (b) If (i) Parent shall have terminated this Agreement pursuant to
Section 7.1(f), or (ii) (A) this Agreement shall have terminated as a result of the failure of the condition set forth in Section 6.1(a) hereof and (B) within eighteen (18) months of any such termination the Company shall have entered into a definitive agreement with respect to a Takeover Proposal or a Takeover Proposal with respect to the Company shall have been consummated, then in any such case the Company shall pay promptly, but in no event later than one business day after the date of such termination or event, to Parent a termination fee (the "Termination Fee") of $2,000,000, which amount shall be payable by wire transfer to such account as Merger Sub may designate in writing to the Company.

         (c) Without limiting the provisions of Sections 7.2(b) hereof, if Parent shall have terminated this Agreement pursuant to Section 7.1(g), then in such case the Company shall pay promptly, but in no event later than one business day after the date of such termination, to Parent an amount equal to the actual and reasonably documented reasonable out-of-pocket expenses incurred by Parent and Merger Sub in connection with the Merger, this Agreement, the Voting Agreement, the Contribution Agreement and the consummation of the transactions contemplated hereby and thereby, which amount shall be payable by wire transfer to such account as Merger Sub may designate in writing to the Company.

                                  ARTICLE VIII.

                               GENERAL PROVISIONS

         SECTION 8.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall terminate at the Effective Time or the termination of this Agreement pursuant to Section 7.1 hereof, as the case may be, except that the agreements set forth in Article II and Section 5.8 hereof shall survive the Effective Time indefinitely and those set forth in Sections 7.2 and 8.3 hereof shall survive termination indefinitely.

         SECTION 8.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered or sent by telecopy or facsimile transmission if delivered personally or by telecopy or facsimile transmission (with hard copy to follow), (ii) on the first business day after mailing if sent by overnight courier (providing proof of delivery) and (iii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

         (a) if to Parent or Merger Sub:

                           Fidelity and Deposit Company of Maryland
                           210 North Charles Street
                           Baltimore, MD  21202
                           Attention:  Richard F. Williams
                           Facsimile:  (410) 528-2551

                           With a copy to:

                           James Keenan, Esq.
                           Facsimile:  (410) 528-2585

                           And a copy to:

                           Before May 26, 1998:

                           Willkie Farr & Gallagher
                           153 East 53rd Street
                           New York, New York 10022
                           Attention:  Thomas M. Cerabino, Esq.
                           Facsimile:  (212) 821-8111

                           On and after May 26, 1998:

                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, New York  10019-6099
                           Attention:  Thomas M. Cerabino, Esq.
                           Facsimile:  (212) 728-8111

                  (b)      if to the Company:

                           Mountbatten, Inc.
                           33 Rock Hill Road
                           Bala Cynwyd, PA  19004
                           Attention:  Kenneth L. Brier, President
                           Facsimile:  (610) 664-2297

                           With a copy to:

                           Duane, Morris & Heckscher LLP
                           4200 One Liberty Place
                           Philadelphia, Pennsylvania 19103
                           Attention:  Frederick W. Dreher, Esq.
                           Facsimile:  (215) 979-1213

         SECTION 8.3 Expenses. Except as expressly set forth in Section 7.2(b) hereof, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

         SECTION 8.4 Certain Definitions. For purposes of this Agreement, the term:

         (a) "affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

         (b) "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise; and

         (c) "Lien" means any mortgage, pledge, hypothecation, assignment for security purposes, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing); provided, however, that liens for Taxes not yet due and payable but for which adequate reserves have been established and other statutory liens shall not be Liens for the purposes of this Agreement.

         (d) "Person" means an individual, corporation, partnership, limited liability company, association, trust or any unincorporated organization.

         SECTION 8.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 8.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

         SECTION 8.7 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the agreements referred to herein constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, this Agreement is not intended to confer upon any other Person any rights or remedies hereunder.

         SECTION 8.8 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any affiliate of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder.

         SECTION 8.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts executed in and to be performed entirely within that Commonwealth.

         SECTION 8.10 Amendment. This Agreement may be amended by the parties hereto by action taken by Parent and Merger Sub, and by action taken by or on behalf of the Company's Board of Directors at any time before the Effective Time; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Common Stock will be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 8.11 Waiver. At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party.

         SECTION 8.12 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                           FIDELITY AND DEPOSIT COMPANY OF
                           MARYLAND


                           By: /s/ Richard F. Williams
                               ------------------------------------------------
                               Name:  Richard F. Williams
                               Title: President


                               F&D MERGER SUB, INC.


                           By: /s/ Richard F. Williams
                               ------------------------------------------------
                               Name:  Richard F. Williams
                               Title: President


                               MOUNTBATTEN, INC.


                           By: /s/ Kenneth L. Brier
                               ------------------------------------------------
                               Name:  Kenneth L. Brier
                               Title: President

                              Table of Definitions
                              --------------------
Affiliate................................................................8.4(a)
Agreement..............................................................Recitals
Annual Meeting........................................................1.6(a)(i)
Audit...................................................................2.14(h)
Balance Sheet...........................................................2.14(f)
Blue Sky.................................................................2.4(b)
Board of Directors.......................................................1.5(c)
Certificates.............................................................1.9(b)
Closing.....................................................................1.3
Closing Date................................................................1.3
Code.....................................................................2.9(a)
Common Per Share Amount..................................................1.7(a)
Company................................................................Recitals
Company Agreement..........................................................2.13
Common Stock...........................................................Recitals
Computer Software.......................................................2.15(a)
Confidentiality Agreement................................................6.5(b)
Contribution Agreement.................................................Recitals
Control..................................................................8.4(b)
Disclosure Schedule..................................................Article II
Dissenting Shares of Common Stock........................................1.8(a)
Draft Opinion..............................................................2.26
Effective Time..............................................................1.2
Employee Plans...........................................................2.9(a)
Environmental Laws......................................................2.18(a)
ERISA....................................................................2.9(a)
Exchange Act............................................................1.10(c)
Exchange Agent...........................................................1.9(a)
Financial Statements.....................................................2.5(b)
GAAP.....................................................................2.5(b)
Governmental Authority...................................................2.4(b)
HSR Act..................................................................2.4(b)
Indemnified Parties......................................................5.8(a)
Insurance Licenses.........................................................2.23
Insurance Regulatory Approval............................................2.4(b)
Intellectual Property...................................................2.15(c)
Lien.....................................................................8.4(c)
Material Adverse Effect.....................................................2.1
Merger.................................................................Recitals
Merger Consideration.....................................................1.7(a)
Merger Sub.............................................................Recitals
Merger Sub Information......................................................3.6

Merger Sub Representatives...............................................5.5(b)
Merger Sub Shares......................................................Recitals
Option Plans............................................................1.10(a)
Option Price............................................................1.10(a)
Options.................................................................1.10(a)
Other Entity...............................................................2.12
Parent.................................................................Recitals
Pennsylvania Law............................................................1.1
Person...................................................................8.4(d)
Preferred Stock........................................................Recitals
Proxy Statement............................................................2.10
Real Property...........................................................2.19(a)
SEC......................................................................1.6(a)
SEC Reports..............................................................2.5(a)
Securities Act...........................................................2.5(a)
Subsidiary..................................................................2.1
Surviving Corporation.......................................................1.1
Takeover Proposal...........................................................4.1
Takeover Proposal Interest..................................................4.1
Tax Authority...........................................................2.14(h)
Tax Return..............................................................2.14(i)
Taxes...................................................................2.14(h)
Termination Fee..........................................................7.2(b)
Voting Agreement.......................................................Recitals
Voting Debt.................................................................2.2
Warrant Price...........................................................1.10(a)
Warrants................................................................1.10(a)

                                                                      APPENDIX B

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                                MOUNTBATTEN, INC.


     In compliance with the requirements of 15 Pa.C.S. ss.1915, the undersigned business corporation, desiring to amend its Articles of Incorporation, hereby states that:

         FIRST: The name of the corporation is MOUNTBATTEN, INC. (the "Corporation").

         SECOND: The address of the Corporation's current registered office in this Commonwealth is 33 Rock Hill Road, Bala Cynwyd, PA 19004.

         THIRD: The statute by or under which it was incorporated is the Pennsylvania Business Corporation Law of 1988, as amended.

         FOURTH: The date of its incorporation is January 9, 1991.

         FIFTH: The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

         SIXTH: The amendment was adopted by the shareholders of the Corporation pursuant to 15 Pa.C.S. ss.1914 (a) and (b).

         SEVENTH: The Articles of Incorporation of the Corporation are hereby amended by deleting the first paragraph of Article 5 and inserting in place of the deleted material the following:

         1. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is Twenty-Five Million (25,000,000) shares, which shall consist of (i) Nineteen Million Eight Hundred Thousand (19,800,000) shares of Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"), (ii) Two Hundred Thousand (200,000) shares of Class B Common Stock, par value $0.001 per share (the "Class B Common Stock"), and (iii) Five Million shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

         2. Except as required by applicable law, holders of Class A Common Stock shall be entitled to one vote per share on all matters to be voted on by the shareholders of the Corporation, and the holders of Class B Common Stock shall have no right to vote on any matters to be voted on by the shareholders of the Corporation. Except as otherwise set forth in this
     Article 5 or as otherwise required by applicable law, all shares of Class A Common Stock and all shares of Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

         3. The Preferred Stock may be issued from time to time as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article 5, to fix, from time to time before issuance thereof, the number of shares in each series and all designations, relative rights, preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

         (a) the designation of the series and the number of shares to constitute each series;

         (b) the dividend rate on the shares of each series, any conditions on which and times at which dividends are payable, whether dividends shall be cumulative, and the preference or relation (if any) with respect to such dividends (including possible preferences over dividends on the Class A Common Stock and the Class B Common Stock or any other class or classes or series of stock);

         (c) whether the series will be redeemable (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the Corporation or another corporation;

         (d) the terms and amount of any sinking, retirement or purchase fund;

         (e) the conversion or exchange rights (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange price and other terms of conversion or exchange;

         (f) the voting rights, if any (other than any voting rights that the Preferred Stock may have as a matter of law);

         (g) any restrictions on the issue or reissue or sale of additional Preferred Stock;

         (h) the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (including preferences over the Class A Common Stock and the Class B Common Stock or any other class or classes or series of stock);

         (i) the preemptive rights, if any, to subscribe to additional issues of stock or securities of the Corporation; and

         (j) such other special rights and privileges, if any, for the benefit of the holders of the Preferred Stock, as shall not be inconsistent with provisions of these Amended and Restated Articles of Incorporation.

         All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs 3(a) to 3(j) inclusive above.

         In witness whereof, Mountbatten, Inc. has caused these Articles of Amendment to be signed by Kenneth L. Brier, its President, this ____ day of _____________, 1998.

                                           MOUNTBATTEN, INC.


                                           By:_______________________________
                                               Name: Kenneth L. Brier
                                               Title: President

                                                                      APPENDIX C



May 5, 1998


The Special Committee of the Board of Directors
Mountbatten, Inc.
Thirty Three Rock Hill Road
Bala Cynwyd, PA  19004

Gentlemen:

We understand that Mountbatten, Inc. ("Mountbatten") and Fidelity & Deposit Group ("F&D"), a wholly owned subsidiary of Zurich Insurance propose to enter into an agreement (the "Agreement and Plan of Merger") providing for, among other things, the merger of Mountbatten with and into F&D. As more fully described in the Agreement and Plan of Merger, (i) each holder of Mountbatten's common stock, par value $.001 per share (the "Common Stock") will receive on the effective date $14.60 in cash, for an aggregate value of approximately $36.9 million, based upon 2,528,530 shares of common stock of Mountbatten currently outstanding, (ii) each holder of options and/or warrants to purchase Common Stock will receive a cash payment equal to the amount which $14.60 exceeds the exercise price of such option and/or warrant, for an aggregate cash payment of approximately $5.9 million, and (iii) Kenneth L. Brier and Ted A. Drauschak, (together with certain other shareholders, the "Management Shareholders"), will retain an aggregate 6% stake in Mountbatten in the form of non-voting common shares, to be effected through an exchange of Company shares currently owned by them.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the Common Stock, other than the Management Shareholders of the consideration to be received by such holders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger.

In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed a draft of the Agreement and Plan of Merger, dated April 14, 1998, and held discussions with certain senior officers of Mountbatten concerning the business, operations and prospects of Mountbatten. We have also reviewed and analyzed, certain publicly available business and financial information relating to Mountbatten as well as certain financial forecasts and other data for Mountbatten which were provided to or otherwise discussed with us by the management of Mountbatten, including reserve reports and information relating to certain strategic implications and operational benefits anticipated to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Agreement and Plan of Merger in relation to, among other things: current and historical market prices and trading volumes of the Common Stock; the historical and projected earnings and other operating data of Mountbatten; and the capitalization and financial condition of Mountbatten. Based upon the projected financial performance, we have made certain estimates as to the future trading price of the Common Stock, and, after applying a range of appropriate discount rates, the present

The Special Committee of the Board of Directors
May 5, 1998

value of such future prices. We also analyzed certain financial, stock market and other publicly available information relating to the business of other companies whose operations we considered relevant in evaluating those of Mountbatten. Furthermore, we examined the terms of certain recent business combinations which we believe to be relevant. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the management of Mountbatten that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Mountbatten as to the future financial performance of Mountbatten. We have not made or been provided with an independent evaluation or appraisal of the assets, liabilities (contingent or otherwise) or reserves of Mountbatten nor have we made any physical inspection of the properties or assets of Mountbatten. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Pennsylvania Merchant Group has been engaged to render financial advisory services to Mountbatten in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Mountbatten for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. Our advisory services and the opinion expressed herein are provided for the information of the Special Committee of the Board of Directors of Mountbatten in its evaluation of the proposed Merger and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Pennsylvania Merchant Group be made, without our prior written consent. Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the compensation to be paid to the holders of shares of Common Stock, other than the Management Shareholders, is fair, from a financial point of view, to the holders of Common Stock.

Very truly yours,


/s/ Pennsylvania Merchant Group
-------------------------------
PENNSYLVANIA MERCHANT GROUP

                                                                      APPENDIX D


                       DISSENTERS RIGHTS PROVISIONS OF THE
                      PENNSYLVANIA BUSINESS CORPORATION LAW


SUBCHAPTER D - DISSENTERS RIGHTS

ss.1571.  Application and effect of subchapter.

         (a) General rule. Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

             Section 1906(c) (relating to dissenters rights upon special treatment).

             Section 1930       (relating to dissenters rights).

             Section 1931(d)    (relating to dissenters rights in share
                                exchanges).

             Section 1932(c)    (relating to dissenters rights in asset
                                transfers).

             Section 1952(d)    (relating to dissenters rights in
                                division).

             Section 1962(c)    (relating to dissenters rights in
                                conversion).

             Section 2104(b)    (relating to procedure).

             Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

             Section 2325(b)    (relating to minimum vote requirement).

             Section 2704(c)    (relating to dissenters rights upon
                                election).

             Section 2705(d) (relating to dissenters rights upon renewal of election).

             Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

             Section 7104(b)(3) (relating to procedure).

         (b) Exceptions.

             (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

                 (i) listed on a national securities exchange; or

                 (ii) held of record by more than 2,000 shareholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

             (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

                 (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

                 (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

                 (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

             (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

         (c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

         (d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

             (1) A statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

             (2) A copy of this subchapter.

         (e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

         (f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

         (g) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

ss.1572.  Definitions.

         The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

         "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have the sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

         "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

         "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

         "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

ss.1573.  Record and beneficial holders and owners.

         (a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

         (b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

ss.1574.  Notice of intention to dissent.

         If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

ss.1575.  Notice to demand payment.

         (a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

             (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

             (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

             (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

             (4) Be accompanied by a copy of this subchapter.

         (b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

ss.1576.  Failure to comply with notice to demand payment, etc.

         (a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

         (b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

         (c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

ss.1577.  Release of restrictions or payment for shares.

         (a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

         (b) Renewal of notice to demand payment. When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

         (c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

             (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

             (2) A statement of the corporation's estimate of the fair value of the shares.

             (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

         (d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection
(c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenters had after making demand for payment of their fair value.

ss.1578.  Estimate by dissenter of fair value of shares.

         (a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

         (b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

ss.1579.  Valuation proceedings generally.

         (a) General rule. Within 60 days after the latest of:

             (1) Effectuation of the proposed corporate action;

             (2) Timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

             (3) Timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

         (b) Mandatory joinder of dissenters. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

         (c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

         (d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

         (e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

ss.1580.  Costs and expenses of valuation proceedings.

         (a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

         (b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

         (c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

ss.1930.  Dissenters rights.

         (a) General rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

         (b) Plans adopted by directors only. Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(1)(i) (relating to adoption by board of directors).

         (c) Cross references. See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).

                                                                     APPENDIX EI


                                VOTING AGREEMENT




         VOTING AGREEMENT dated as of May 6, 1998, among Fidelity and Deposit Company of Maryland, a corporation organized under the laws of Maryland ("Parent"), F&D Merger Sub, Inc., a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Sub"), and each of the other persons identified on Exhibit A hereto (the "Shareholders").

         WHEREAS, the Shareholders desire that Mountbatten, Inc., a Pennsylvania corporation (the "Company"), Parent and Sub enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides, among other things, that Sub will merge with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement (the "Merger"). In connection with the Merger, subject to certain exceptions, each share of Common Stock, par value $0.001 per share, of the Company ("Company Common Stock") will be converted into the right to receive cash as provided in the Merger Agreement.

         WHEREAS, the Shareholders are executing this Agreement as an inducement to Parent and Sub to execute and deliver the Merger Agreement.

         NOW THEREFORE, in consideration of the execution and delivery by Parent and Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained therein and herein, the parties hereto agree as follows:

         SECTION 1. Representations and Warranties. Each of the Shareholders represents and warrants to Parent and Sub as to himself (and not as to any other Shareholder) as follows:

         (a) Such Shareholder is the record and beneficial owner of the number of shares of Company Common Stock (together with any shares of Company Common Stock with respect to which the Shareholder obtains voting power prior to the Effective Time of the Merger, the "Shares") as set forth on Exhibit A hereto.

         Except for such number of Shares and except for shares issuable in connection with options outstanding as of the date hereof, such Shareholder is not the record or beneficial owner of any shares of Company Common Stock.

         (b) Such Shareholder has the authority to execute, deliver and perform this Agreement without the necessity of obtaining any third party non-governmental consent, approval, authorization, or waiver, or giving of any notice or otherwise, except for such consents as have been obtained, are unconditional and are in full force and effect or as set forth on Schedule 2.4 to the Merger Agreement.

         (c) This Agreement has been duly executed and delivered by such Shareholder and, assuming due execution and delivery thereof by Parent and Sub, constitutes the legal, valid, and binding obligation of such Shareholder enforceable against the Shareholder in accordance with its terms except (i) as may be limited by bankruptcy, reorganization, insolvency, and similar laws of general application relating to or affecting the enforcement of creditors' rights or the relief of debtors and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (d) The execution, delivery, and performance of this Agreement by such Shareholder will not (i) result in the breach of or constitute a default under any contract to which such Shareholder is subject, (ii) constitute a violation of any Law applicable or relating to such Shareholder or (iii) result in the creation of any Lien.

         (e) Except for this Agreement, there are no voting trusts or other agreements or understandings, including, without limitation, any proxies, in effect governing the voting of the Shares.

         (f) Such Shareholder does not hold, and has not issued, any proxies, or securities convertible into or exchangeable for or any options, warrants, or other rights to purchase or subscribe for any shares of Company Common Stock.

         (g) The Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all Liens, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever other than as created by this Agreement.

         (h) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission from Parent, Sub or the Company in connection with the transactions contemplated hereby based upon arrangements made by any of the Shareholders.

         (i) Such Shareholder understands and acknowledges that Parent and Sub are entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.


         (j) There are no undertakings, agreements, arrangements or understandings of any nature or kind whatsoever in effect between such Shareholder, or any of his affiliates, on the one hand, and the Company or any of its subsidiaries, on the other hand, which have not been fully and completely disclosed, in writing, to Parent.

         SECTION 2. Voting Agreement. Each Shareholder agrees with, and covenants to, Parent and Sub as follows:

         (a) At any meeting of Shareholders of the Company called to vote upon the Merger, the Charter Amendment, the Merger Agreement or the other transactions contemplated by the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger, the Charter Amendment, the Merger Agreement or the other transactions contemplated by the Merger Agreement is sought while the Merger Agreement remains in effect, such Shareholder shall vote (or cause to be voted) or shall consent, execute a consent or cause to be executed a consent in respect of the Shares in favor of the Merger, the Charter Amendment, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

         (b) At any meeting of Shareholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought while the Merger Agreement remains in effect, such Shareholder shall vote (or cause to be voted) the Shares against (i) any Takeover Proposal (as defined in the Merger Agreement) or any action which is a component of any Takeover Proposal or would be a component of a Takeover Proposal if it were contained in a proposal, (ii) any merger agreement or merger (other than the Merger Agreement and the Merger), reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or
(iii) any amendment of the Company's Articles of Incorporation or By-laws which amendment would in any manner partially or wholly prevent or materially impede, interfere with or delay the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i), (ii) or (iii) above, a "Competing Transaction").

         SECTION 3. Covenants of the Shareholder. Each Shareholder agrees with, and covenants to, Parent and Sub as follows:

         (a) Such Shareholder shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, encumbrance (other than an unforeclosed pledge or encumbrance for financing purposes where the Shareholder retains sole voting power with respect to all pledged securities), encumbrance or other disposition), or consent to any transfer of, any or all the Shares or any interest therein, except pursuant to the Merger and the Merger Agreement, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all such Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Shares, except under or in accordance with this Agreement or (iv) deposit such Shares into a voting trust, enter into a voting agreement or arrangement with respect to such Shares or otherwise limit such Shareholder's power to vote its Shares.

         (b) Such Shareholder shall not, nor shall it permit any director, officer, employee, investment banker, attorney or other adviser or representative of the Shareholder to, directly or indirectly, (i) solicit or initiate, or knowingly encourage the submission of, any Competing Proposal or
(ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any such director, officer, employee, investment banker, attorney or other adviser or representative of such Shareholder shall be deemed to be a violation of this Section 3(b) by the Shareholder.

         (c) Such Shareholder shall use all reasonable efforts to obtain all Regulatory Approvals required to consummate the transactions contemplated hereby.

         SECTION 4. Certain Events. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Shareholder's successors. Upon any transfer of shares of Company Common Stock by such Shareholder (without limiting in any way the terms of Section 3(a) hereof), such Shareholder shall provide Parent with written notice within two days of such transfer of the name, address and relationship to such Shareholder, if any, of such transferee, the number of shares transferred and the terms governing such transfer. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by such Shareholder, the number of Shares set forth in
Section 1(a) hereof shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common

Stock or other voting securities of the Company issued to or acquired by such Shareholder.

         SECTION 5. Shareholder Capacity. No person executing this Agreement who is or becomes or designates or has the capacity to designate during the term hereof a director of the Company makes any agreement or understanding herein in his or her capacity as such director or on behalf of any such designee. Each Shareholder signs solely in such Shareholder's capacity as the record and beneficial owner of the Shares.

         SECTION 6. Further Assurances. Each Shareholder shall, upon request of Parent, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions hereof.

         SECTION 7. Termination. All provisions of this Agreement will survive the Effective Time in accordance with their respective terms; provided, however, that this Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the date upon which the Merger Agreement is terminated in accordance with its terms, except that no Shareholder shall be relieved of any liability for breach of this Agreement by such Shareholder prior to such termination.

         SECTION 8. Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

         SECTION 9. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be sufficiently given if sent by registered or certified mail, postage prepaid, or overnight air courier service, or telecopy or facsimile transmission (with hard copy to follow) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Parent, Sub or the Company, to the address set forth in Section 8.2 of the Merger Agreement; and (ii) if to any Shareholder, to the address set forth opposite such Shareholder's name on Exhibit A hereto.

         SECTION 10. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 11. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of Parent, Sub, the Company and the Shareholders and delivered to Parent, Sub, the Company and the Shareholders.

         SECTION 12. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         SECTION 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to any applicable conflicts of law principles of such State.

         SECTION 14. Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by Section 3(a); provided, however, that Sub may assign its rights and obligations to another wholly owned subsidiary of Parent that is the assignee of Sub's rights under the Merger Agreement. Any assignment in violation of the foregoing shall be void.

         SECTION 15. Enforcement. Each party agrees that irreparable damage would occur and that the other party hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches by the other party hereto of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Pennsylvania or in Pennsylvania State court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(i) consents to submit such party to the personal jurisdiction of any Federal court located in the Commonwealth of Pennsylvania or any Pennsylvania State court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the Commonwealth of Pennsylvania or a Pennsylvania State court.

         SECTION 16. Severability. If any term or provision hereof, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid or unenforceable with respect to such jurisdiction, and only to such extent, and the remainder of the terms and provisions hereof, and the application thereof to any other circumstance, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated or unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

         SECTION 17. Amendment; Modification; Waiver. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

         SECTION 18. Expenses. Except as otherwise provided in the Merger Agreement, Parent, Sub, the Shareholders and the Company shall each bear their own legal fees and other costs and expenses with respect to the negotiation, execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

         IN WITNESS WHEREOF, Parent, Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                        FIDELITY AND DEPOSIT COMPANY
                                           OF MARYLAND



                                        By: /s/ Richard F. Williams
                                            ------------------------------------
                                            Name:  Richard F. Williams
                                            Title:  President



                                        F&D MERGER SUB, INC.


                                        By: /s/ Richard F. Williams
                                            ------------------------------------
                                            Name:  Richard F. Williams
                                            Title:  President



                                        SHAREHOLDERS:


                                        /s/ Kenneth L. Brier
                                        ----------------------------------------
                                        Kenneth L. Brier


                                        /s/ Ted A. Drauschak
                                        ----------------------------------------
                                        Ted A. Drauschak


                                        /s/ Jack Brier
                                        ---------------------------------------
                                        Jack Brier

                                    EXHIBIT A



                                    Shares Company
     Shareholder                     Common Stock                            Address
---------------------              -------------------             ------------------------------
Kenneth L. Brier                        277,376                    203 Clwyd Road
                                                                   Bala Cynwyd, PA 19004

Ted A. Drauschak                         42,500                    1205 Chestershire Place
                                                                   Pottstown, PA 19465

Jack Brier                              292,959                    525 Greystone Road
                                                                   Merion Station, PA 19066


                                                                    APPENDIX EII

                             CONTRIBUTION AGREEMENT


         CONTRIBUTION AGREEMENT dated as of May 6, 1998, among Fidelity and Deposit Company of Maryland, a corporation organized under the laws of Maryland ("Parent"), F&D Merger Sub, Inc., a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Sub"), and each of the other persons identified on Exhibit A hereto (the "Investing Shareholders").

         WHEREAS, the Investing Shareholders desire that Mountbatten, Inc., a Pennsylvania corporation (the "Company"), Parent and Sub enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides, among other things, that Sub will merge with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement (the "Merger"). In connection with the Merger, subject to certain exceptions, each share of Common Stock, par value $0.001 per share of the Company ("Company Common Stock"), will be converted into the right to receive cash as provided in the Merger Agreement.

         WHEREAS, the Investing Shareholders are executing this Agreement as an inducement to Parent and Sub to execute and deliver the Merger Agreement.

         NOW THEREFORE, in consideration of the execution and delivery by Parent and Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained therein and herein, the parties hereto agree as follows:

         SECTION 1. Contribution.

         (a) Upon the terms and subject to the conditions set forth herein, each of the Investing Shareholders hereby agrees to contribute to Sub, immediately prior to the Effective Time, the number of shares of Company Common Stock set forth opposite the name of such Investing Shareholder on Exhibit A hereto in exchange for a number of shares of non-voting Class B common stock, par value $.001 per share (the "Class B Shares"), of Sub set forth opposite such Investing Shareholder's name on Exhibit A hereto (the "Contribution"), and Sub agrees to accept the Contribution from such Investing Shareholder and issue to such Investing Shareholder such number of Class B Shares.

         (b) The closing of the Contribution shall take place immediately prior to the Effective Time (the "Contribution Closing") and shall be subject to the satisfaction of the conditions set forth in Section 6.1 of the Merger Agreement, the conditions set forth in this Section 1 and, with respect to Sub, the conditions set forth in Section 6.2 of the Merger Agreement. If the Merger Agreement is terminated for any reason whatsoever, the agreements set forth in this Section 1 shall automatically terminate.

         (c) Each Investing Shareholder agrees that all Class B Shares issued hereunder shall be converted in the Merger into shares of the Surviving Corporation on the terms provided in the Merger Agreement. At the Contribution Closing, each Investing Shareholder agrees to execute and deliver (i) a Shareholders Agreement in the form attached hereto as Exhibit B and (ii) a Non-Competition and Termination Agreement in the form attached hereto as Exhibit C.

         (d) In addition to the satisfaction of the conditions set forth in the Merger Agreement, the obligation of Sub to consummate the Contribution shall be conditioned upon the accuracy, as of the date of the Contribution Closing, of the representations and warranties of the Investing Shareholders set forth herein and in the Voting Agreement and the compliance by the Investing Shareholders with the agreements of the Investing Shareholders set forth herein and therein.

         SECTION 2. Further Assurances. Each Shareholder shall, upon request of Parent, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions hereof.

         SECTION 3. Termination. All provisions of this Agreement will survive the Effective Time in accordance with their respective terms; provided, however, that this Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the date upon which the Merger Agreement is terminated in accordance with its terms, except that no Investing Shareholder shall be relieved of any liability for breach of this Agreement by such Investing Shareholder prior to such termination.

         SECTION 4. Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

         SECTION 5. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be sufficiently given if sent by registered or certified mail, postage prepaid, or overnight air courier service, or telecopy or facsimile transmission (with hard copy to follow) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Parent, Sub or the Company, to the address set forth in
Section 8.2 of the Merger Agreement; and (ii) if to any Investing Shareholder, to the address set forth opposite such Investing Shareholder's name on Exhibit D hereto.

         SECTION 6. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 7. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of Parent, Sub, the Company and the Investing Shareholders and delivered to Parent, Sub, the Company and the Investing Shareholders.

         SECTION 8. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         SECTION 9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to any applicable conflicts of law principles of such State.

         SECTION 10. Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties; provided, however, that Sub may assign its rights and obligations to another wholly owned subsidiary of Parent that is the assignee of Sub's rights under the Merger Agreement. Any assignment in violation of the foregoing shall be void.

         SECTION 11. Enforcement. Each party agrees that irreparable damage would occur and that the other party hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches by the other party hereto of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Pennsylvania or in Pennsylvania State court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(i) consents to submit such party to the personal jurisdiction of any Federal court located in the Commonwealth of Pennsylvania or any Pennsylvania State court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the Commonwealth of Pennsylvania or a Pennsylvania State court.

         SECTION 12. Severability. If any term or provision hereof, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid or unenforceable with respect to such jurisdiction, and only to such extent, and the remainder of the terms and provisions hereof, and the application thereof to any other circumstance, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated or unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

         SECTION 13. Amendment; Modification; Waiver. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

         SECTION 14. Expenses. Parent, Sub, the Investing Shareholders and the Company shall each bear their own legal fees and other costs and expenses with respect to the negotiation, execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

         IN WITNESS WHEREOF, Parent, Sub and the Investing Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                            FIDELITY AND DEPOSIT
                                                COMPANY OF MARYLAND

                                            by
                                            /s/ Richard F. Williams
                                                -------------------------------
                                                Name:  Richard F. Williams
                                                Title: President


                                            F&D MERGER SUB, INC.

                                            by
                                            /s/ Richard F. Williams
                                                -------------------------------
                                                Name:  Richard F. Williams
                                                Title: President


                                            INVESTING SHAREHOLDERS:


                                            /s/ Kenneth L. Brier
                                                -------------------------------
                                                Kenneth L. Brier


                                            /s/ Ted A. Drauschak
                                                -------------------------------
                                                Ted A. Drauschak

                                    EXHIBIT A


                         Number of shares of
    Investing            Company Common Stock          Number of Class B Shares
   Shareholder               contributed                 received in exchange
   -----------           -------------------           ------------------------

Kenneth L. Brier               130,196                         130,196

Ted A. Drauschak                44,285                          44,285

                                                                   APPENDIX EIII

                    NONCOMPETITION AND TERMINATION AGREEMENT


         This Noncompetition and Termination Agreement (the "Agreement"), dated as of _______, 1998, is among Mountbatten, Inc., a Pennsylvania corporation (the "Company"), and [Kenneth L. Brier ("KLB")/Ted A. Drauschak ("TAD")] ("Executive") and Fidelity and Deposit Company of Maryland, a Maryland corporation ("F").

         WHEREAS, Executive is a significant shareholder and a senior executive of the Company; and

         WHEREAS, the Company has entered into an Agreement and Plan of Merger among F, F&D Merger Sub, Inc. ("Merger Sub") and the Company (the "Merger Agreement"), pursuant to which the Company is being merged with Merger Sub (the "Merger") and the shareholders of the Company, including Executive, would receive cash in exchange for their Company stock; and

         WHEREAS, in connection with the Merger, Executive has entered into a Voting and Contribution Agreement with F (the "Voting Agreement"); and

         WHEREAS, pursuant to the Voting Agreement, Executive has agreed to enter into a noncompetition agreement with the Company having the terms and conditions reflected herein, including, without limitation, a provision under which Executive waives his rights under the Amended and Restated Employment Agreement between the Company and Executive, dated March 8, 1996 (the "Employment Agreement").

         NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

         1. Termination of Employment Agreement. Subject to Section 12, as of the date hereof the Employment Agreement shall terminate and become null and void and shall have no further force or effect, and Executive shall have no right to any payments or benefits thereunder on and after the date hereof (including payments and benefits otherwise due upon termination of employment or in connection with a "change in control of the Company," as defined in the Employment Agreement).

         2. Cash Compensation. During the period beginning on the date hereof and ending on the date of the termination of Executive's employment with the Company for any reason (the "Termination Date"), the Company shall pay to Executive cash compensation at a rate not less than the equivalent of $[$443,142 for KLB/$249,581 for

TAD] per year, payable in accordance with the Company's regular payroll practices and subject to all required withholding and additional withholding elected by Executive for any reason.

         3. Benefits. During the period beginning on the date hereof and ending on the Termination Date, Executive shall be eligible to participate in the Company's employee benefit plans (other than stock-based plans) existing on the date hereof. F agrees to cause the Company to maintain all such benefits until the Termination Date.

         4. Noncompetition; Confidentiality; Nonsolicitation.

         (a) Executive hereby covenants and agrees that, during the period beginning on the date hereof and ending on the later of (i) April 30, 2003 or
(ii) the date on which Executive leaves the employment of the Company for any reason, he shall not, without the prior written consent of the Company, engage in Competition (as defined below) with the Company or any of its subsidiaries. For purposes of this Agreement, if Executive takes any of the following actions he shall be engaged in "Competition": engaging in or carrying on, directly or indirectly, any enterprise, whether as an advisor, principal, agent, partner, officer, director, employee, stockholder, associate or consultant to any person, partnership, corporation or any other business entity, that is principally engaged in the business of, underwriting of surety bonds, within any area in which the Company or any of its subsidiaries is then engaged or has undertaken definitive action to engage in such business; provided, however, that "Competition" shall not include (i) the passive ownership of securities in any public enterprise and exercise of rights appurtenant thereto, so long as such securities represent no more than three percent of the voting power of all securities of such enterprise or (ii) the indirect ownership of securities through ownership of shares in a registered investment company.

         (b) It is understood by the parties hereto that Executive will be privy to confidential or proprietary information (as defined in this Section 4(b)) of the Company in the course of Executive's carrying out his duties and responsibilities as an employee and executive of the Company. Executive hereby covenants and agrees that he shall not, without the prior written consent of the Company, during his employment with the Company and thereafter, disclose to any person not employed by the Company, or use in connection with engaging in Competition with the Company, any confidential or proprietary information of the Company except as required in the performance of his duties to the Company as an employee of the Company. For purposes of this Agreement, the term "confidential or proprietary information" shall include all information of any nature and in any form that is owned by the Company and that is not publicly available or generally known to persons engaged in business similar or related to that of the Company. Confidential information shall include, without limitation, the Company's financial matters, customers, employees, industry contracts, and all other secrets and all other information of a confidential or proprietary nature. The foregoing obligations imposed by this Section 4(b) shall cease if such confidential or proprietary information shall have become, through no fault of Executive, generally known to the public or Executive is required by law to make disclosure of such information (after giving the Company notice and an opportunity to contest such requirement).

         (c) Executive hereby covenants and agrees that, during the period beginning on the date hereof and ending on April 30, 2003, he shall not attempt to influence, persuade or induce, or assist any other person in so influencing, persuading or inducing, any employee of the Company to give up, or to not commence, employment or a business relationship with the Company.

         (d) Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of his obligations under Section 4 of this Agreement, would be inadequate, and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company may have at law, in equity or under this Agreement, upon adequate proof of his violation of any provision of Section 4 of this Agreement, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

         (e) Executive acknowledges and agrees that the covenants set forth in
Section 4 of this Agreement are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         5. Survivorship. The respective rights and obligations of the parties hereunder shall survive the termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to principles of conflict of laws.

         7. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

         8. Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if sent by registered or certified mail, postage prepaid, or overnight air courier service, or telecopy or facsimile transmission (with hard copy to follow), addressed as follows:

            If to the Company:

            Mountbatten, Inc.
            33 Rock Hill Road
            Bala Cynwyd, PA 19004
            Attention: [         ]
            Facsimile: [         ]

            If to Executive:

            [              ]
            [Insert address]
            Facsimile: [         ]

or to such other address as either party shall have furnished to the other party in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

         9. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties hereto with respect to the matters described herein. This Agreement may not be changed or modified except by an instrument in writing signed by both parties hereto.

         10. Waiver. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

         11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                            [Kenneth L. Briar/Ted A. Drauschak]

                                            -----------------------------------

                                            Mountbatten, Inc.

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                            Fidelity and Deposit
                                            Company of Maryland

                                            By:
                                                -------------------------------

                                                                    APPENDIX EIV

                             SHAREHOLDERS AGREEMENT

         SHAREHOLDERS AGREEMENT, dated as of this __th day of ________, 1998 among Fidelity and Deposit Company of Maryland, a corporation organized under the laws of Maryland ("F"), each of the other individuals identified on the signature pages hereto (each, a "Management Shareholder" and collectively, the "Management Shareholders", and together with F, the "Shareholders") and Mountbatten, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Company").

                                R E C I T A L S:

         WHEREAS, F and the Management Shareholders own the number of shares of Class A and Class B common stock, par value $.001 per share (the "Common Stock"), of the Company set forth opposite their respective names on Schedule I hereto; and

         WHEREAS, the Shareholders and the Company desire to promote their mutual interests by agreeing to certain matters relating to their interests in the Company and certain other matters.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

     SECTION 1. LEGENDS

         The certificates evidencing the shares of Common Stock held by each Management Shareholder will bear the following legends reflecting the restrictions on the transfer of such securities contained in this Agreement:

     "The securities evidenced hereby have not been registered under the Securities Act of 1933 or under any state securities or "blue sky" laws and may only be transferred in compliance with such laws."

     "The securities evidenced hereby are subject to the terms of that certain Shareholders Agreement, dated as of __________, 1998, by and among the Company and certain shareholders identified therein, including certain restrictions on transfer. A copy of this Agreement has been filed with the Secretary of the Company and is available upon request."

                       SECTION 2. SHAREHOLDER PUT OPTION.

         (a) Put Option. During the 30-day period commencing on March 31, 2002 (such 30-day period being referred to herein as the "Put Period"), each Management Shareholder shall have the option (the "Put Option") to require F to purchase, and if required to do so, F agrees to purchase, all (but not less than all) of the shares of Common Stock held by such Management Shareholder at a purchase price per share (the "Put Purchase Price") equal to the sum of (i) $14.60 (adjusted for any stock split, stock dividend, reclassification or other similar event occurring after the date hereof, the "Base Price") plus (ii) subject to the provisions of Section 4 hereof, the "Extra Put Amount" calculated for such Management Shareholder in accordance with (b) below.

         (b) Extra Put Amount. The "Extra Put Amount" for each Management Shareholder shall be equal to the product obtained by multiplying (x) the 2002 Extra Amount (as determined pursuant to the terms set forth in (c) below) by (y) the quotient obtained by dividing the number of shares of Common Stock issued to such Management Shareholders as set forth on Schedule I hereto by the aggregate number of shares of Common Stock issued to both Management Shareholders as set forth on Schedule I hereto.

         (c) 2002 Extra Amount:

             (i) if the cumulative Adjusted Consolidated Net Income (as defined below) for the period from June 30, 1998 through December 31, 2001 ("2002 Cumulative Income"), is equal to or less than $11,077,007, but more than zero, the 2002 Extra Amount shall be equal to three percent (3%)* of 2002 Cumulative Income;

             (ii) if 2002 Cumulative Income is greater than $11,077,007 but less $22,154,015, the 2002 Extra Amount shall be equal to six percent (6%)* of 2002 Cumulative Income; and

             (iii) if 2002 Cumulative Income is greater than $22,154,015, the 2002 Extra Amount shall be equal to the sum of (x) six percent (6%)* of 2002 Cumulative Income plus (y) six percent (6%)* of the amount by which 2002 Cumulative Income exceeds $22,154,015.


----------
* Assumes completion of the contribution of shares by both Management Shareholders in accordance with the terms of the Contribution Agreement.

         (d) As used herein, "Adjusted Consolidated Net Income" shall mean the consolidated net income of the Company and its subsidiaries as determined in accordance with generally accepted accounting principles consistently applied; provided, however, that in computing Adjusted Consolidated Net Income, the following adjustments shall be made: (A) if any additional capital is invested in the Company or any of its subsidiaries after the date hereof, there shall be deemed to be a 15% per annum charge against net income for all such invested capital during the period in which such capital remains invested; and (B) those other adjustments provided for in Schedule IV hereto.

         (e) Exercise of Put Option. The Put Option may be exercised by a Management Shareholder by delivering written notice of exercise of the Put Option to F and the Company (the "Put Notice"), in which such Management Shareholder (a "Selling Shareholder") shall state its irrevocable election to exercise the Put Option. The closing of the purchase and sale of the shares of Common Stock in respect of which a Put Notice has been properly given shall occur on the date selected by F and notified to such Selling Shareholder, which date shall not be more than 30 days after the end of the applicable Put Period (the "Put Closing"). At the Put Closing, F shall pay the Put Purchase Price to such Selling Shareholder, by wire transfer of immediately available funds, and such Selling Shareholder shall deliver to F the certificates evidencing the shares of Common Stock then held by such Selling Shareholder, duly endorsed in blank for transfer, free and clear of all liens, pledges, security interests or other encumbrances of any kind whatsoever.

     SECTION 3. F CALL OPTION

         (a) Call Option. During the 30-day period commencing on March 31, 2003 (such 30-day period being referred to herein as the "Call Period"), F shall have the option (as set forth below), to purchase, and if F exercises such option, all Management Shareholders shall sell, all, but not less than all, of the shares of Common Stock held by each Management Shareholder (the "Call Option") at a purchase price per share (the "Call Purchase Price") equal to the sum of
(i) the Base Price plus (ii) subject to the provisions of Section 4 hereof, the "Extra Call Amount" calculated for such Management Shareholder in accordance with (b) below.

         (b) Extra Call Amount. The "Extra Call Amount" for each Management Shareholder shall be equal to the product obtained by multiplying (x) the 2003 Extra Amount (as determined pursuant to the terms set forth in (c) below) by (y) the quotient obtained by dividing the number of shares of Common Stock issued to such Management Shareholder as set forth on Schedule I hereto by the aggregate number of shares of Common Stock issued to both Management Shareholders as set forth on
Schedule I hereof.


         (c) 2003 Extra Amount:

             (i) if the cumulative Adjusted Consolidated Net Income for the period from June 30, 1998 through December 31, 2002 ("2003 Cumulative Income") is equal to or less than $16,287,746, but more than zero, the 2003 Extra Amount shall be equal to three percent (3%)* of 2003 Cumulative Income;

             (ii) if 2003 Cumulative Income is greater than $16,287,746 but less $32,575,492, the 2003 Extra Amount shall be equal to six percent (6%)* of 2003 Cumulative Income; and

             (iii) if 2003 Cumulative Income is greater than $32,575,492, the 2003 Extra Amount shall be equal to the sum of (x) six percent (6%)* of 2003 Cumulative Income plus (y) six percent (6%)* of the amount by which 2003 Cumulative Income exceeds $32,575,492.

         (d) Exercise of Call Option. The Call Option may be exercised by F by delivering written notice of exercise of the Call Option (the "Call Notice") to each Management Shareholder (each such Management Shareholder, a "Called Shareholder"), in which it shall state its irrevocable election to exercise the Call Option. The closing of the purchase and sale of the shares of Common Stock in respect of which a Call Notice has been properly given shall occur on the date selected by F and notified to the Called Shareholder, which date shall not be more than [30] days after the end of the Call Period (the "Call Closing"). At the Call Closing, F shall pay the Call Purchase Price to each Called Shareholder, by wire transfer of immediately available funds, and each such Called Shareholder shall deliver to F the certificates evidencing the shares of Common Stock then held by such Called Shareholder, duly endorsed in blank for transfer, free and clear of all liens, pledges, security interests or other encumbrances of any kind whatsoever.

     SECTION 4. EARLY TERMINATION

         (a) Voluntary Termination or Termination for Cause. Notwithstanding the provisions of Sections 2 and 3 hereof, if, prior to the expiration of the Call Period, a Management Shareholder (i) terminates his employment with the Company for any reason other than death or Disability (as defined below) of such Management Shareholder or other than under the circumstances described in
Section 4(b)(v) hereof, or (ii) is terminated by the Company for Cause (as defined below) (either of (i) or (ii), a "Voluntary Termination"), then:

         (A) F shall be entitled to exercise the Call Option at any time following the occurrence of such Voluntary Termination; and

         (B) the Put Purchase Price and Call Purchase Price in respect of the purchase and sale of the shares of such Management Shareholder shall be adjusted as follows:

             (x) if such termination occurs prior to the expiration of the Put Period, no Extra Put Amount shall be payable upon consummation of the Put Option; and

             (y) if such termination occurs prior to the expiration of the Call Period, no Extra Call Amount shall be payable upon consummation of the Call Option.

         (b) Termination as a Result of Death or Disability; Involuntary Termination. Notwithstanding the provisions of Sections 2 and 3 hereof, if (x) a Management Shareholder ceases to be an employee of the Company due to such Management Shareholder's death or Disability or (y) the Company terminates the employment of the Management Shareholder other than for Cause, then:

         (i) if such event occurs prior to the expiration of the Put Period, the affected Management Shareholder (or, in the case of death, his personal representative) shall be entitled to exercise the Put Option at anytime following the occurrence of such event, in lieu of the Put Period;

         (ii) if such event occurs prior to the expiration of the Call Period, F shall be entitled to exercise the Call Option at any time following the occurrence of such event, in lieu of the Call Period;

         (iii) the Put Purchase Price and the Call Purchase Price in respect of the purchase and sale of the shares of such affected Management Shareholder shall be adjusted as follows:

             (A) if such event occurs prior to the expiration of the Put Period (in the case of a Put Option) or the Call Period (in the case of a Call Option), the Extra Put Amount or the Extra Call Amount, as the case may be, shall be determined by comparing the cumulative Adjusted Consolidated Net Income for the period from June 30, 1998 through the applicable Interim Measurement Date (as defined below) (such cumulative income, the "Interim Cumulative Income") against the cumulative "Target Net Income" as of such Interim Measurement Date as set forth on Schedule II hereto; and

             (B)(x) if the Interim Cumulative Income is equal to or less than 50% of cumulative Target Net Income as of such Interim Measurement Date, but more than zero, the Extra Put Amount or Extra Call Amount, as the case may be, shall be equal to three percent (3%)* of Interim Cumulative Income multiplied by the quotient obtained by dividing the number of shares of Common Stock issued to such Management Shareholder as set forth on Schedule I hereof by the aggregate number of shares of Common Stock issued to both Management Shareholders as set forth on Schedule I hereto; (y) if the Interim Cumulative Income is greater than 50% of cumulative Target Net Income as of such Interim Measurement Date, but less than 100% of cumulative Target Net Income as of such Interim Measurement Date, the Extra Put Amount or Extra Call Amount, as the case may be, shall be equal to six percent (6%)* of the Interim Cumulative Income multiplied by the quotient obtained by dividing the number of shares of Common Stock issued to such Management Shareholder as set forth on Schedule I hereof by the aggregate number of shares of Common Stock issued to both Management Shareholders as set forth on Schedule I hereto; and (z) if the Interim Cumulative Income is greater than 100% of cumulative Target Net Income as of such Interim Measurement Date, the Extra Put Amount or Extra Call Amount, as the case may be, shall be equal to (I) the sum of (i) six percent (6%)* of Interim Cumulative Income plus (ii) six percent (6%)* of the amount by which Interim Cumulative Income exceeds 100% of cumulative Target Net Income as of such Interim Measurement Date multiplied by the quotient obtained by dividing the number of shares of Common Stock issued to such Management Shareholder as set forth on Schedule I hereof by the aggregate number of shares of Common Stock issued to both Management Shareholders as set forth on Schedule I hereto.

         (iv) As used herein:

             (A)"Cause" means (v) willful and continued failure by the Management Shareholder to perform his duties to the Company and/or its subsidiaries, as directed by the Company's Board of Directors, (w) conduct grossly insubordinate or disloyal to the Company and/or its subsidiaries,
     (x) any act of personal dishonesty, fraud, defalcation, embezzlement or gross misconduct in the course of his employment by the Company, (y) the Management Shareholder's conviction of, or pleading guilty or no contest to, a

----------

* Assumes completion of the contribution of shares by both Management Shareholders in accordance with the terms of the Contribution Agreement.

     felony or other criminal charge that could reasonably be expected to have a material adverse impact on the reputation of the Company and/or its subsidiaries, or (z) public or consistent drunkenness by the Management Shareholder or his illegal use of narcotics which impairs, or could reasonably be expected to impair, the performance of his duties for the Company and/or its subsidiaries; and

             (B) "Disability" means the failure by a Management Shareholder to perform his duties to the Company and/or its subsidiaries on a full-time basis for a period of (x) 120 consecutive business days or (y) 150 out of 180 business days, as a result of incapacity due to mental or physical illness which is reasonably determined by the Board of Directors of the Company to prevent such Management Shareholder from performing his duties to the Company and/or its subsidiaries.

             (C) "Interim Measurement Date" means the last day of the fiscal quarter of the Company ended immediately preceding the date on which a notice of exercise of the Put Option or Call Option, as applicable, is given to F by the affected Management Shareholder (or his personal representative), in the case of the Put Option, or given by F to the affected Management Shareholder (or his personal representative), in the case of the Call Option.

         (v) If, prior to March 31, 2002: (A) the location of a Management Shareholder's primary place of employment is changed to a place outside of the greater Philadelphia suburban area or (B) the Company makes a material and adverse change in the nature and scope of duties to be performed by such Management Shareholder in his capacity as [___________] of the Company, and, in either such case, such Management Shareholder elects to terminate his employment with the Company as a result thereof, either such termination shall be treated as a termination under Section 4(b) hereof for purposes of this Agreement.

         (vi) F agrees that, at the request of the Management Shareholders, it shall cause to be obtained and shall maintain, at the sole cost of the Management Shareholders, a non-transferable (except to the personal representative of a deceased Management Stockholder) letter of credit from a bank reasonably acceptable to F and the Management Shareholders, which letter of credit shall be for the benefit of the Management Shareholders and shall be in a face amount not less than the aggregate Base Price payable to the Management Shareholders in the event the Put Options were exercised. The letter of credit
(x) will provide that it may be drawn on by a Management Shareholder following the occurrence of a default by F in the payment of the Put Purchase Price and
(y) shall contain such other terms as are usual and customary and are consistent with the terms of this clause (vi), which terms shall be mutually agreeable to the parties hereto. The obligation to maintain such letter of credit shall terminate on the earliest of (i) the date on which the purchase of the shares held by both Management Shareholders shall have been consummated,
(ii) the date after which the Put Option is no longer exercisable by either Management Shareholder and (iii) 15 days after the date on which F shall have notified the Management Shareholders in writing that such persons shall have failed to pay the costs of maintaining the letter of credit, provided such failure to pay shall not have been cured in such 15-day period.

     SECTION 5. TRANSFERS

         Each Management Shareholder agrees that it shall not sell, assign, pledge, hypothecate or otherwise dispose of or encumber ("Transfer") any of the shares of Common Stock owned by such Management Shareholder, except for any (i) Transfers pursuant to Section 2 or 3 hereof or (ii) any transfer occurring by will or the laws of descent or distribution, provided that, in the case of a transfer pursuant to this clause (ii), the recipient of such shares of Common Stock agrees in writing to be bound by the provisions of this Agreement to the same extent as the Management Shareholder from whom such person received such shares.

     SECTION 6. MISCELLANEOUS

         6.1. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         6.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Commonwealth of Pennsylvania applicable to contracts made and to be performed entirely therein.

         6.3. Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

         6.4. Termination. The restrictions against transfer contained in this Agreement shall terminate as to any particular shares of Common Stock when they shall have ceased to be outstanding.

         6.5. Effectiveness of Transfers. No shares of Common Stock shall be transferred on the Company's books and records, and no transfer of such shares shall be otherwise effective, unless any such transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by all of the Shareholders to enter appropriate stop transfer notations on its transfer records.

         6.6. Notices.

         (a) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered or certified mail, postage prepaid, to the respective addresses, and to the attention of those persons, as are set forth on Schedule III hereto.

         (b) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

         6.7. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including, without limitation, any permitted transferee of any shares of capital stock of the Company.

         6.8. Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of each of the parties hereto.

         6.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the date first above written.

FIDELITY AND DEPOSIT COMPANY OF MARYLAND


By:
----------------------------------
Name:
Title:


MANAGEMENT SHAREHOLDERS:

----------------------------------
Name: Kenneth L. Brier


----------------------------------
Name: Ted A. Drauschak


MOUNTBATTEN, INC.

By:
----------------------------------
Name:
Title:

SCHEDULE I


                                 Shares of Company
     Shareholder                   Common Stock
     -----------                 -----------------

Fidelity and Deposit
  Company of Maryland                2,733,537             Class A Common Stock
Kenneth L. Brier                     130,196               Class B Common Stock
Ted A. Drauschak                     44,285                Class B Common Stock

SCHEDULE II



                                      Target Net              Cumulative Target
Interim Measurement Date                Income                    Net Income
------------------------              ----------              -----------------

September 30, 1998                      727,263                      727,263
December 31, 1998                       774,668                    1,501,931
March 31, 1999                          942,417                    2,444,348
June 30, 1999                         1,135,971                    3,580,319
September 30, 1999                    1,329,525                    4,909,844
December 31, 1999                     1,290,814                    6,200,658
March 31, 2000                        1,538,618                    7,739,276
June 30, 2000                         1,780,208                    9,519,484
September 30, 2000                    1,901,003                   11,420,487
December 31, 2000                     1,901,002                   13,321,489
March 31, 2001                        2,208,131                   15,529,620
June 30, 2001                         2,208,131                   17,737,751
September 30, 2001                    2,208,132                   19,945,883
December 31, 2001                     2,208,132                   22,154,015
March 31, 2002                        2,605,369                   24,759,384
June 30, 2002                         2,605,369                   27,364,753
September 30, 2002                    2,605,369                   29,970,122
December 31, 2002                     2,605,370                   32,575,492

SCHEDULE III

Addresses for Notices
---------------------

Fidelity & Deposit Company
  of Maryland
210 North Charles Street
Baltimore, MD 21202
Attention: Richard F. Williams


Kenneth L. Brier
203 Clwyd Road
Bala Cynwyd, PA 19004


Ted A. Drauschak
1205 Chestershire Place
Pottstown, PA 19465


----------
* Assumes completion of the contribution of shares by both Management Shareholders in accordance with the terms of the Contribution Agreement.